    As filed with the Securities and Exchange Commission on October 20, 2000.

                                                      Registration No. 333-94529

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1

                                   TO FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                          ADVANCED VIRAL RESEARCH CORP.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



                   DELAWARE                               5129                            59-2646820
    ----------------------------------------------------------------------------------------------------------
      (State or other jurisdiction of       (Primary Standard Industrial               IRS Employer
      incorporation or organization)         Classification Code Number)           Identification Number



      200 CORPORATE BOULEVARD SOUTH, YONKERS, NEW YORK 10701 (914) 376-7383
--------------------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)

                      Shalom Z. Hirschman, M.D., President
      200 CORPORATE BOULEVARD SOUTH, YONKERS, NEW YORK 10701 (914) 376-7383
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                              ---------------------
                                   COPIES TO:

                               CHARLES J. RENNERT
                   Berman Wolfe Rennert Vogel & Mandler, P.A.
         Bank of America Tower, Suite 3500, 100 Southeast Second Street
                            Miami, Florida 33131-2130
                    Phone: (305) 577-4177 Fax: (305) 373-6036

                              ---------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                              ---------------------

THE REGISTRANT AGREES TO AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                  Subject to completion, dated October 20, 2000

                                 210,000 SHARES

                          ADVANCED VIRAL RESEARCH CORP.

                                  COMMON STOCK

         The shareholders named on page 42 are selling up to 210,000 shares of our common stock.

         Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On October 18, 2000, the low and high bid prices for the common stock on the Bulletin Board were $0.36 and $0.375, respectively.

         INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                            ------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                The date of this prospectus is October __, 2000.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS


Prospectus Summary................................................................................................1

Risk Factors......................................................................................................5

About this Prospectus.............................................................................................9

Where to Find More Information....................................................................................9

Forward-looking Statements May Prove Inaccurate  .................................................................9

Market Price of and Dividends on the Common Stock and Related Shareholder Matters................................10

Capitalization...................................................................................................11

Selected Consolidated Financial Data.............................................................................12

Management's Discussion and Analysis of Financial Condition and Results of Operations............................14

Business.........................................................................................................28

Management.......................................................................................................40

Selling Shareholders.............................................................................................47

Certain Relationships and Related Transactions...................................................................48

Description of Common Stock......................................................................................48

Use of Proceeds..................................................................................................48

Plan of Distribution.............................................................................................48

Legal Matters....................................................................................................50

Experts..........................................................................................................50

                               PROSPECTUS SUMMARY

         This summary highlights information about the offering and Advanced Viral Research Corp. which we believe will be most important to you. However, you should read the entire prospectus for a complete understanding of the offering and our business.

ADVANCED VIRAL RESEARCH CORP.

     Advanced Viral Research Corp. was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug with the trade name RETICULOSE(TM) (the current formulation of which is now known as and hereinafter referred to as PRODUCT R(TM)) for the treatment of certain viral diseases such as:

         o human immunodeficiency virus, or HIV, including acquired immune deficiency syndrome, or AIDS;

         o  hepatitis B and hepatis C, both liver diseases

         o human papilloma virus, or HPV, which causes genital warts and may lead to cervical cancer; and

         o  rheumatoid arthritis.

         Since 1962, when Reticulose was reclassified as a "new drug" by the Food and Drug Administration, or FDA, the FDA has not permitted Reticulose to be marketed in the United States. A forfeiture action was instituted in 1962 by the FDA against Reticulose, and it was withdrawn from the United States market. The injunction obtained by the FDA prohibits, among other things, any shipment of Reticulose, now known as "Product R," until a new drug application, or NDA, is approved by the FDA. FDA approval of an NDA first requires clinical testing of Product R in human trials, which cannot be conducted until we first satisfy the regulatory protocols and the substantial preapproval requirements imposed by the FDA upon the introduction of any new or unapproved drug product pursuant to a notice of claimed investigational exemption for a new drug, or IND.

         Our operations over the last five years have been limited principally to research, testing and analysis of Product R in the United States, either IN VITRO (outside the living body in an artificial environment, such as in a test tube), or on animals, and engaging others to perform testing and analysis of Product R on human patients outside the United States.

         Shalom Z. Hirschman, M.D., our President, has monitored the testing of Product R and has recently performed analyses of Product R with our laboratory personnel, which we believe may be used in connection with the FDA approval process. In addition, we have contracted with GloboMax LLC of Hanover, Maryland to advise us in our preparation and filing of an IND with the FDA, and to otherwise assist us through the FDA process with the objective of obtaining full approval for the manufacture and commercial distribution of Product R in the United States.

         Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701 and 1250 East Hallandale Beach Boulevard, Suite 501, Hallandale, Florida 33009. Our telephone number in Yonkers, New York is (914) 376-7383 and our telephone number in Hallandale, Florida is (954) 458-7636 .

RECENT DEVELOPMENTS

         On September 18, 2000, we signed a private equity line of credit agreement with Spinneret Financial Systems, Inc. for the future issuance and purchase of shares of our common stock. The private equity line of credit agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility. Spinneret has committed up to $20 million to purchase shares of our common stock. Beginning on the date that a registration statement covering the resale of the shares issuable pursuant to the equity line of credit is declared effective by the Commission, and continuing for thirty (30) months thereafter, we may, from time to time, in our sole discretion, sell or "put" shares of our common stock to Spinneret at a price equal to the market price of the common stock. Spinneret's obligation to purchase the shares of our common stock is subject to the satisfaction of the conditions included on page 31 of this prospectus. Once every fifteen (15) trading days, we may request an advance the maximum amount of which is dependent, among other things, on the trading volume of our common stock. The number of shares that we will issue to Spinneret in return for the advance will be determined by dividing the amount of the advance by the average of the three lowest reported closing bid prices of our common stock over a 25 trading day period ending on the advance notice date, as set forth in private equity line of credit agreement.

         We will receive the amount of the advance less any escrow agent fees and a five percent (5%) cash placement fee payable to the placement agent, May Davis Group, Inc., which introduced Spinneret to us. May Davis is not obligated to purchase any of our shares, but as an additional placement fee, we have issued to May Davis a Class A Warrant to purchase 5,000,000 shares of our common stock at an exercise price per share equal to $1.00, exercisable in part or in whole at any time by May Davis at its discretion until September 18, 2005, and a Class B Warrant to purchase 5,000,000 shares of our common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price of the common stock on the applicable advance date, exercisable pro rata on the basis of the number of shares of common stock issuable on each advance date for a period of sixty months from the date of issuance. We may redeem the warrants at a redemption price of $.01 per share provided that the bid price for our common stock equals at least $4.00 per share for a period of ten (10) consecutive trading days, as described therein. May Davis is also entitled to certain "piggyback" registration rights with respect to the shares of common stock issuable upon exercise of the warrants pursuant to a registration rights agreement.

         In addition, pursuant to the equity line of credit agreement, each officer, director and affiliate of Advanced Viral has agreed that he, she or it will not, directly or indirectly, without the prior written consent of Spinneret, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of (whether pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or otherwise) any shares of our common stock, including options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any shares of our common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein for a period of ten (10) trading days following the receipt of an advance notice by Advanced Viral pursuant to the agreement.

THE OFFERING


Securities offered............................... 210,000 shares of common stock. (1)

Shares outstanding............................... 362,105,098 shares of common stock. (2)

Use of proceeds.................................. We will not receive any proceeds from the sale of common stock by the selling shareholders. We will receive the cash proceeds, if any, from the exercise of stock options or warrants held by selling shareholders. See "Management's
                                                  Discussion and Analysis of Financial Condition and Results of Operations."


------------------------

(1) Represents 210,000 shares of common stock issuable upon exercise of certain warrants.

(2) As of October 18, 2000. Includes shares described in footnote (1) above, but does not include approximately 75,120,616 shares issuable upon exercise of certain outstanding options and warrants that are not held by the selling shareholders.

                             SUMMARY FINANCIAL DATA

         The following selected historical financial data as of and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 have been derived from our audited financial statements. The selected consolidated financial data set forth below should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus. The statement of operations data for the six months ended June 30, 2000 and the balance sheet data as of June 30, 2000 are derived from our unaudited consolidated financials included elsewhere in this prospectus.

SUMMARY STATEMENT OF OPERATIONS DATA


                                                   YEAR ENDED DECEMBER 31
                             --------------------------------------------------------------------
                                                                                                     6 MONTHS ENDED
                                    1995          1996          1997          1998         1999       JUNE 30, 2000
                                    -----         -----         -----         -----        -----      -------------
Net revenues                     $27,328       $24,111        $2,278           $656       $10,953           $4,961

Net loss                       ($401,884)  ($1,154,740)  ($4,141,729)   ($4,557,710)  ($6,174,262)    $ (3,390,848)

Net loss per common share         ($0.00)       ($0.00)       ($0.02)        ($0.02)       ($0.02)           ($.01)

Weighted average # of shares  248,002,608  257,645,815   274,534,277    294,809,073   302,361,109      328,713,278



SUMMARY BALANCE SHEET DATA

                                                           DECEMBER 31
                              ---------------------------------------------------------------------
                                                                                                          AS OF
                                     1995          1996          1997          1998          1999     JUNE 30, 2000
                                    -----         -----         -----         -----        -----      -------------
Total Assets                      $796,241    $1,716,800    $4,189,842    $3,304,953    $2,861,574       $5,009,675

Long-term liabilities                   --            --    $2,384,793    $1,625,299    $4,676,652        $ 209,470

Stockholders' equity
per common share                     $0.00         $0.01         $0.01         $0.00         $0.00            $0.01

Shares outstanding at year
end                            251,181,774   267,031,058   277,962,574   296,422,907   303,472,035      360,914,200


                                  RISK FACTORS

         OUR SECURITIES ARE HIGHLY SPECULATIVE. YOU SHOULDN'T PURCHASE THEM UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES.

1. Because our shares are "penny stocks," you may be unable to resell them in the secondary market.

         A "penny stock" is an equity security with a market price of less than $5 per share which is not listed on the Nasdaq or a national securities exchange. Due to the extra risks involved in an investment in penny stocks, federal securities laws and regulations require broker/dealers who recommend penny stocks to persons other than their established customers and accredited investors to make a special written suitability determination for the purchaser, provide them with a disclosure schedule explaining the penny stock market and its risks, and receive the purchaser's written agreement to the transaction prior to the sale. These requirements limit the ability of broker/dealers to sell penny stocks. Also, because of the extra requirements, many broker/dealers are unwilling to sell penny stocks at all. As a result, you maybe unable to resell the stock you buy in this offering and could lose your entire investment.

2. The exercise or conversion of our outstanding convertible securities could have a significant negative impact on the market price of our common stock.

         As of the date of this prospectus, in addition to the 361,885,745 shares of our common stock currently outstanding, the following securities are outstanding:

         o Stock options to purchase an aggregate of 50,730,380 shares of common stock at exercise prices ranging from $0.15 to $0.36; and

         o Warrants to purchase an aggregate of 24,600,236 shares of common stock at prices ranging from $0.199 to $1.00.

         If all the outstanding options, warrants, and convertible debentures were fully exercised and converted, as the case may be, there would be outstanding approximately an additional 75,330,616 shares of common stock. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock. Additionally, the sale or availability for sale of this number of shares may lessen the likelihood that additional equity financing will be available to us, on favorable or unfavorable terms.

         Subject to certain volume restrictions and the requirement that there be an effective registration statement covering the resale of the shares of common stock to be sold, we have the ability to sell up to $20,000,000 worth of common stock under the private equity line of credit agreement, but the timing and amount of capital raised can vary significantly depending upon various factors, including the market price of our common stock. We cannot be certain that Spinneret will have the ability to purchase any of the shares of common stock put to it pursuant to the equity line of credit agreement. Accordingly, we may not be able to raise necessary capital in the manner we expect pursuant to the equity line of credit agreement.

3. It is unlikely that our company will be able to continue as a going concern without a significant improvement in our financial condition, which has constrained our ability to finance necessary research, development and other operating expenses as needed.

         Our independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 1999 includes an explanatory paragraph regarding our ability to continue as a going concern. During the next 12 months, we expect to spend approximately $10,000,000 ($4,000,000 of which was raised during the first quarter of fiscal 2000) to conduct research and development related activities, including approximately $4,000,000 related to the preparation of the IND for submission to the FDA. We currently are unable to calculate the amount we will require in additional funding to complete the FDA approval process, including conducting clinical trials and filing the NDA application. Our ability to continue operations is dependent upon our continued sale of our securities for funds to meet our cash requirements, and as a result our ability to continue as a going concern is doubtful.

         Unless we are able to generate sufficient revenue or raise additional funds when needed, it is likely that we will be unable to continue our planned activities, even if we are making progress with our research and development projects. The longer the duration of the regulatory approval process, the more unlikely it is that we will be able to raise such funds on favorable terms or at all, or that any funds raised will be sufficient to complete the FDA approval process to achieve our goal of commercial distribution in the United States and elsewhere. Furthermore, there is no guarantee that approval of Product R by the FDA or any other regulatory authority, or additional financing from the sale of our securities, will translate into any material change in our financial condition. The extensive delays and costs of complying with the FDA regulations makes it unlikely that we will have adequate funds to finance the necessary clinical studies and related costs.

4. If we do not obtain the FDA's approval to conduct clinical tests of Product R in the United States, we will not be able to complete its development and may not be able to sell it anywhere.

         Product R is the only product we are developing, We will not be able to sell it in the United States unless we submit, and the FDA approves, a new drug application, or NDA. We must conduct clinical trials of Product R in humans before we submit an NDA. However, we cannot begin clinical trials in the United States until the FDA approves our notice of claimed investigational exemption for a new drug, or IND. We have not yet submitted an IND for Product R and we don't know if or when we will submit one. The FDA will not approve our IND if we haven't satisfied regulatory protocols and other preapproval requirements required for the introduction of a new or unapproved drug.

         If we submit an IND and the FDA approves it, we won't be able to begin clinical testing unless we are able to obtain the additional financing we need in order to conduct the trials. It is also possible that clinical trials, if conducted, will not prove that Product R is safe or effective in treating viruses of any kind, in which case we won't be able to submit an NDA and we won't be able to sell Product R in the United States.

        We haven't been able to sell Product R outside the United States because we don't have a free sales certificate for Product R. A free sales certificate is a document issued by the country in which a pharmaceutical product is manufactured, certifying that the country permits the "free sale" of the product in that country. The Bahamas, where our manufacturing facility is located, has no procedure in place to issue a free sales certificate for any therapeutic drug, including Product R. Most countries require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured before allowing the registration of the product in that country. Because we are unable to obtain a certificate from the Bahamas, we are not able to meet registration requirements in the countries which require the certificate, and will be unable to sell Product R in those countries.

5. We have incurred losses since our inception, have no product revenue, and expect to incur additional losses in the future.

         Although we were formed in 1985, we are still in the development stage. From inception through June 30, 2000, we had an accumulated deficit of approximately $23,100,000. We expect that our deficit will continue to increase. The only product revenues we have ever had are insignificant amounts related to our distribution of Product R for testing purposes. We do not currently have any source of product revenue. At this time we have no basis to believe that we will ever generate operating revenues from the sale of Product R.

6. We depend on patents and proprietary rights, which may offer only limited protection against potential infringement. If we are unable to protect our patents and proprietary rights, our business, financial condition and results of operations will be harmed.

         Patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial cost to us and diversion of our efforts. In June 2000, Advanced Viral filed an action and complaint in the New York Supreme Court, Westchester County, against Commonwealth Pharmaceuticals, et al alleging a breach of an exclusive distribution agreement, misappropriation of trade secrets and confidential information, conversion and conspiracy to convert Advanced Viral's property interests in Reticulose. In August 2000, Commonwealth Pharmaceuticals and certain affiliates filed a counterclaim suit against Advanced Viral in the United States District Court for the Eastern District of Michigan alleging ownership of the exclusive/broad rights in Reticulose, and seeking, among other things: (i) a declaratory judgment of the claimants' exclusive ownership of the broad/exclusive rights to Reticulose and the subject patent; (ii) an injunction against Advanced Viral from further attempts to use, market or assert any claims of ownership over any broad/exclusive rights in Reticulose, or the use, publication or disclosure of information regarding Reticulose; (iii) return of such information to the claimants; (iv) that Advanced Viral assign any Reticulose-related trademarks to the claimants and (v) that Advanced Viral pay damages, profits, costs and attorneys' fees. See "Business - Legal Proceedings."

         In September 2000, our case in New York was dismissed. We are considering requesting that the New York court reinstate our claim in the New York case. The case in the Federal Court in Detroit continues. At this point, we have answered the complaint against us in the Federal Court in Detroit and have entered a number of counterclaims which are in substance the same as our claims in the New York case.

        We currently have 15 patent applications pending with the United States Patent and Trademark Office (the "PTO") and 17 patent applications pending in other countries relating to Product R. In the United States, we have one allowed patent and three issued patents from the PTO. We also rely on trade secrets, know-how and continuing technological advancements to protect our proprietary technology. We require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. However, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

         To facilitate development of our proprietary technology base, we may need to obtain licenses to patents or other proprietary rights from other parties. If we are unable to obtain such licenses, our product development efforts may be delayed.

         We may collaborate with universities and governmental research organizations which, as a result, may acquire certain rights to any inventions or technical information derived from such collaboration.

         We are uncertain as to whether the outcome of the aforementioned litigation will have a material adverse impact on our business. We may incur substantial costs in asserting any patent rights and in defending such suit and other suits against us related to intellectual property rights. Such disputes could substantially delay our product development or commercialization activities. The United States Patent and Trademark Office or a private party could institute an interference proceeding relating to our patents or patent applications. An opposition or revocation proceeding could be instituted in the patent offices of foreign jurisdictions. An adverse decision in any such proceeding could result in the loss of our rights to a patent or invention.

7. Our business could be harmed if we lose the services of the key personnel upon whom we depend.

         Advanced Viral is currently wholly dependent upon the personal efforts and abilities of our three full-time executive officers, only one of whom, Bernard Friedland, Chairman of the Board, has any experience in the pharmaceutical industry. The loss or unavailability to us of the services of Bernard Friedland or Dr. Hirschman, President and Chief Executive Officer, could have a material negative impact on our business prospects and any potential earning capacity, and, therefore, we have obtained "key-man" insurance on the lives of Mr. Friedland and Dr. Hirschman in the amounts of $400,000 and $1,000,000, respectively. If our level of operations significantly increase, the business may depend upon our abilities to attract and hire additional management and staff employees. It is possible that we will be unable to secure such additional management and staff when necessary.

8. The voting control held by present management could significantly impact our business.

         As of the date of this prospectus, our current officers and directors beneficially owned 115,525,093 shares of our common stock, or approximately 31.9% of the shares of common stock deemed outstanding on such date for the purposes of the percentage calculation, including certain shares underlying options held by Dr. Hirschman. As there are no cumulative voting rights, current management, by virtue of their stock ownership, can be expected to influence substantially the election of our board of directors and thereby continue to impact substantially our business, affairs and policies.

                             ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission to register the resale of the shares issued or issuable to the selling shareholders as provided in this prospectus. As permitted by the Commission's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. This prospectus summarizes some of the documents that are exhibits to the registration statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

         We have not authorized anyone to give any information regarding the offering of the shares that is different from what is contained in this prospectus. This prospectus is not an offer to sell or a solicitation of anyone to whom it would be unlawful to make an offer of solicitation. You should not assume that the information contained in this prospectus is accurate as of any time after the date of this prospectus, and neither the mailing of this prospectus to our shareholders nor the issuance of the shares should create any implication to the contrary.

                         WHERE TO FIND MORE INFORMATION

         We file annual, quarterly and special reports with the Commission. The annual reports contain financial information about Advanced Viral that has been audited and reported on, with an opinion expressed by an independent auditor. These filings are available on the Commission's website: HTTP://WWW.SEC.GOV. Hard copies are available at the Commission's public reference facilities at the following addresses:

         -  450 Fifth Street, NW, Room 1024, Washington, D.C. 20549;

         - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and

         -  7 World Trade Center, 13th Floor, New York, New York, 10007.

         Call the Commission at 1-800-SEC-0330 with questions about its public reference facilities. To contact us, use the following information:

                          Advanced Viral Research Corp.
                          200 Corporate Boulevard South
                             Yonkers, New York 10701
                                 (914) 376-7383

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Words such as "expects," "may," "will," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. These forward-looking statements are subject to important factors, disclosed in this prospectus, that could cause actual results to differ materially from such expectations, including those factors discussed in "Risk Factors."

         We will not publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in the prospectus might not occur.

               MARKET PRICE OF AND DIVIDENDS ON THE COMMON STOCK
                        AND RELATED SHAREHOLDER MATTERS

COMMON STOCK

         The principal United States market in which our common stock is traded is the over-the-counter market electronic Bulletin Board. The following table shows the range of reported low bid and high bid per share quotations for our common stock for each full quarterly period during the two recent fiscal years ended December 31, 1998 and 1999, and for the first and second quarters of 2000. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                 LOW BID          HIGH BID
                                                 -------          --------
1998

     First Quarter................................$0.18            $0.4375
     Second Quarter................................0.245            0.46
     Third Quarter.................................0.16             0.30
     Fourth Quarter................................0.155            0.23
1999

     First Quarter.................................0.175            0.35
     Second Quarter................................0.202            0.322
     Third Quarter.................................0.1875           0.2344
     Fourth Quarter................................0.19             0.27
2000

     First Quarter.................................0.185            1.40
     Second Quarter................................0.33             0.61
     Third Quarter.................................0.445            0.648

SHAREHOLDERS

         The approximate number of holders of record of the Common stock as of the date of this prospectus is 2,763 inclusive of those brokerage firms and/or clearing houses holding shares of common stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

DIVIDEND POLICY

         We have not declared or paid any dividends on our shares of common stock. We intend to retain future earnings, if any, that may be generated from our operations to finance our future operations and expansion and do not plan for the reasonably foreseeable future to pay dividends to holders of our common stock. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our board of directors in its discretion deems relevant.

                                 CAPITALIZATION

         The following table sets forth the actual capitalization derived from our financial statements as of June 30, 2000, and an adjusted capitalization to reflect the issuance of 210,000 shares of common stock upon the full exercise of certain warrants. The capitalization information set forth in the table below is qualified by, and should be read in conjunction with, the more detailed Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus.


                                                                                              PRO FORMA
                                                                              ACTUAL        AS ADJUSTED*
                                                                              ------        -------------
Stockholders' Equity:

Common stock, $0.00001 par value; 1,000,000,000 shares authorized;         $      3,608       $      3,610
360,914,200 shares outstanding Actual; 362,105,098 shares outstanding
Pro Forma as Adjusted

Additional paid-in-capital                                                 $ 29,145,187       $ 29,187,018

Deficit accumulated during the development stage                           $(23,116,086)      $(23,116,086)

Discount on Warrants                                                       $ (1,852,592)      $ (1,852,592)

Total Stockholders' Equity:                                                $  4,180,117       $  4,221,950


--------------------
* Does not reflect 980,898 shares of common stock issued between July 1, 2000 and October 18, 2000, nor the issuance of shares of common stock issuable under the private equity line of credit agreement dated as of September 18, 2000.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected historical financial data as of and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 have been derived from our audited financial statements. The selected consolidated financial data set forth below should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.

                     SELECTED STATEMENT OF OPERATIONS DATA

                                                             YEAR ENDED DECEMBER 31
                               ---------------------------------------------------------------------------------   6 MONTHS ENDED
                                     1995              1996            1997          1998              1999         JUNE 30, 2000
                               -------------    -------------    -------------    -------------    -------------    -------------
Revenues                       $      27,328    $      24,111    $       2,278    $         656    $      10,953    $       4,961
                               -------------    -------------    -------------    -------------    -------------    -------------

Costs and Expenses:
  Research and development            34,931          255,660          817,603        1,659,456        1,745,937        1,283,102
  General and administrative         420,757          983,256        1,681,436        1,420,427        2,244,205        1,365,825
  Depreciation                        14,679           18,731           26,288          110,120          230,785          143,969
                               -------------    -------------    -------------    -------------    -------------    -------------
                                     470,367        1,257,647        2,525,327        3,190,003        4,220,927        2,792,896
                               -------------    -------------    -------------    -------------    -------------    -------------
Net Loss from Operations            (443,039)      (1,233,536)      (2,523,049)      (3,189,347)      (4,209,974)      (2,787,935)
                               -------------    -------------    -------------    -------------    -------------    -------------

Other Income (Expense):
  Interest Income                     16,155           46,796          111,845          102,043           42,744           74,591
  Other                               25,000           32,000            7,800              293               --               --
  Interest Expense                        --               --       (1,738,325)      (1,470,699)      (2,007,032)        (677,504)
                               -------------    -------------    -------------    -------------    -------------    -------------
                                      41,155           78,796       (1,618,680)      (1,368,363)      (1,964,288)        (602,913)
                               -------------    -------------    -------------    -------------    -------------    -------------

Net Loss                       $    (401,884)   $  (1,154,740)   $  (4,141,729)   $  (4,557,710)   $  (6,174,262)   $  (3,390,848)
                               =============    =============    =============    =============    =============    =============

Net Loss Per Share of Common
Stock - Basic and Diluted      $        0.00    $        0.00     $      (0.02)    $      (0.02)    $      (0.02)    $      (0.01)
                               =============    =============    =============    =============    =============    =============

Weighted Average Number of
Commons Shares Outstanding       248,002,608      257,645,815      274,534,277      294,809,073      302,361,109      328,713,278
                               =============    =============    =============    =============    =============    =============

                           SELECTED BALANCE SHEET DATA

                                                                         DECEMBER 31
                                 --------------------------------------------------------------------------------    AS OF JUNE 30,
                                      1995            1996             1997             1998            1999              2000
                                 -------------   -------------    -------------    -------------    -------------     -------------
ASSETS:

Current Assets:
  Cash and cash equivalents      $      65,230   $      61,396    $     236,059    $     924,420    $     836,876     $   2,571,008
  Investments                          479,000       1,378,841        2,984,902          821,047               --                --
  Inventory                             18,091          19,729           19,729           19,729           19,729            19,729
  Other current assets                  12,967          16,081           20,240           29,818           59,734           119,654
                                 -------------   -------------    -------------    -------------    -------------     -------------
    Total current assets               575,288       1,476,047        3,260,930        1,795,014          916,339         2,710,391

Property and Equipment                 214,494         207,209          485,661        1,049,593        1,375,923         1,704,922
Other Assets                             6,459          33,544          443,251          460,346          569,312           594,362
                                 -------------   -------------    -------------    -------------    -------------     -------------
    Total Assets                 $     796,241   $   1,716,800    $   4,189,842    $   3,304,953    $   2,861,574     $   5,009,675
                                 =============   =============    =============    =============    =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:

  Accounts payable and accrued
    liabilities                  $      14,651   $      54,474    $     375,606    $     279,024    $     728,872     $     547,478
  Current portion of capital
    lease obligation                        --              --               --           38,355           50,315            52,540
  Current portion of note
    payable                                 --              --               --               --           19,035            20,070
                                 -------------   -------------    -------------    -------------    -------------     -------------
    Total current liabilities           14,651          54,474          375,606          317,379          798,282           670,088
                                 -------------   -------------    -------------    -------------    -------------     -------------

Long-Term Liabilities:
  Common stock to be issued                 --              --               --               --               --                --
  Convertible debenture, net                --              --        2,384,793        1,457,919        4,446,629            15,000
  Capital lease obligation-
    non-current portion                     --              --               --          167,380          152,059           125,261

  Note payable-non-current
    portion                                 --              --               --               --           77,964            69,209
                                 -------------   -------------    -------------    -------------    -------------     -------------
    Total Long-Term
      Liabilities                           --              --        2,384,793        1,625,299        4,676,652           209,470
                                 -------------   -------------    -------------    -------------    -------------     -------------
Deposit on securities
  purchase agreement                        --              --               --          600,000               --                --
                                 -------------   -------------    -------------    -------------    -------------     -------------

Stockholders' Equity
  (Deficiency):
  Common stock, 1,000,000,000
    shares of par value
    $0.00001 authorized                  2,512           2,671            2,779            2,964            3,034             3,608
  Additional paid-in capital         4,475,875       7,003,351       10,512,767       14,325,076       17,537,333        29,145,187
  Subscription receivable                   --         (19,000)         (19,000)              --               --                --
  Deficit accumulated during
    the development stage           (3,696,797)     (4,851,537)      (8,993,266)     (13,550,976)     (19,725,238)      (19,725,238
  Deferred compensation cost                --        (473,159)         (73,837)         (14,769)              --                --
  Discount on warrants                      --              --               --               --         (428,489)       (1,852,592)
    Total Stockholders' Equity
      (deficiency)                     781,590       1,662,636        1,429,443          762,295       (2,613,360)        4,180,117
                                 -------------   -------------    -------------    -------------    -------------     -------------
    Total Liabilities and
      Stockholders' equity       $     796,241   $   1,716,800    $   4,189,842    $   3,304,953    $   2,861,574     $   5,009,675
                                 =============   =============    =============    =============    =============     =============
Shares outstanding at
  period end                       251,181,774     267,031,058      277,962,574      296,422,907      303,472,035       360,914,200
                                 =============   =============    =============    =============    =============     =============



 ---------------------

 See notes to consolidated financial statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS AND THE RELATED NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS INCLUDED IN THIS PROSPECTUS. THE RESULTS OF OPERATIONS FOR INTERIM PERIODS ARE NOT NECESSARILY INDICATIVE OF THE RESULTS TO BE EXPECTED FOR A FULL YEAR. THE STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND FOOTNOTES THERETO INCLUDED IN ADVANCED VIRAL'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999.

OVERVIEW

         Since our inception in July 1985, we have been engaged primarily in research and development activities. We have not yet generated significant operating revenues, and as of June 30, 2000 we had incurred a cumulative net loss of approximately $23,100,000. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of Product R (the prior formulation of which was known as "Reticulose"). All of our research and development efforts have been devoted to the development of Product R.

         In order to commence clinical trials for regulatory approval of Product R in the United States, we must submit an Investigational New Drug application
(IND) with the FDA. Filings with foreign regulatory agencies are required to continue or begin new clinical trials outside the United States. We have contracted with GloboMax LLC of Hanover, Maryland to assist us in our preparation and filing of the IND with the FDA, and to otherwise assist us through the FDA process with the objective of obtaining full approval for the manufacture and commercial distribution of Product R in the United States. The IND will seek approval to conduct a study testing the effectiveness of Product R on human subjects with AIDS and other diseases. In the IND we intend to include, among other things:

         o  information on chemistry, laboratory and animal controls;

         o safety information for the initial study proposed to be conducted on humans; and

         o information assuring the identification, quality and purity of Product R and a description of the physical, chemical and microbiological characteristics of Product R.

         We believe that the IND will demonstrate the low rate of adverse reactions occurring in the use of Product R as a treatment of AIDS and other diseases, however, it is impossible to determine if or how much of the data from any ongoing studies will be considered useful by the FDA in considering the IND application, if it is ever filed. FDA approval to begin human clinical trials of Product R pursuant to an approved IND will require significant cash expenditures. Furthermore, Product R may never be approved for commercial distribution by any country.

         We plan to continue to provide funding for testing programs in our laboratory and at selected universities, medical schools, laboratories and hospitals, but the amount of research that will be conducted at those institutions will depend upon our financial status. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future.

RESULTS OF OPERATIONS

         YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

         During the years ended December 31, 1999 and 1998, we incurred losses of approximately $6,174,000 and $4,558,000, respectively, compared to approximately $4,142,000 in 1997. Our increased losses for the fiscal years ended December 31, 1999 and 1998 as compared with the fiscal year ended December 31, 1997 were attributable primarily to:

                  GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were approximately $1,681,000, $1,420,000 and $2,244,000 in 1997, 1998 and 1999, respectively. The decrease in general and administrative expense from 1997 to 1998 resulted from the amortization of deferred compensation costs associated with options granted to non-employees and recorded as compensation expense in 1997 ($340,000), and also from the fact that 50% of Dr. Hirschman's salary ($162,500) was accounted for as research and development expense in 1998. The increase in general and administrative expense from 1998 to 1999 resulted from increased consulting fees (approximately $124,000 in 1998 to $345,000 in 1999) primarily resulting from the GloboMax agreement, increased health insurance costs (approximately $80,000 in 1998 to $160,000 in 1999), increased professional fees (approximately $335,000 in 1998 and $425,000 in 1999) primarily for expenses relating to SEC registrations for convertible debentures and warrants issued by Advanced Viral during 1998 and 1999, and increased compensation expense related to modification of existing options outstanding and payroll expenses ($450,000 in 1998 and $788,000 in 1999) primarily due to the salaries of our President and Chief Financial Officer and accounted for compensation expense.

                  RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased from approximately $818,000 in 1997, to $1,659,000 in 1998, to approximately $1,746,000 in 1999. The increase from 1997 to 1998 resulted primarily from the maintenance of the Yonkers, New York laboratory. The approximate costs of rent, personnel, operating costs and laboratory supplies associated with the Yonkers laboratory for the years ended 1997, 1998 and 1999 were charged to research and development expense as follows: $60,000, $950,000 and $1,325,000.

                  DEPRECIATION EXPENSE. Depreciation expense increased from approximately $26,000 in 1997, $110,000 in 1998 to $231,000 in 1999 as a result of the acquisition of furniture, fixtures and equipment for the Yonkers office and laboratory, along with the additional leasehold improvements for laboratory space leased during 1998 and 1999.

                  INTEREST EXPENSE. Interest expense for the years ended 1997, 1998 and 1999 was approximately $1,738,000, $1,471,000 and $2,007,000, respectively. Included in interest expense for these periods was:

                  o the beneficial conversion feature on certain convertible debentures of approximately $1,553,000, $836,000 and $1,045,000 for the years ended 1997, 1998 and 1999, respectively;

                  o interest expense associated with certain convertible debentures of approximately $29,000, $95,000 and $163,000 for the years ended 1997, 1998 and 1999, respectively;

                  o amortization of discount on certain warrants of approximately $291,000 and $148,000 for the years ended 1998 and 1999, respectively;

                  o amortization of loan costs of approximately $112,000, $230,000 and $331,000 for the years ended 1997, 1998 and
                     1999, respectively; and

                  o additional financing costs related to effective date of certain registration statements of $286,000 in 1999.

                  REVENUES. There were $10,953 and $656 in sales revenue in 1999 and 1998, respectively, compared to $2,278 in sales revenues for 1997. All sales revenue resulted from distributors purchasing Product R for testing purposes. The decrease in sales revenue from 1997 is due to the fact that in 1997, we sold ampules of Product R outside the United States to independent organizations solely for testing purposes. In 1998, the majority of the research and development was conducted by our laboratory personnel, accordingly, sales to outside entities for testing purposes were nominal. Interest income was approximately $43,000 and $102,000 in 1999 and 1998, respectively, compared to approximately $112,000 in 1997.

         THREE AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999

         For the three and six month periods ended June 30, 2000, we incurred losses of approximately $1,336,000 and $3,391,000, respectively, vs. approximately $1,176,000 and $2,086,000 for the three and six month periods ended June 30, 1999. Our increased losses were attributable primarily to:

              GENERAL AND ADMINISTRATIVE EXPENSE. Our increased losses during the three and six months ended June 30, 2000 are principally due to increased general and administrative expense (approximately $610,000 and $1,366,000 for the three and six months ended June 30, 2000 vs. $499,000 and $937,000 for the three and six months ended June 30, 1999, respectively). Included in the general and administrative expenses are:

                  o an increase in consulting and professional fees (approximately $142,000 and $469,000 for the three and six months ended June 30, 2000 vs. $126,000 and $271,000 for the three and six months ended June 30, 1999, respectively) primarily attributable to the engagement of an investor relations firm and a consulting agreement with Harbor View Group;

                  o an increase in payroll and related expenses (approximately $252,000 and $488,000 for the three and six months ended June 30, 2000 vs. $161,000 and $333,000 for the three and six months ended June 30, 1999, respectively) attributable to increased employee and officer salaries and the addition of a Chief Financial Officer position.

              DEPRECIATION EXPENSE. Our increased losses during the three and six months ended June 30, 2000 are also due to increased depreciation expense (approximately $76,000 and $144,000 for the three and six months ended June 30,

2000 vs. $59,000 and $96,000 for the three months ended June 30, 1999, respectively) due to the purchase of additional machinery and equipment and leasehold improvements.

              INTEREST INCOME (EXPENSE). Our increased losses during the three and six months ended June 30, 2000 are also due to increases and decreases in interest expense (approximately $113,000 and $678,000 for the three and six months ended June 30, 2000 vs. $217,000 and $312,000 for the three and six months ended June 30, 1999, respectively). Interest income for the three and six months ended June 30, 2000 was approximately $50,000 and $75,000 vs. $6,000 and $21,000 for the three and six months ended June 30, 1999, respectively. Included in the interest expense are:

                  o amortization of loan costs and other interest expense (as reduced by other items previously accrued at year end) of approximately $8,000 and $65,000 for the three and six months ended June 30, 2000 vs. $60,000 and $118,000 for the three and six months ended June 30, 1999, respectively;

                  o beneficial conversion feature on certain convertible debentures of approximately $387,000 for the six months ended June 30, 2000;

                  o amortization of discount on certain warrants of approximately $106,000 and $226,000 for the three and six months ended June 30, 2000 vs. $36,000 and $73,000 for the three and six months ended June 30, 1999, respectively;

                  o additional financing costs related to the effective date of certain registration statements of $120,000 for the six months ended June 30, 1999.

              RESEARCH AND DEVELOPMENT EXPENSE. Our increased losses during the three months ended June 30, 2000 are also due to increased research and development expenses (approximately $588,000 and $1,283,000 for the three and six months ended June 30, 2000 vs. $409,000 and $767,000 for the three and six months ended June 30, 1999, respectively). Included in the research and development expenses are:

                  o consulting expenses payable to GloboMax LLC, a firm assisting us with the preparation and filing of the IND, of approximately $106,000 and $374,000 for the three and six months ended June 30, 2000 vs. $110,000 for the three and six months ended June 30, 1999;

                  o expenditures in connection with the drug approval process in Argentina of approximately $71,000 and $116,000 for the three and six months ended June 30, 2000 vs. $48,000 for the three and six months ended June 30, 1999, respectively; and

                  o additional expenditures for payroll and related costs and occupancy expenses for the New York facility
                     (approximately $286,000 and $597,000 for the three and six months ended June 30, 2000 vs. $231,000 and $444,000 for the three and six months ended June 30, 1999, respectively).

              REVENUES. We had sales of approximately $2,000 and $5,000 for the three and six months ended June 30, 2000 vs. $2,000 and $5,000 for the three and six months ended June 30, 1999, respectively. All sales during these periods were to distributors purchasing Product R for testing purposes.

LIQUIDITY

         YEARS ENDED DECEMBER 31, 1999 AND 1998

         As of December 31, 1999, we had current assets of approximately $916,000, compared to approximately $1,795,000 at December 31, 1998. We had total assets of approximately $2,862,000 and $3,305,000 at December 31, 1999 and 1998, respectively. The decrease in current and total assets was primarily attributable to the use of investment capital to fund increased operating expenditures.

         During 1999, we used cash of approximately $4,148,000 for operating activities, as compared to approximately $3,365,000 in 1998. During 1999, we:

                  o incurred non-cash expenses of approximately $331,000 and $148,000, respectively, relating to amortization of loan costs and discount on warrants relating to convertible debentures issued in 1997, 1998 and 1999;

                  o incurred non-cash expenses of approximately $1,045,000 relating to amortization of deferred interest associated with the beneficial conversion feature of the 1998 and 1999 convertible debentures;

                  o expended approximately $770,000 in professional and consulting fees;

                  o  expended approximately $229,000 in laboratory supplies;

                  o expended approximately $1,685,000 for payroll and related costs;

         During 1999, cash flows provided by investing and financing activities was primarily due to the proceeds from the issuance of the 1998 and 1999 convertible debentures of approximately $3,000,000, and proceeds from the sale of securities of approximately $700,000. In addition, we expended approximately $407,000 for leasehold improvements and furniture and equipment at our Yonkers, New York office.

         SIX MONTHS ENDED JUNE 30, 2000

         As of June 30, 2000, we had current assets of approximately $2,710,000, compared to approximately $916,000 at December 31, 1999. We had total assets of approximately $5,010,000 and $2,862,000 at June 30, 2000 and December 31, 1999,
respectively. The increase in current and total assets was primarily attributable to proceeds received from the sale of securities and the exercise of outstanding options (please refer to Statement of Stockholders Equity contained in the Consolidated Condensed Financial Statements and the related Notes to Consolidated Condensed Financial Statements included herein.

         During the six months ended June 30, 2000, we used cash of approximately $2,594,000 for operating activities, as compared to approximately $1,727,000 for the six months ended June 30, 1999. During the six months ended June 30, 2000, we:

                  o expended approximately $488,000 for payroll and related costs;

                  o incurred non-cash expenses of approximately $387,000 relating to amortization of deferred interest associated with the beneficial conversion feature of the second tranche of the December 1999 convertible debentures;

                  o expended approximately $469,000 for professional and consulting fees;

                  o incurred non-cash expenses relating to amortization of loan costs and discount on warrants of approximately $106,000 and $226,000, respectively, relating to convertible debentures issued in 1998, 1999 and 2000; and

                  o incurred non-cash expenses of approximately $156,000 relating to the issuance of warrants for consulting services.

         During the six months ended June 30, 2000, cash flows provided by financing activities was primarily due to the proceeds from the sale of convertible debentures, sale of common stock and exercise of options in 1999 and 2000 of approximately $4,815,000. During the six months ended June 30, 2000, cash flow used for investing activities were for expenditures of approximately $473,000 for leasehold improvements and furniture and equipment at our Yonkers, New York office.

         Under the terms of an agreement with RBB Bank, A.G. entered in November 1998 pursuant to which RBB purchased a 7% convertible debenture and related warrants, we were required to file with the Commission a registration statement to register shares of the common stock issuable upon conversion of the convertible debenture and upon exercise of the related warrants to allow the investors to resell such common stock to the public. Because the registration statement was not declared effective by the Commission on or before April 13, 1999, the RBB agreement provides that we pay RBB a penalty equal to the sum of
(x) $30,000 and (y) $1,500 for each day lapsed after such date, until the registration statement is declared effective by the Commission, provided, however, that total penalties shall not exceed $100,000 in the aggregate. As of the date hereof, RBB has not requested payment of the penalty, and we are negotiating with RBB to have the penalty waived.

         Under the terms of an agreement with several purchasers entered in December 1998, pursuant to which such purchasers purchased an aggregate of 4,917,276 shares of common stock and warrants to purchase an additional 2,366,788 shares of common stock, we were required to file with the Commission a registration statement to register the common stock issued under the purchase agreement, and upon exercise of the warrants to allow the resale of such common stock to the public. Because the registration statement was not declared effective by the Commission on or before May 21, 1999, the agreement provides that we pay a penalty of $16,050 for each full calendar month or portion thereof lapsed after such date, until the registration statement is declared effective, provided, however, that total penalties shall not exceed $100,000 in the aggregate. The registration statement was declared effective by the Commission on December 16, 1999. Pursuant to an agreement in January 2000, the purchasers in this transaction were paid an aggregate cash penalty of $96,300 in connection with the registration statement.

         Under the terms of an agreement with several purchasers entered in June 1999, pursuant to which such purchasers purchased an aggregate of 1,851,852 shares of common stock and warrants to purchase an additional 926,528 shares of common stock, we were required to file with the Commission a registration statement to register the common stock issued under the purchase agreement, and upon exercise of the warrants to allow the resale of such common stock to the public. The agreement provides that if the registration statement is not declared effective by the Commission prior to December 3, 1999, we must pay the purchasers a penalty of $10,000, on a pro rata basis, for each full calendar month lapsed after such date, and a pro rated amount of said $10,000 based on a month of 30 or 31 days (as applicable to the month in which the registration statement is declared effective), provided, however, that total penalties shall not exceed $20,000 in the aggregate. The registration statement was declared effective by the Commission on December 29, 1999.

         Under the terms of a securities purchase agreement with Focus Investors LLC dated August 3, 1999 pursuant to which Focus Investors purchased 7% convertible debentures and related warrants, we were required to file with the Commission a registration statement to register shares of the common stock issuable upon conversion of the debentures and upon exercise of the warrants to allow the purchaser to resell such common stock to the public. The purchase agreement provides that, if the registration statement is not declared effective prior to December 1, 1999, or if the number of shares qualified for trading on the OTC Bulletin Board or reserved for issuance is insufficient for issuance upon the conversion of the debentures and the exercise of the warrants, or if a blackout event occurs (as described in the agreement, each of these events referred to as a "default"), we will be required to pay the purchaser a penalty for each 30 day period during which a default shall be in effect equal to $40,000, pro rated for the number of days during each period the defaults were pending. To the extent the periodic amounts for all default periods exceed $100,000 in the aggregate, the excess amount shall be paid in shares of common stock, as set forth in the agreement. The agreement further provides that until the registration statement has been filed and becomes effective, we will not file any other registration statement without the written consent of Focus Investors. The registration statement was declared effective by the Commission on December 29, 1999.

         Under the terms of a securities purchase agreement with Endeavour Capital Fund S.A. dated December 28, 1999 and related documents thereto pursuant to which Endeavour purchased 7% convertible debentures and related warrants, we were required to file with the Commission a registration statement to register shares of the common stock issuable upon conversion of the debentures (together with interest on the debentures, which is payable in common stock on conversion) and upon and upon exercise of the warrants to allow the purchaser to resell such common stock to the public. The purchase agreement provides that, if the registration statement is not declared effective prior to April 1, 2000, or if the purchaser is restricted from making sales of registrable securities covered by a previously effective registration statement at any time after the effective date other than during a permitted suspension period (as defined in the agreement), then, we will be required to pay the purchaser $40,000 (2% of the purchase price) for each 30-day period of such default (except that, prior to the initial effectiveness of this registration statement, the amount will be $30,000 (1.5% of the purchase price) during the first two 30-day periods of such default). The registration statement was declared effective by the Commission on January 18, 2000.

         In February 2000 pursuant to a securities purchase agreement, we sold to Harbor View Group and various other purchasers 13,636,357 shares of common stock, and warrants to purchase an aggregate of 5,454,544 shares of common stock in a private offering transaction. Under the terms of the agreement, we were required to use our best efforts to file a registration statement to register the securities issued or issuable in connection with the agreement by May 31, 2000. The registration statement was filed with the Commission on May 26, 2000 and declared effective on June 7, 2000.

         On September 18, 2000 we entered into a private equity line of credit agreement where we have the right to put shares of our common stock to an investor from time to time to raise up to $20,000,000, subject to the conditions and restrictions included in "Equity Line of Credit Agreement" described on page 31 of this prospectus.

         The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 1999, includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the Consolidated Financial Statements states that our ability to continue operations is dependent upon the continued sale of our securities for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountant's report does not include any adjustments that might result from the outcome of this uncertainty. Although we may not be successful in doing so, we plan to eliminate or remedy the deficiencies in our financial condition through the issuance of additional securities for cash.

CAPITAL RESOURCES

         We have been dependent upon the proceeds from the continued sale of securities for the funds required to continue operations at present levels and to fund further research and development activities. On March 31, 2000, we filed a shelf registration statement with the Commission relating to the offering of up to 200,000,000 shares of our common stock to be used in connection with financings and resales of the shares issued thereunder by the recipients of such shares. All such shares remain available for issuance.

         The following table summarizes sales of our securities since November 1998.


---------------------------------------------------------------------------------------------------------------------------
                                      SECURITY        CONVERTIBLE /        CONVERSION PRICE /         MATURITY DATE /
DATE ISSUED           GROSS PROCEEDS  ISSUED          EXERCISABLE INTO     EXERCISE PRICE             EXPIRATION DATE
---------------------------------------------------------------------------------------------------------------------------
November 1998         $1,500,000      Debenture       10,130,246 shares    $0.1363-$.2011 per share   Fully converted
                                      -------------------------------------------------------------------------------------
                                      Warrants        375,000 shares       $0.20 per share            October 31, 2008
                                                      ------------------------------------------------
                                                      375,000 shares       $0.24 per share
---------------------------------------------------------------------------------------------------------------------------
January 1999          $802,500        Common Stock    4,917,276 shares     n/a                        n/a
                                      -------------------------------------------------------------------------------------
                                      Warrants        1,183,394 shares     $0.2040 per share          December 31, 2003
                                                      ------------------------------------------------
                                                      1,183,394 shares     $0.2448 per share
---------------------------------------------------------------------------------------------------------------------------
July 1999             $500,000        Common Stock    1,851,852 shares     n/a                        n/a
                                      -------------------------------------------------------------------------------------
                                      Warrants        463,264 shares       $0.324 per share           June 30, 2004
                                                      ------------------------------------------------
                                                      463,264 shares       $0.378 per share
---------------------------------------------------------------------------------------------------------------------------
August 1999           $2,000,000      Debentures      14,348,847 shares    $0.1396-$.1438 per share   Fully converted
                                      -------------------------------------------------------------------------------------
                                      Warrants        1,000,000 shares     $0.2461 per share          August 3, 2004
---------------------------------------------------------------------------------------------------------------------------
December 1999 and
January 2000          $2,000,000      Debentures      13,884,841 shares    $0.1363-.3564 per share    Fully converted
                                      -------------------------------------------------------------------------------------
                                      Warrants        210,000 shares       $0.19916667 per share      December 31, 2002
--------------------------------------
February 2000         $3,000,000      Common Stock    13,636,957 shares    n/a                        n/a
                                      -------------------------------------------------------------------------------------
                                      Warrants        2,727,272 shares     $0.275 per share           February 28, 2005
                                                      ------------------------------------------------
                                                      2,727,272 shares     $0.33 per share
---------------------------------------------------------------------------------------------------------------------------

September 2000        (1)             Warrants        5,000,000 shares     $1.00 per share            September 18, 2005
---------------------------------------------------------------------------------------------------------------------------
(1)  Represents warrants issued to Mary Davis Group, Inc. as consideration for its services as Placement Agent in connection with the equity line of credit.


         SECURITIES ISSUED IN 1997

         RBB BANK, A.G.: In February 1997 and October 1997, in order to finance research and development, we sold $1,000,000 and $3,000,000, respectively, principal amount of our ten-year 7% convertible debentures due February 28, 2007 and August 30, 2007, respectively, to RBB in offshore transactions pursuant to Regulation S under the Securities Act. Accrued interest under the 1997 debentures was payable semiannually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The 1997 debentures were convertible, at the option of the holder, into shares of common stock pursuant to specified formulas. On April 22, 1997, June 6, 1997, July 3, 1997 and August 20, 1997, pursuant to notice by the holder, RBB, to us under the February 1997 debenture, $330,000, $134,000, $270,000 and $266,000, respectively, of the principal amount of the February 1997 debenture was converted into 1,648,352, 894,526, 2,323,580 and 1,809,524 shares of the common stock, respectively. As of August 20, 1997 the February 1997 debenture was fully converted. On December 9, 1997, January 7, 1998, January 14, 1998, February 19, 1998, February 23, 1998, March 31, 1998, May 4, 1998 and May 5,
1998, pursuant to notice by the holder, RBB, to us, $120,000, $133,000, $341,250, $750,000, $335,750, $425,000, $275,000 and $620,000, respectively, of the October 1997 debenture was converted into 772,201, 1,017,011, 2,512,887, 5,114,218, 1,498,884, 1,870,869, 1,491,485, and 3,299,979 shares of common stock, respectively. As of May 5, 1998, the October 1997 debenture was fully converted.

         In connection with the issuance of the 1997 debentures, we issued to RBB six warrants to purchase common stock, three of which entitle the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of the common stock, and three of which entitle the holder to purchase, from August 30, 1997 through August 30, 2007, 600,000 shares of the common stock. The exercise prices of such warrants are $0.288, $0.576, $0.864, $0.20, $0.23 and $0.27 per warrant share, respectively. Each such warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under such warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of the date of this prospectus, none of the warrants have been exercised.

         SECURITIES ISSUED IN 1998

         RBB BANK, A.G.: In November 1998 we sold $1,500,000 principal amount of our ten-year 7% convertible debenture due October 31, 2008 to RBB, as agent for the accounts of certain persons, in an offshore transaction pursuant to Regulation S under the Securities Act. Accrued interest under the convertible debenture is payable semiannually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The convertible debenture is convertible, at the option of the holder, into shares of common stock pursuant to a specified formula. The actual number of shares of common stock issued or issuable upon conversion of the convertible debenture is subject to adjustment and could be materially less or more than the above estimated amount, depending upon the future market price of the common stock and the potential conversion of accrued interest into shares of common stock.

         Based on the terms for conversion associated with the convertible debenture, there is an intrinsic value associated with the beneficial conversion feature of $625,000. Since conversion can occur immediately upon issuance of the convertible debenture, this amount was recognized as interest expense in 1998.

         On January 19 and March 7, 2000, pursuant to notice by RBB, $1,122,500 and $377,500 principal amount of the November 1998 debenture was converted into 8,252,746 and 1,877,500 shares of common stock, respectively. As of March 7, 2000, the November 1998 debenture was fully converted.

         In connection with the issuance of the convertible debenture, we issued to RBB two warrants to purchase common stock, each warrant entitling the holder to purchase, until October 31, 2008, 375,000 shares of the common stock. The exercise prices of the two warrants are $0.20 and $0.24 per warrant share, respectively. Each warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of the date of this prospectus, none of these warrants had been exercised.

         The fair value of the warrants issued in connection with the convertible debenture was estimated to be $48,000 ($0.064 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes pricing model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of one year. This amount has been amortized in the accompanying consolidated financial statements as interest expense related to the convertible debenture.

         HARBOR VIEW GROUP, INC., ET AL.: In December 1998 pursuant to a securities purchase agreement, we sold to Harbor View Group, Inc. and various other purchasers 4,917,276 shares of common stock, and warrants to purchase an aggregate of 2,366,788 shares of common stock, including (x) warrants to purchase an aggregate of 1,966,788 shares of common stock and (y) a finder's fee paid to Harbor View Group consisting of two warrants to purchase an aggregate 400,000 shares of common stock, in a private offering transaction pursuant to
Section 4(2) of the Securities Act, for an aggregate purchase price of $802,500. Of the $802,500 purchase price, $600,000 was received on December 31, 1998, and $202,500 was received in January 1999. The warrants entitle the holders to purchase an aggregate of 1,183,394 shares of common stock at an exercise price of $0.2040 per share, and 1,183,394 shares at an exercise price of $0.2448 per share. The warrants are exercisable at any time and from time to time until December 31, 2003. Each warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of the date of this prospectus, warrants to purchase 294,118 shares of common stock had been exercised.

         The fair value of the warrants issued as of January 7, 1999, the date of issuance of the shares in connection with the securities purchase agreement, was estimated to be $494,000 ($0.0208 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%, and a risk free interest rate of 6% through the December 31, 2003 expiration date. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         SECURITIES ISSUED IN 1999

         BERMAN, ET AL.: In July 1999 pursuant to a securities purchase agreement, we sold 1,851,852 shares of common stock, and warrants to purchase an aggregate of 925,926 shares of common stock to Michael Berman, Pak-Lin Law and Kwong Wai Au in a private offering transaction pursuant to Section 4(2) of the Securities Act, for an aggregate purchase price of $500,000, received in July 1999. The warrants entitle the holders to purchase 463,264 and 463,264 shares of common stock at exercise prices of $0.324 and $0.378 per share, respectively. The warrants are exercisable at any time and from time to time until June 28, 2004. Each warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of the date of this prospectus, none of the warrants had been exercised.

         The fair value of the warrants issued as of July 9, 1999, the date of issuance of the shares in connection with the securities purchase agreement, was estimated to be $37,000 ($0.04 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%, and a risk free interest rate of 5.75% through the June 30, 2004 expiration date. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         FOCUS INVESTORS LLC: Pursuant to a securities purchase agreement dated August 3,1999 in a private offering transaction under Section 4(2) of the Securities Act, we sold to Focus Investors LLC an aggregate of 20 units for an aggregate gross purchase price of $2 million, each unit consisting of $100,000 principal amount of our ten-year 7% convertible debentures due August 3, 2009, and series W warrants to purchase 50,000 shares of our common stock exercisable until August 3, 2004. Accrued interest under the convertible debentures is payable semiannually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The convertible debentures are convertible, at the option of the holder, into shares of common stock pursuant to a specified formula. The actual number of shares of common stock issued or issuable upon conversion of the convertible debentures is subject to adjustment and could be materially less or more than the above estimated amount, depending upon the future market price of the common stock and the potential conversion of accrued interest into shares of common stock. On January 19, February 17, and March 3, 2000, pursuant to notice by Focus Investors, $300,000, $900,000, and $800,000 principal amount of the Focus debentures was converted into 2,178,155, 6,440,725 and 5,729,967 shares of common stock, respectively. As of March 3, 2000, the debenture was fully converted.

         The exercise price of the series W warrants is $0.2461 per warrant share. The warrants provide that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; The series W warrants contain anti-dilution provisions which provide for the adjustment of the warrant price and warrant shares. As of March 17, 2000, all of the warrants had been exercised.

         The fair value of the warrants issued as of August 3, 1999 in connection with the securities purchase agreement was estimated to be $52,953 ($0.0526 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%, and a risk free interest rate of 5.75% through the June 30, 2004 expiration date. This amount has been amortized to interest expense in the accompanying consolidated financial statements.

         ENDEAVOUR CAPITAL FUND S.A.: Pursuant to a securities purchase agreement dated December 28, 1999 in a private offering transaction under
Section 4(2) of the Securities Act, we issued the first $1,000,000 tranche of $2,000,000 in aggregate principal amount of our 7% convertible debentures due December 31, 2004 to Endeavour Capital Fund S.A. (the "Endeavour Transaction"). In connection with the sale of the first tranche of debentures, we issued warrants to purchase 100,000 shares of our common stock to Endeavour, and two warrants to purchase 5,000 shares of common stock to Endeavour's legal counsel. Accrued interest under the convertible debentures was computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment and was payable on conversion of the debenture or on maturity in common stock using the same conversion formula. The convertible debentures were convertible, at the option of the holder, into shares of common stock pursuant to a specified formula.

         These warrants expire on December 31, 2002 and are exercisable at $0.19916667 per share. The warrants provide that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise.

The warrants contain anti-dilution provisions which provide for the adjustment of the warrant price and warrant shares. As of the date of this prospectus, none of these warrants had been exercised.

         The fair value of the warrants issued as of December 28, 1999 in connection with the securities purchase agreement was estimated to be $4,285 ($0.0429 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%, and a risk free interest rate of 6% through the December 31, 2002 expiration date. This amount has been amortized to interest expense in the accompanying consolidated financial statements.

         On January 27, February 22 and 23, 2000 pursuant to notice by Endeavour Capital Fund, $150,000, $135,000, and $715,000 principal amount of the first tranche of the Endeavour debentures was converted into 1,105,435, 988,913, and 5,149,035 shares of common stock, respectively. As of February 23, 2000, the first tranche of the debentures was fully converted. The second tranche of the debentures issued to Endeavour in 2000, as more fully described below, were fully converted as of September 13, 2000.

         SECURITIES ISSUED IN 2000

         ENDEAVOUR CAPITAL FUND S.A.: In January 2000, in connection with the Endeavour Transaction, we issued the second $1,000,000 tranche of $2,000,000 in aggregate principal amount of our 7% convertible debentures due December 31, 2004, along with warrants to purchase 100,000 shares of our common stock to Endeavour Capital Fund, S.A. The terms of the second tranche of debentures and warrants are the identical to the terms of the debentures and warrants issued in first tranche of the Endeavour Transaction.

         The fair value of the second tranche of warrants issued in January 2000 in connection with the securities purchase agreement was estimated to be $13,600 ($0.0136 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%, and a risk free interest rate of 6% through the December 31, 2002 expiration date. This amount has been amortized to interest expense in the accompanying consolidated financial statements.

         On February 24 and 29, and September 13, 2000 pursuant to notice by Endeavour Capital Fund,$785,000, $200,000 and $15,000 principal amount of the second tranche of the Endeavour debentures was converted into 5,622,696, 1,036,674 and 42,088 shares of common stock, respectively. As of September 13, 2000, the second tranche of the debentures were fully converted.

         HARBOR VIEW GROUP, INC. On February 7, 2000 pursuant to a consulting agreement with Harbor View Group, we issued to Harbor View warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share, and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share, until February 28, 2005, in exchange for consulting services provided or to be provided to us. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of the date of this prospectus, none of these warrants had been exercised.

         The fair value of the warrants is estimated to be $200,249 ($.057 per warrant) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). We have determined that $89,045 of the fair value relates to past services and, accordingly, we have expensed this portion in the three months ended March 31, 2000. The remaining $111,204 is included in other current assets and is being amortized over the remaining term of the agreement.

         HARBOR VIEW GROUP, INC., ET AL. In February 2000 pursuant to a securities purchase agreement, we sold to Harbor View Group and various other purchasers 13,636,357 shares of common stock, and warrants to purchase an aggregate of 5,454,544 shares of common stock in a private offering transaction pursuant to Section 4(2) of the Securities Act, for an aggregate purchase price of $3,000,000. Half of the warrants are exercisable at $0.275 per share, and half of the warrants are exercisable at $0.33 per share, until February 28, 2005. Each warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of the date of this prospectus, none of these warrants had been exercised.

         The fair value of the warrants issued as of February 16, 2000 in connection with the securities purchase agreement was estimated to be $1,582,734 ($0.290 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%, and a risk free interest rate of 6% through the February 28, 2005 expiration date. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

PROJECTED EXPENSES

         During the next 12 months, we expect to spend approximately $10,000,000, on research and development related activities, including approximately:

         o  $4,000,000 for operating expenses;

         o $4,000,000 for the IND's for Product R to the FDA in connection with GloboMax's project management services for the pre-clinical development and IND submissions of Product R to the FDA, the development of standard operating procedures and validation protocol for the preparation and manufacture of Product R, and toxicology studies of Product R;

         o $1,000,000 for capital expenditures for leasehold improvements and equipment at our Yonkers, New York office relating to additional laboratories and manufacturing and production facilities for Product R; and

         o  $1,000,000 for additional personnel.

        We anticipate that we can continue operations through November 2000 with our current liquid assets, including the proceeds from the recent sale of the convertible debenture and other securities if no stock options or warrants are exercised nor additional securities sold. If all of the outstanding stock options and warrants are exercised, we will receive net proceeds of approximately $14.0 million. Those proceeds will contribute to general and administrative and working capital and will permit us to substantially increase our budget for research and development and clinical trials and testing and to operate at significantly increased levels of operation, assuming Product R receives approvals and prospects for sales increase to justify such increased levels of operation. The recent prevailing market price for shares of common stock has from time to time been above the exercise prices of certain of the outstanding options and warrants. As such, recent trading levels may not be sustained nor may any additional options or warrants be exercised. If less than 60% or none of the outstanding options and warrants are exercised, and we obtain no other additional financing, in order for us to achieve the level of operations contemplated by management, management anticipates that we will have to limit intentions to expand operations beyond current levels.

         We anticipate that we will be required to sell additional securities to obtain the funds necessary to further our research and development activities. We are currently seeking debt financing, licensing agreements, joint ventures and other sources of financing, but the likelihood of obtaining such financing on favorable terms is uncertain. Management anticipates that they will have to defer their salaries if financing is not available in order to continue operations,. Management does not believe that, at present, debt or equity financing will be readily obtainable on favorable terms unless and until FDA approval for phase I clinical testing is granted. Because of the large uncertainties involved in the FDA approval process for commercial drug use on humans, it is possible that we may never be able to sell Product R commercially.

                                    BUSINESS

OVERVIEW

         Advanced Viral Research Corp. was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug with the trade name RETICULOSE(TM). Under the Federal Food, Drug, and Cosmetic Act, as amended in 1962, the Food and Drug Administration, or FDA, classified Reticulose as a "new drug" requiring FDA approval prior to any sale in the United States. Reticulose (the current formulation of which is now known as and hereinafter referred to as PRODUCT R(TM)) has not been approved for sale or use by the FDA or any foreign government body, and thus we have not as yet commenced any commercial operations. We are dependent on registration and/or approval by applicable regulatory authorities of Product R in order to commence commercial operations.

         Our operations over the last five years have been limited principally to engaging in research, IN VITRO testing and analysis of Product R in the United States, and engaging others to perform testing and analysis of Product R on human patients overseas. The FDA has not approved human clinical trials for Product R in the United States. We may be required, in the absence of grants or other subsidies, to bear the expenses of the first phase of human clinical trials to the extent the FDA permits human clinical trials to occur. We do not know what the actual cost of such trials would be. If we need additional financing to fund such human clinical trials, it may not be available to us, which may force us to reduce our operations.

GOVERNMENT REGULATION

         The FDA imposes substantial requirements upon and conditions precedent to the introduction of therapeutic drug products, such as Product R, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures to demonstrate that such products are both safe and effective in treating the indications for which

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approval is sought. After testing in animals, an Investigational New Drug, or
IND, application must be filed with the FDA to obtain authorization for human testing. When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit a new drug application, or NDA, to the FDA. No action can be taken to market Product R, or any therapeutic drug product, in the United States until an NDA has been approved by the FDA.

         The IND process in the United States is governed by regulations established by the FDA which strictly control the use and distribution of investigational drugs in the United States. The guidelines require that an application contain sufficient information to justify administering the drug to humans, that the application include relevant information on the chemistry, pharmacology and toxicology of the drug derived from chemical, laboratory and animal or IN VITRO testing, and that a protocol be provided for the initial study of the new drug to be conducted on humans.

         In order to conduct a clinical trial of a new drug in humans, a sponsor must prepare and submit to the FDA a comprehensive IND. The focal point of the IND is a description of the overall plan for investigating the drug product and a comprehensive protocol for each planned study. The plan is carried out in three phases: phase I clinical trials, which involve the administration of the drug to a small number of healthy subjects to determine safety, tolerance, absorption and metabolism characteristics; phase II clinical trials, which involve the administration of the drug to a limited number of patients for a specific disease to determine dose response, efficacy and safety; and phase III clinical trials, which involve the study of the drug to gain confirmatory evidence of efficacy and safety from a wide base of investigators and patients.

         An investigator's brochure must be included in the IND and the IND must commit the sponsor to obtain initial and continual review and approval of the clinical investigation. A section describing the composition, manufacture and control of the drug substance and the drug product is included in the IND. Sufficient information is required to be submitted to assure the proper identification, quality, purity and strength of the investigational drug. A description of the drug substance, including its physical, chemical, and biological characteristics, must also be included in the IND. The general method of preparation of the drug substance must be included. A list of all components including inactive ingredients must also be submitted. There must be adequate information about pharmacological and toxicological studies of the drug involving laboratory animals or IN VITRO tests on the basis of which the sponsor has concluded that it is reasonably safe to conduct the proposed clinical investigation. Where there has been widespread use of the drug outside of the United States or otherwise, it is possible in some limited circumstances to use well documented clinical experience as a substitute for other pre-clinical work.

         After the FDA approves the IND, the investigation is permitted to proceed, during which the sponsor must keep the FDA informed of new studies, including animal studies, make progress reports on the study or studies covered by the IND, and also be responsible for alerting FDA and clinical investigators immediately of unforeseen serious side effects or injuries.

         When all clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit an NDA to the FDA. An NDA must be approved by the FDA covering the drug before its manufacturer can commence commercial distribution of the drug. The NDA contains a section describing the clinical investigations of the drug which section includes, among other things, the following: a description and analysis of each clinical pharmacology study of the drug; a description and analysis of each controlled clinical study pertinent to a proposed use of the drug; a description of each uncontrolled clinical study including a summary of the results and a





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


brief statement explaining why the study is classified as uncontrolled; and a description and analysis of any other data or information relevant to an evaluation of the safety and effectiveness of the drug product obtained or otherwise received by the applicant from any source foreign or domestic. The NDA also includes an integrated summary of all available information about the safety of the drug product including pertinent animal and other laboratory data, demonstrated or potential adverse effects of the drug, including clinically significant potential adverse effects of administration of the drug contemporaneously with the administration of other drugs and other related drugs. A section is included describing the statistical controlled clinical study and the documentation and supporting statistical analysis used in evaluating the controlled clinical studies.

         Another section of the NDA describes the data concerning the action of a drug in the human body over a period of time and data concerning the extent of drug absorption in the human body or information supporting a waiver of the submission of such data. Also included in the NDA is a section describing the composition, manufacture and specification of the drug substance including the following: a full description of the drug substance, its physical and chemical characteristics; its stability; the process controls used during manufacture and packaging; and such specifications and analytical methods as are necessary to assure the identity, strength, quality and purity of the drug substance as well as the availability of the drug products made from the substance. NDA's contain lists of all components used in the manufacture of the drug product and a statement of the specifications and analytical methods for each component. Also included are studies of the toxicological actions of the drug as they relate to the drug's intended uses.

         The data in the NDA must establish that the drug has been shown to be safe for use under its proposed labeling conditions and that there is substantial evidence that the drug is effective for its proposed use(s). Substantial evidence is defined by statute and FDA regulation to mean evidence consisting of adequate and well-controlled investigations, including clinical investigations by experts qualified by scientific training and experience, to evaluate the effectiveness of the drug involved.

         On September 20, 1984, Bernard Friedland, our former President and current Chairman of the Board, as sponsor, submitted to the FDA an IND to conduct a study testing the effectiveness of Product R on human subjects with AIDS, as well as certain other viruses. The FDA has issued four letters of deficiency with regard to the IND. In a letter dated November 29, 1984, the FDA indicated, among other deficiencies noted, that the publications submitted with the IND and relating to the effectiveness of Product R on virus related diseases will not be accepted in support of the safety of Product R unless we could establish that the proposed formulation of Product R is the same as the formulation of Product R referenced in those publications. In addition, the FDA required, among other things, that an IND application include relevant information on the chemistry, laboratory and animal controls to assure the integrity of the dosage form and that safety information be provided for the initial study proposed to be conducted on humans. The FDA also required that the information assure the proper identification, quality, purity and strength of Product R and a description of the physical, chemical and microbiological characteristics of Product R. On September 11, 1987, we received a further deficiency letter from the FDA, stating that no data had been submitted supporting IN VITRO anti-HIV activity or any criterion for a biological response modifier.

         On March 6, 1992, we submitted an amendment to the IND which attempted to address the FDA's concerns. In response to the March 1992 submission, we received a third deficiency letter from the FDA dated July 27, 1992, which provided detailed comments with respect to chemistry, toxicology, microbiology and clinical areas requiring further studies and action on our part. In June

1995, we received further correspondence from the FDA which stated, among other things, that our prior submissions to the FDA did not provide an adequate response to the FDA's earlier request for preclinical information and accordingly our IND was "inactivated."

         We have not formally responded to the 1992 deficiency letters or the 1995 deficiency letter, nor have any of the studies cited in those letters been undertaken. In February 1998, we contracted with GloboMax LLC of Hanover, Maryland to advise and assist us in our preparation of a new IND to be filed with the FDA, and to otherwise guide us through the FDA process with the objective of obtaining full approval for Product R in the United States. During the year ended December 31, 1999, GloboMax continued its project management services for the pre-clinical development and IND submission of Product R to the FDA, the development of standard operating procedures and validation protocol for the preparation and manufacture of Product R. Expenses paid during 1999 relating to the GloboMax agreement were approximately $200,000. Pursuant to the agreement with GloboMax, we are obligated to pay for services on an hourly basis, at prescribed rates.

         We currently do not have the resources necessary to complete the FDA approval process. We may allocate certain proceeds from the exercise of currently outstanding options and warrants for the purpose of filing a new IND with the FDA, however, such proceeds, if any, will not be sufficient to improve our financial condition to any great degree. It is possible that the new IND for clinical tests of Product R on humans, if submitted, will not be approved by the FDA for human clinical trials on AIDS or other diseases, and that any tests previously conducted or to be conducted will not satisfy FDA requirements. It is also possible that the results of such human clinical trials, if performed, will not prove that Product R is safe or effective in the treatment of AIDS or other diseases, or that the FDA will not approve the sale of Product R in the United States if we submitted a proper NDA. It is not known at this time how extensive the phase II and phase III clinical trials will be, if they are conducted. The data generated may not show that the drug Product R is safe and effective, and even if the data shows that Product R is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to us.

         In connection with our activities outside the United States, we are also subject to regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical and diagnostic products, which requirements vary from country to country. Government regulation in certain countries may delay marketing of Product R for a considerable period of time and impose costly procedures upon our activities. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. Whether or not FDA approval has been obtained for a product, approval of the product by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the United States. Clinical studies conducted outside of any country may not be accepted by such country, and the approval of any pharmaceutical or diagnostic product in one country does not assure that such product will be approved in another country. Accordingly, until registration is granted, if ever, in the United States or another developed or developing country, we do not expect that we will be able to generate material sales revenue. We received a grant of authority from the Bahamian Port Authority, an authorized division of the Bahamian Government, on October 15, 1992 confirming the right of our subsidiary, Advance Viral Research, Ltd., a Bahamian corporation, to carry on the manufacture and export sale of ethical pharmaceutical products. See "--Marketing And Sales."

RESEARCH, DEVELOPMENT AND TESTING



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


         For the period from inception (February 20, 1984) through June 30, 2000 we expended approximately $6.6 million on testing and research and development activities either in our laboratories or pursuant to various testing agreements with both domestic and foreign companies. In 1995, we retained Shalom Hirschman as our President. As President, Dr. Hirschman established our research facility in Yonkers, New York, monitored the testing of Product R and recently performed analyses of Product R with our scientific personnel, which analyses we believe may be used in connection with the FDA approval process. We currently are funding research and testing to:

         o determine the safety of the topical use of Product R on animals and cultured human cells;

         o assess the effectiveness of the topical application of Product R on HPV and certain cancer causing proteins of HPV. Recent laboratory testing has indicated that Product R may inhibit the expression of a protein of HPV which causes cervical cancer;

         o study the effects of Product R in inhibiting the mutation of the AIDS virus in humans;

         o assess the effectiveness of the topical application of Product R for the treatment of persons diagnosed with herpes labialis/genital infections;

         o compare the results of treatment of persons diagnosed with AIDS taking a three drug cocktail and Product R with those taking a three drug cocktail and a placebo;

         o determine the effectiveness of Product R for the treatment of rheumatoid arthritis in humans;

         o study the effects of Product R in inhibiting the production of a key cancer-causing protein (E-7 protein) of the human papilloma virus (HPV). The E-7 protein is associated with the development of cervical cancer in women infected with cancer causing subtypes of HPV; and

         o study the effects of Product R in inhibiting the production of key cellular receptors for HIV (CCR5 and CXCR4 receptors). The CCR5 and CXCR4 receptors are two of the cell receptors used by the AIDS virus, HIV, to attach to its target cell and initiate infection.

         Our studies detailing the results of the above research and testing may not positively impact the FDA's decision to approve a new IND for Product R or approve the marketing, sales or distribution of Product R within the United States, and as a result may not improve our chances of gaining approval for the marketing, sales or distribution of Product R anywhere in the world.

PATENTS

        We believe that patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. We have currently pending 15 patent applications with the United States Patent and Trademark Office (the "PTO") relating to Product R and 17 foreign patent applications. In the United States, we have one patent allowed and three have been issued by the PTO. As patent applications in the United States are maintained in secrecy until patents issue and as publication of discoveries in





                                      32
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the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad. See "Business - Legal Proceedings."

         In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products. Moreover, pursuant to the terms of the Uruguay Round Agreements Act, patents filed on or after June 8, 1995 have a term of twenty years from the date of such filing, irrespective of the period of time it may take for such patent to ultimately issue. This may shorten the period of patent protection afforded to our products as patent applications in the biopharmaceutical sector often take considerable time to issue. Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Patent Act"), a sponsor may obtain marketing exclusivity for a period of time following FDA approval of certain drug applications, regardless of patent status, if the drug is a new chemical entity or if new clinical studies were used to support the marketing application for the drug. Pursuant to the FDA Modernization Act of 1997, the period of exclusivity can be extended if the applicant performs certain studies in pediatric patients. This marketing exclusivity prevents a third party from obtaining FDA approval for a similar or identical drug under an Abbreviated New Drug Application ("ANDA") or a "505(b)(2)" New Drug Application. The statute also allows a patent owner to obtain an extension of applicable patent terms for a period equal to one-half the period of time elapsed between the filing of an IND and the filing of the corresponding NDA plus the period of time between the filing of the NDA and FDA approval, with a five year maximum patent extension. We cannot be sure that we will be able to take advantage of either the patent term extension or marketing exclusivity provisions of this law.

         In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.

         The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with Product R. Therefore, Product R and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties. We cannot




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be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. There are extensions available under the Patent Act if the delay in prosecution of the patent application results from a delay in the PTO's handling of any interference or appeal involving the application. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

EQUITY LINE OF CREDIT AGREEMENT

         On September 18, 2000, we signed a private equity line of credit agreement with Spinneret Financial Systems, Inc. Pursuant to this equity line of credit agreement and subject to the satisfaction of certain conditions, Advanced Viral may sell and issue to Spinneret, from time to time, up to an aggregate of $20,000,000 of our common stock. Beginning on the date that a registration statement covering the resale of the shares issuable pursuant to the equity line of credit is declared effective by the Commission, and continuing for thirty
(30) months thereafter, we may, from time to time, in our sole discretion, sell or "put" shares of our common stock to Spinneret Financial Systems at a price equal to the market price of the common stock. Under the equity line of credit agreement, the market price of Advanced Viral common stock, for purposes of determining the purchase price, is the average of the six lowest closing bid prices, as reported by Bloomberg, L.P., of our common stock for the 25 trading day period ending on the date we notify Spinneret of our intention to put common stock to it, or, in other words, request an advance.

         The maximum advance amount on any advance notice date is equal to the difference between (i) the amount indicated in the Maximum Advance Amount column opposite the range of the 25 Day Average Daily Volume Traded on such advance notice date, as set forth in the table below and (ii) the sum of the advances made pursuant to the agreement, in the 15 trading days immediately preceding the advance notice date:

   25-DAY AVERAGE VOLUME TRADED(1)              MAXIMUM ADVANCE AMOUNT
   -------------------------------              ----------------------
   $25,000 - $50,000                                     $100,000
   $50,001 - $100,000                                    $200,000
   $100,001 - $200,000                                   $350,000
   $200,001- $300,000                                    $500,000
   $300,001 - $400,000                                   $650,000
   $400,001 - $500,000                                   $900,000
   $500,001 - $600,000                                 $1,200,000
   $600,001 - $800,000                                 $1,500,000
   $800,001 - $1,000,000                               $1,750,000
   $1,000,000 plus                                     $2,000,000

   --------------------
    (1) The 25-Day Average Volume Traded is equal to the bid price multiplied by the volume for each of the 25 trading days preceding the advance notice date.

         Our ability to put shares of common stock to Spinneret Financial Systems is subject to certain conditions and limitations, including, but not limited to, the following:

         o the registration statement covering the resale of the shares must have previously become effective and shall remain effective and available for making resales of the put shares;

         o our representations and warranties to Spinneret Financial Systems contained in the equity line of credit agreement must be accurate as of the date of each put;

         o no statute, rule, regulation, executive order, decree, ruling, or injunction may be in effect which prohibits or directly and adversely affects any of the transactions contemplated by the equity line of credit agreement;

         o at the time of an advance, there must not have been any material adverse change in our business, operations, properties, prospects, or financial condition since the date of filing of our most recent report with the SEC;

         o our common stock must not have been delisted from the Bulletin Board or suspended from trading by the SEC or the Bulletin Board; and

         o at least fifteen(15) trading days must have elapsed since the last date Advanced Viral put shares to Spinneret Financial Systems.

         We cannot assure you that we will satisfy all of the conditions required under the equity line of credit agreement or that Spinneret Financial Systems will have the ability to purchase all or any of the shares of common stock put to it thereunder.

         Under the equity line of credit agreement, we agreed to register the common stock for resale by Spinneret Financial Systems, which will permit Spinneret Financial Systems to resell the common stock from time to time in the open market or in privately-negotiated transactions. We will prepare the registration statement and file amendments and supplements thereto as may be necessary in order to keep it effective as long as the equity line of credit agreement remains in effect or Spinneret Financial Systems owns any of our common stock. We have agreed to bear certain expenses, other than broker discounts and commissions, if any, in connection with the preparation and filing of the registration statement and any amendments to it.

         In addition, pursuant to the equity line of credit agreement, each officer, director and affiliate of Advanced Viral has agreed that he, she or it will not, directly or indirectly, without the prior written consent of Spinneret, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of (whether pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or otherwise) any shares of common stock, including options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein for a period of 10 trading days following the receipt of an advance notice by Advanced Viral pursuant to the agreement.

         In conjunction with the equity line of credit agreement, we entered into an agreement with May Davis Group, Inc., our placement agent, pursuant to which May Davis will receive five percent (5%) of the proceeds from the sale of common stock to Spinneret Financial Systems under the equity line of credit agreement. May Davis initiated contact with Spinneret Financial Systems and assisted Advanced Viral in negotiating the equity line of credit agreement. The fees will be paid by Advanced Viral upon receipt of funds from Spinneret Financial Systems. May Davis is not obligated to purchase any of our shares, but as an additional placement fee, we have issued to May Davis a Class A Warrant to

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purchase 5,000,000 shares of our common stock at an exercise price per share equal to $1.00, exercisable in part or in whole at any time by May Davis at its discretion until September 18, 2005, and a Class B Warrant to purchase 5,000,000 shares of our common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price of the common stock on the applicable advance date, exercisable pro rata on the basis of the number of shares of common stock issuable on each advance date for a period of sixty months from the date of issuance. We may redeem the warrants at a redemption price of $.01 per share provided that the bid price for our common stock equals at least $4.00 per share for a period of ten (10) consecutive trading days, as described therein. The warrants contain provisions that adjust the purchase price and number of shares issuable to May Davis upon the occurrence of certain events, such as a stock split, reverse stock split, stock dividend, merger, or recapitalization. Assuming the registration statement covering the shares underlying the warrants and the equity line of credit is effective and not suspended, May Davis may effect a cashless exercise of the warrant commencing with the first advance date. May Davis is also entitled to certain "piggyback" registration rights with respect to the shares of common stock issuable upon exercise of the warrants pursuant to a registration rights agreement.

MARKETING AND SALES

         Except for limited sales of Product R for testing and other purposes, Product R is not sold commercially anywhere in the world. As of the date of this prospectus, our efforts or the efforts of our representatives have produced no material benefits to us regarding our ability to have Product R sold commercially anywhere in the world. We have entered into exclusive distribution agreements with five separate entities granting exclusive rights to distribute Product R in the countries of China, Japan, Hong Kong, Macao, Taiwan, Mexico, Channel Islands, Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize, Saudi Arabia, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, the distributors are obligated to cause Product R to be approved for commercial sale in such countries and upon such approval, to purchase from us certain minimum quantities of Product R to maintain the exclusive distribution rights. Our marketing plans for Product R are still dependent upon registration of Product R for sale in various jurisdictions where our distributors are seeking approvals.

         To date we have received no information that would lead us to believe that we will be positioned to sell Product R commercially anywhere in the world in the immediate future, and it is possible that none of our distributors will ever secure registration of Product R. The only application for registration of Product R which has been filed as of the date hereof is an application requesting that Product R be permitted to be sold in Argentina, which was filed in March 1998. In this March 1998 filing, DCT, S.R.L., our distribution agent in Argentina, received an investigational new drug identification number from the National Administration for Drug, Food and Medical Technology in Argentina, or ANMAT. This allowed DCT to begin pre-clinical studies on our behalf with Product R which have since been concluded. In February 2000, DCT received approval from the ANMAT to proceed further with Phase I clinical trials in Argentina for Product R. We are currently evaluating the costs and time necessary to proceed with Phase I clinical trials in Argentina. In addition, DCT must apply for approval from the ANMAT to proceed with Phases II and III clinical trials before Product R is approved for sale in Argentina. The costs and time necessary to complete such trials cannot be predicted at this time.

         We initially targeted our sales and marketing efforts to those countries where Product R was previously marketed by its prior owners for a number of years as an anti-viral agent in the treatment of Asian influenza, viral pneumonia, viral infectious hepatitis, mumps, encephalitis, herpes simplex and herpes zoster. Those countries included Singapore, Hong Kong, Malaysia, Taiwan, the Philippines and Malta. Registration of Product R will be required in such countries as well as in the other countries comprising the distributors'

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territories before any significant sales may begin. The registration of Product
R for sale in these countries has been frustrated due to our inability to obtain the registration and approval to sell Product R in the Bahamas, the country of origin, and a general lack of published data on the effectiveness of Product R. Until Product R is registered and approved for sale in the United States, in another developed country or in the other countries included in the distributors' territories, we will not generate any material sales of Product R. For the years ended December 31, 1999, 1998 and 1997, we reported no commercial sales except limited sales for testing purposes. Product R is not legally available for commercial sale anywhere in the world, except for testing purposes. See "--Research, Development and Testing."

         By letter dated February 13, 1996, our subsidiary in the Bahamas, Advance Viral Research, Ltd., was notified that the National Economic Council of the Bahamas had refused our subsidiary's request for a "free sales certificate" for Product R. A free sales certificate is a document typically issued by a country in which a pharmaceutical product is manufactured which certifies that such country permits the "free sale" of such product in such country. Most countries require that, before allowing the registration of a pharmaceutical product for use in that country, it must at least be registered and certified for free sale in the country in which it is manufactured. However, the Bahamas has no procedures currently in place to issue a free sales certificate for any therapeutic drug, including Product R. If we do not obtain a free sales certificate or other equivalent document from the Bahamas or another country, or if we do not receive FDA approval, it is possible that we will not be able to meet registration requirements in the countries which require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured. Currently, we intend to manufacture Product R in Argentina, where we are seeking regulatory approval and therefore does not need a free sale certificate for Argentina.

         We are currently in the planning stages for the reconfiguration of our New York research facilities to enable us to manufacture and produce Product R if and when the FDA approves Product R for distribution and sale in the United States.

COMPETITION

         The pharmaceutical drug industry is highly competitive and rapidly changing. If we ever successfully develop Product R, it will compete with numerous existing therapies. In addition, many companies are pursuing novel drugs that target the same diseases we are targeting with Product R. We believe that a significant number of drugs are currently under development and will become available in the future for the treatment of HIV, HPV, hepatitis and other viruses. We anticipate that we will face intense and increasing competition as new products enter the market and advanced technologies become available. Our competitors' products may be more effective, or more effectively marketed and sold, than Product R. Competitive products may render Product R obsolete or noncompetitive before we can recover the expenses of developing and commercializing Product R. Furthermore, the development of a cure or new treatment methods for the diseases we are targeting could render Product R noncompetitive, obsolete or uneconomical. Many of our competitors:

         o have significantly greater financial, technical and human resources than we have and may be better equipped to develop, manufacture and market products,

         o have extensive experience in preclinical testing and clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products,

         o have products that have been approved or are in late stage development and operate large, well-funded research and development programs.

         A number of therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HIV infection and AIDS, including several products currently marketed as part of a "cocktail" in the United States. We believe Product R should be added to such cocktails in order to enhance their effectiveness. Among the companies with significant commercial presence in the AIDS market are Glaxo Wellcome, Bristol-Myers Squibb, Hoffmann-La Roche, Agouron Pharmaceuticals, Merck & Co. and DuPont Pharma. In addition, Glaxo Wellcome, in collaboration with Biochem Pharma, is pursuing development of Lamivudine, a nucleoside analogue to treat hepatitis B infection. This compound was recently approved for marketing in the United States, China and several other countries and represents significant potential competition for Product R as a treatment for hepatitis B.

         Several therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HPV. Schering Plough Corp. manufactures Intron A, an injectable interferon product approved by the FDA for the treatment of HPV. 3M Pharmaceuticals received FDA approval for its immune-response modifier, Aldara(R), a self-administered topical cream, for the treatment of HPV. Product R, if approved for commercial sale by the FDA, would also compete with surgical, chemical, and other methods of treating HPV. Products developed by our competitors or advances in other methods of the treatment of HPV may have a negative impact on the commercial viability of Product R.

         Several products are currently marketed or are in advanced stages of clinical development for the treatment of rheumatoid arthritis. Immunex Corp.'s product Enbrel, a biologic response modifier, was approved by the FDA in November 1998 for the treatment of moderate to severe rheumatoid arthritis. Centocor Inc. is developing a monoclonal antibody known as Remicade, an anti-inflammatory agent that has completed phase III trials in rheumatoid arthritis. The FDA approved Remicade for treatment of Crohn's disease in August 1998. Centocor filed for FDA approval of an expanded indication for Remicade for rheumatoid arthritis in January 1999. These products represent significant competition for Product R as a treatment for rheumatoid arthritis.

         Three antiviral products are presently sold in the United States for the treatment of recurrent genital herpes: Zovirax(R) (manufactured by Glaxo Wellcome Inc.) which contains acyclovir and is administered orally, topically, or intravenously, Famvir(R) (manufactured by SmithKline Beecham Pharmaceuticals) which contains famcyclovir and is administered orally, and Valtrex(R) (manufactured by Glaxo Wellcome, Inc.) which contains valacyclovir and is also administered orally. These products represent significant competition for Product R as a treatment for genital herpes.

         Other small companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations are also becoming increasingly aware of the commercial value of their inventions and are more actively seeking to commercialize the technology they have developed.

         If we successfully develop and obtain approval for Product R, we will face competition based on the safety and effectiveness of Product R, the timing and scope of regulatory approvals, the availability of supply, marketing and sales capability, reimbursement coverage, price, patent position and other factors. Our competitors may develop or commercialize more effective or more affordable products, or obtain more effective patent protection, than we do. Accordingly, our competitors may commercialize products more rapidly or effectively than we do, which could hurt our competitive position and adversely affect our business. If and when we obtain FDA approval for Product R, we expect to compete primarily on the basis of product performance and price with a number of pharmaceutical companies, both in the United States and abroad.

EMPLOYEES

         We have 27 full-time employees, consisting of our 4 executive officers, 18 employees involved in research, and 5 administrative employees. Dr. Hirschman, our President and Chief Executive Officer and a director, Bernard Friedland, our Chairman of the Board and a director, William Bregman, our Secretary, Treasurer and a director, and Alan V. Gallantar, our Chief Financial Officer, each devote all of their business time to our day-to-day business operations. Additionally, we may hire, as and when needed, and as available, such sales and technical support staff and consultants for specific projects on a contract basis. See "Management --Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

PROPERTY

         We lease approximately 16,650 square feet for executive offices, including research laboratory space, at 200 Corporate Boulevard South, Yonkers, New York from an unaffiliated third party (the "Yonkers Lease"). The term of the Yonkers Lease is five years through April 2005 and our annual rental obligation under the Yonkers Lease is approximately $260,000.

         We currently maintain corporate offices at 1250 East Hallandale Beach Boulevard, Hallandale, Florida 33009, pursuant to a three year lease agreement, at approximately $14,000 annually. The Bahamian manufacturing facility, which was acquired on December 16, 1987, is located in Freeport, Bahamas and consists of a 29,242 square foot site containing a one-story concrete building of approximately 7,300 square feet and is equipped for all phases of the testing, production, and packaging of Product R. The Bahamian facility is currently being used to store and produce inventory for testing purposes.

LEGAL PROCEEDINGS

         In June 2000, Advanced Viral filed an action and complaint in the Supreme Court of New York, Westchester County, against Commonwealth Pharmaceuticals, Ltd., Immune Modulation Maximum Corp. ("IMMC") and Charles E. Miller (collectively, the "Defendants") alleging a breach by Commonwealth of an exclusive distribution agreement between Advanced Viral and Commonwealth, misappropriation of trade secrets and confidential information, conversion and conspiracy to convert Advanced Viral's property interests in Reticulose. Advanced Viral further alleged that Defendant Miller filed and obtained a U.S. patent entitled "Composition Containing Peptides and Nucliec Acids and Methods of Making Same" based on a study conducted by a third party using Reticulose, and that such patent was assigned to Defendant IMMC, a company controlled by Defendant Miller, in violation of the exclusive distribution agreement.

         In its complaint, Advanced Viral seeks relief in the form of (i) assignment of the patent to Advanced Viral, (ii) adjudgment that Defendants breached, misappropriated, converted and conspired to convert Advanced Viral's property rights, (iii) damages, profits realized and interest thereon; and (iv) attorneys' fees, costs and expenses. In response, on August 3, 2000, Defendants filed a Motion to Dismiss the Complaint alleging lack of personal jurisdiction or, in the alternative, that the agreement underlying Advanced Viral's claim is legally inoperative.

         In August 2000, the Defendants other than Miller, filed a suit against Advanced Viral in the United States District Court for the Eastern District of Michigan which alleges that IMMC, and not Advanced Viral, is the owner of the exclusive/broad rights in Reticulose, and seeks, among other things: (i) a declaratory judgment that Defendant IMMC is the exclusive owner of the broad/exclusive rights to Reticulose and the subject patent; (ii) an injunction against Advanced Viral from further attempts to use, market or assert any claims of ownership over any broad/exclusive rights in Reticulose, or the use, publication or disclosure of information regarding Reticulose; (iii) return of such information to the Defendants; (iv) that Advanced Viral assign any Reticulose-related trademarks to IMMC and (v) that Advanced Viral pay Defendants damages, profits, costs and attorneys' fees. Advanced Viral was served with a copy of the Complaint on August 8, 2000.

         In September 2000, our case in New York was dismissed. We are considering requesting that the New York court reinstate our claim in the New York case. The case in the Federal Court in Detroit continues. At this point, we have answered the complaint against us in the Federal Court in Detroit and have entered a number of counterclaims which are in substance the same as our claims in the New York case.

         Advanced Viral believes that the allegations contained in the Defendants' complaint are without merit and Advanced Viral intends to vigorously defend itself against all allegations contained therein.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our directors and executive officers and further information concerning them are as follows:


        NAME                                    AGE        POSITION
        ----                                    ---        --------
        Shalom Z. Hirschman, M.D.                63        President, Chief Executive Officer, Chief
                                                           Scientific Officer, Director

        Bernard Friedland                        74        Chairman of the Board of Directors

        William Bregman                          78        Vice President, Secretary, Treasurer, Director

        Louis J. Silver                          71        Director

        Alan V. Gallantar                        42        Chief Financial Officer



         SHALOM Z. HIRSCHMAN, M.D., President, Chief Executive Officer and a director since October 1996, was Director of the Division of Infectious Diseases and Professor of Medicine at Mount Sinai School of Medicine, New York, New York, from May 1969 until October 1996.

         BERNARD FRIEDLAND, Chairman of the Board since May 1987, director since July 1985 and President and Chief Executive Officer from September 1985 until October 1996, was employed by Key, Inc. for 30 years, until March 1, 1986, in the Research and Development and Quality Assurance Departments in Pharmaceuticals, Pharmacology, and Cancer antimetabolites, and has been the President and CEO of our subsidiary, Advance Viral Research, Ltd. since 1984.

         WILLIAM BREGMAN, director since July 1985 and Secretary-Treasurer since September 1985, was Vice President from September 1985 until May 1987 and Vice President and Treasurer of our subsidiary, Advance Viral Research, Ltd., from August 1984 until the present.

         LOUIS J. SILVER, director since May 1992, has been self-employed as a free-lance accountant and auditor since 1985. Mr. Silver previously served as a member of the board of directors during the periods from May 1987 to July 1987.

         ALAN V. GALLANTAR, Chief Financial Officer since October 1999, was treasurer and controller from March1998 to September 1999 of AMBI Inc., a nutraceutical company, senior vice president and chief financial officer from 1992 to 1997 of Bradley Pharmaceuticals, Inc., a pharmaceutical manufacturer, and vice president and divisional controller from 1989 to 1991 for PaineWebber Incorporated. From 1985 to 1989, Mr. Gallantar was second vice president at The Chase Manhattan Bank, N.A., and from 1983 to 1985, was a senior accountant at Philip Morris, Incorporated. From 1979 to 1983, Mr. Gallantar was a senior accountant in the audit department of Deloitte & Touche.

         Bernard Friedland and William Bregman may be deemed a "parent" and "promoter" as those terms as defined in the rules and regulations promulgated under the Securities Act. Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and have qualified.

DIRECTOR COMPENSATION

         The arrangement for director compensation is $150 for each meeting of the board of directors attended, which has not in fact been paid within at least the last three years.

EXECUTIVE OFFICER COMPENSATION

         Other than Dr. Hirschman, our President and Chief Executive Officer, none of our directors, officers or employees received salary and bonus exceeding in the aggregate $100,000 in the years ended December 31, 1999, 1998 or 1997. The following table provides certain summary information concerning compensation paid or accrued by our company to or on behalf of the named executive officer for the years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE


                                                                                                LONG TERM
                                                  ANNUAL COMPENSATION                      COMPENSATION AWARDS
                                        ------------------------------------------   ---------------------------------
                                                                                         SECURITIES
NAME AND                                                           OTHER ANNUAL          UNDERLYING        ALL OTHER
PRINCIPAL POSITION              YEAR    SALARY(1)      BONUS     COMPENSATION(2)      OPTIONS/SARs(3)    COMPENSATION(4)
------------------              ----    ----------     -----     ----------------     ----------------   ------------
Shalom Z. Hirschman, M.D.,      1999     $325,000     $     0         $34,738                   --            $4,316
President, Chief Executive      1998     $325,000     $     0         $12,288            23,000,000           $4,316
Officer and Chief Scientific    1997     $325,000     $43,000         $14,604                    --           $3,956
Officer since October 1996
and consultant from May 24,
1995 until October 1996.
------------------------------- ------- ------------ ---------- -------------------- ------------------- ------------------

Alan V. Gallantar, Chief        1999      $43,750      $    0         $1,500             4,547,880               --
Financial Officer since         1998           --          --             --                    --               --
October 1999.                   1997           --          --             --                    --               --
------------------------------- ------- ------------ ---------- -------------------- ------------------- ------------------


--------------------------------

(1) Dr. Hirschman's salary increased for the year 2000 to $361,000. Mr. Gallantar was hired in October 1999 and therefore his salary reflects only three months of his $175,000 annual salary.

(2) Other Annual Compensation for Dr. Hirschman includes medical insurance premiums we paid on his behalf, and aggregate incremental cost to us of Dr. Hirschman's automobile lease, gas, oil, repairs and maintenance. Other Annual Compensation for Mr. Gallantar includes an automobile allowance of $500 per month.

(3) Includes all options granted during fiscal years shown. No stock appreciation rights were granted with any options.

(4) The dollar value of insurance premiums paid by, or on behalf of, us with respect to term life insurance for the benefit of Dr. Hirschman.

         In February 1998, we granted Dr. Hirschman options to acquire 23,000,000 shares of common stock, which are currently exerciseable at $.27 per share through February 17, 2008. In October 1999, we granted Mr. Gallantar options to acquire 4,547,880 shares of common stock, exercisable in one third increments on October 1, 2000, 2001, and 2002, until October 1, 2009. No other stock options were granted to the named executive officers during 1999. Other than Dr. Hirschman's and Mr. Gallantar's stock options, and Louis Silver's options to acquire 100,000 shares of common stock at $0.25 issued in May 2000, we currently have outstanding:

         o Warrants to purchase 23,315,102 shares of common stock at exercise prices ranging from $0.199 to $1.00 per warrant share; and

         o Options to acquire 6,982,500 shares of the common stock at exercise prices ranging from $0.14 to $0.36 per option share, none of which are beneficially owned by our directors, officers or employees.

         The following table sets forth certain summary information concerning exercised and unexercised options to purchase our common stock as of December 31, 1999 held by the named executive officers. No options were exercised during the year ended December 31, 1999 by the named executive officers.

                         AGGREGATED OPTION EXERCISES IN
                  LAST FISCAL YEAR AND YEAR-END OPTION VALUES


                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON     VALUE       OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END
NAME                         EXERCISE(#)  REALIZED(1)    EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                         ------------ ------------   -------------------------      -------------------------
Shalom Z. Hirschman, M.D.         0           N/A         16,100,000 / 23,000,000            $0 / $0 (2)(3)

Alan V. Gallantar                 0           N/A              0 / 4,547,880                 $0 / $0 (2)(4)



--------------------------------
(1) The difference between the average of the high and low bid prices per share of the common stock as reported by the Bulletin Board on the date of exercise, and the exercise or base price.

(2) The difference between the average of the high and low bid prices per share of the common stock as reported by the Bulletin Board on December 31, 1999, $0.125, and the exercise or base price of in-the-money stock options.

(3) As of December 31, 1999, Dr. Hirschman held options to purchase 4,100,000 shares of common stock at $0.18 per share, 4,000,000; shares of common stock at $0.19 per share; 4,000,000 shares of common stock at $0.27 per share; and 4,000,000 shares of common stock at $0.36 per share, all of which are currently exercisable. In addition, Dr. Hirschman held options to purchase 23,000,000 shares of common stock at $0.27 per share which are exercisable through February 17, 2008 u

(4) As of December 31, 1999, Mr. Gallantar held options to purchase 4,547,880 shares of common stock at $0.24255 per share, which are exercisable in increments of 1,515,960 on October 1, 2000, 2001 and 2002.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         HIRSCHMAN EMPLOYMENT AGREEMENT

         Pursuant to an Amended and Restated Employment Agreement dated as of May 12, 2000 between Advanced Viral and Dr. Hirschman, we employ Dr. Hirschman on a full business time basis as our President, Chief Executive Officer, Chief Scientific Officer and Chairman of our Scientific Advisory Board, with duties including supervising our day-to-day operations, including management of scientific, medical, financial, regulatory and corporate matters, establishing appropriate laboratory, executive and other facilities on our behalf, and raising additional capital on our behalf. The agreement includes an agreement that Dr. Hirschman will be nominated as a director for the duration of Dr. Hirschman's employment with us under the agreement, and voting agreements regarding the election of Messrs. Friedland, Bregman and Dr. Hirschman as directors. See "Principal Shareholders."

         Pursuant to the agreement, the term of Dr. Hirschman's employment continues until December 31, 2002 and will continue for one year periods thereafter unless either we or Dr. Hirschman gives the other notice at least two years in advance that such one year automatic extension shall be vitiated. If the agreement is terminated by us for cause, we may cancel all unvested stock options, benefits under stock bonus plans and stock appreciation rights ("SARs") granted to Dr. Hirschman. If the agreement is terminated by Dr. Hirschman for cause, we are required to pay to Dr. Hirschman his annual salary and employee benefits through the remainder of the then current term.

         Pursuant to the agreement, Dr. Hirschman receives an annual salary of $361,000, payable in equal biweekly installments. The agreement also entitles Dr. Hirschman to a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and a term life insurance policy at least in the amount of $1,000,000, with a beneficiary to be designated by Dr. Hirschman. The agreement further provides that we shall:

         o take such action as may be necessary to permit Dr. Hirschman to be entitled to participate in stock option, stock bonus or similar plans (including plans for SARs) as are established by us;

         o lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile;

         o reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses, his license fees, membership dues in professional organizations, subscriptions to professional journals, necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of us in the reasonable determination of Dr. Hirschman, and all other expenses that may be pre-approved by our board of directors; and

         o provide not less than four weeks paid vacation annually and such paid sick or other leave as we provide to all of our employees.

         The agreement also provides for the payment of $100,000 to Dr. Hirschman on the date an IND number is obtained from and approved by the FDA so that human research may be conducted using Product R; or the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to us of at least $15 million.

         The agreement further provides that Dr. Hirschman is not authorized, without the express written consent of the board of directors and other than in the ordinary course of business, to pledge the credit of Advanced Viral or any of our other employees, to bind us, to release or discharge any debt due us unless we have received payment in full, or to dispose (as collateral or otherwise) of all or substantially all of our assets.

         Dr. Hirschman has agreed that he will assign to us all patents he develops which result from his knowledge acquired while performing his duties under the agreement, and that, if his employment under the agreement is terminated by us "for cause" or by Dr. Hirschman otherwise than "for cause," as specified in that agreement, he will not, directly or indirectly, compete with us for three years after termination or solicit our employees to leave our employ for one year after termination.

         Pursuant to the execution of the agreement, we ratified a $100,000 bonus payment made to Dr. Hirschman in February 1998 and the February 1998 grant to Dr. Hirschman of options to acquire 23,000,000 shares of common stock exercisable at $0.27 per share at any time through February 17, 2008 or (i) 90 days after (A) the termination of Dr. Hirschman's employment (other than for good reason or upon the occurrence of a change in control, in which two cases Dr. Hirschman may exercise such options until the expiration of the original term, or (B) Dr. Hirschman is terminated for cause, or (ii) until 18 months after death.

         GALLANTAR EMPLOYMENT AGREEMENT

         Advanced Viral entered into an Employment Agreement dated as of October 1, 1999 with Alan V. Gallantar, pursuant to which Mr. Gallantar is employed as our Chief Financial Officer on a full business time basis. Under the agreement, the term of Mr. Gallantar's employment continues until October 1, 2002. If the agreement is terminated by us for cause, Mr. Gallantar will have no accrued right to receive any bonus for the year in which his employment is terminated, all unvested stock options will be cancelled, and any vested stock options will terminate 90 days after the effective date of termination. If the agreement is terminated by Advanced Viral not for cause, we are required to pay to Mr. Gallantar all accrued and unpaid compensation, and all stock options granted as of the date of the agreement shall become 100% vested. Upon such termination not for cause, all options which became vested as a result of this provision may be exercised by Mr. Gallantar until 90 days after the effective date of termination. If Mr. Gallantar elects to terminate this agreement as a result of a change in control, he will be paid his base salary for the remaining term of the agreement, and all stock options granted on the date of the agreement will become 100% vested and exercisable until 90 days after the effective date of termination. If Mr. Gallantar elects to terminate this agreement for any other reason, he will be paid all unaccrued and unpaid base salary, and he will have the right to exercise any vested stock until 90 days after the effective date of termination. All payments made to Mr. Gallantar in connection with the termination of the agreement are subject to reduction to the extent they exceed
2.99 times the "base amount" as determined under Section 280G of the Internal Revenue Code of 1986.

         Pursuant to the agreement, Mr. Gallantar will receive an annual salary of $175,000 for the first year of the agreement; $200,000 for the second year of the agreement; and $225,000 for the third year of the agreement. For each year of the agreement, Mr. Gallantar is entitled to a cash bonus of between 10% and 50% of his base salary, based on certain targets and the discretion of the board of directors. As of the date of the agreement, Mr. Gallantar received options to purchase an aggregate of 4,547,880 shares of our common stock. The options expire on October 1, 2009, and are exercisable in three increments of 1,515,960 on the October 1, 2000, 2001 and 2002, respectively. The agreement further provides that:

         o Mr. Gallantar and his family are entitled to receive the same benefits generally given to other senior executives of Advanced Viral.

         o Mr. Gallantar is entitled to 15 working days of vacation during the first year and 20 days of vacation during each year thereafter, subject to certain exceptions.

         o Mr. Gallantar will receive a non-accountable automobile allowance of $500 per month, provided however, that he is be responsible for all costs of acquiring and maintaining the automobile.

         o We will reimburse Mr. Gallantar for certain professional license and membership fees up to a maximum of $5,000 per year in the aggregate, and all other expenses incurred in the performance of his duties with the prior approval of the Chief Executive Officer.

         o If Mr. Gallantar relocates his primary residence to Westchester County, New York, or New York City prior to the second anniversary of the agreement, we will pay reasonable moving, legal and brokerage fees or costs incurred by him in connection with such relocation up to a maximum of $15,000.

         The agreement provides that Mr. Gallantar is not authorized, without the express written consent of the board of directors and other than in the ordinary course of business, to pledge the credit of Advanced Viral, to bind us under any note, mortgage or other monetary obligation, to release or discharge any debt due us unless we have received payment in full, or to dispose (as collateral or otherwise) of a substantial amount of our assets. Furthermore, Mr.

Gallantar agreed that he will assign to us all intellectual property rights developed by him which result from the knowledge he acquired while performing his duties under the agreement. Finally, he has agreed that he will not, directly or indirectly, compete with us for five years after termination of his employment or solicit our employees to leave our employ for one year after termination.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus for
(i) each shareholder who is known by us to own beneficially more than 5% of our common stock, (ii) each director and executive officer, and (iii) all of our directors and named executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by the persons named in this table that such persons have voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable.

                                                                SHARES OF COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                            BENEFICIALLY OWNED (1)          PERCENT OWNED
------------------------------------                            ----------------------          -------------
Shalom Z. Hirschman, M.D.                                             39,100,000(2)(3)               9.8%
c/o Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701

Bernard Friedland                                                     39,146,730(3)(4)              10.8%
c/o Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Hallandale, FL 33009

William Bregman                                                       35,662,403(3)(5)               9.9%
c/o Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Hallandale, FL 33009

Louis J. Silver                                                          100,000(6)                   *
5110 S.W. 127th Place
Miami, FL 33175

Alan V. Gallantar                                                     1,515,9600(7)                   *
c/o Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701

ALL OFFICERS & DIRECTORS (5 PERSONS)                                 115,525,093(2)                 31.9%


--------------------------------
 *   Less than 1%

(1) The persons named in this table have sole voting power with respect to all shares shown as beneficially owned by them, except as indicated in other footnotes to this table. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days from the date hereof, are deemed outstanding. According to American Stock Transfer & Trust Company, the transfer agent for the common stock, 361,895,098 shares of the common stock were outstanding as of the close of business as of the date hereof.

(2) Includes shares which may be acquired pursuant to options to purchase common stock exercisable within 60 days from the date hereof.

(3) The Hirschman employment agreement provides that Messrs. Friedland and Bregman, during the term of Dr. Hirschman's employment under that agreement, shall vote all shares of the common stock owned or voted by them in favor of Dr. Hirschman as a director of Advanced Viral. That agreement, however, does not restrict or otherwise limit their right to sell their shares to third parties without restriction. The Hirschman employment agreement also provides that Dr. Hirschman, during that term, shall take no action which shall preclude Messrs. Friedland and Bregman from being nominees as directors of Advanced Viral and that Dr. Hirschman shall vote all shares of the common stock owned or voted by him in favor of Messrs. Friedland and Bregman as directors of Advanced Viral. See "-- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(4) Includes 1,000,000 shares of the common stock owned by Mr. Friedland and Beth Friedland, his daughter,.as joint tenants;) 20,000,000 shares owned by Mr. Friedland and Shirley Friedland, his spouse, as joint tenants; and 400,000 shares owned the B&SD Friedland Foundation, a not-for-profit foundation controlled by Mr. Friedland. Does not include 15,000 shares owned by Shirley Friedland as to which Mr. Friedland disclaims beneficial ownership.

(5) Includes 22,594,864 shares held in a trust for which Mr. Bregman is the sole trustee and sole beneficiary; 135,000 shares owned by Carol Bregman, his daughter; 113,000 shares owned by Janet Berlin, his daughter; 135,000 shares owned by Forest Berlin, his grandson; and 135,000 shares owned by Jessica Berlin, his granddaughter.

(6) Represents options granted in.May 2000 to acquire 100,000 shares of common stock at $0.25 per share. (7).Represents options to purchase 1,515,960 shares of common stock at $0.24255 per share, which are currently exercisable.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the common stock as of the date of this prospectus by each of the selling shareholders assuming the full exercise of certain warrants and stock options. Unless otherwise indicated below, to our knowledge all persons listed below have sole voting and investment power with respect to the shares of common stock, except to the extent authority is shared by spouses under applicable law. The information included below is based upon information provided by the selling shareholders. Because the selling shareholders may offer all, some or none of their shares, no definitive estimate as to the number of shares that will be held by the selling shareholders after such offering can be provided and the following table has been prepared on the assumption that all shares offered under this prospectus will be sold.

                           SELLING SHAREHOLDER TABLE

                                                           SHARES OWNED                            SHARES OWNED
                                      POSITION WITH   BEFORE OFFERING(1)(2)     SHARES BEING    AFTER OFFERING(3)
                                     OR RELATIONSHIP  ----------------------      SOLD IN      -------------------
SELLING SHAREHOLDER                 TO ADVANCED VIRAL    NUMBER            %     OFFERING         NUMBER         %
-------------------                 ----------------- ---------------    ---    ------------   ---------------- --
Endeavour Capital                        Investor          200,000          *           200,000          0        *
Fund S.A.(4)

Samuel Krieger(5)                        Investor            5,000          *             5,000          0        *

Ronald Nussbaum(5)                       Investor            5,000          *             5,000          0        *

SELLING SHAREHOLDERS TOTAL SHARES                          210,000          *           210,000          0        *

SHARES OUTSTANDING AFTER OFFERING(2)                   362,105,898


-------------------------------

*    Less than 1%

(1) As required by regulations of the Commission, the number of shares shown as beneficially owned include shares which can be purchased within 60 days from the date hereof.

(2)  Assumes the full exercise of the warrants.

(3) Assumes that all of the shares are sold by the selling shareholders and no additional shares of common stock are acquired.

(4)  Represents 200,000 shares of common stock underlying certain warrants.

(5)  Represents 5,000 shares of common stock underlying certain warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For the past three fiscal years, there were no material transactions between Advanced Viral and any of our officers or directors which involved $60,000 or more.

                          DESCRIPTION OF COMMON STOCK

         As of the date of this prospectus, our Certificate of Incorporation authorize us to issue 1,000,000,000 shares of common stock, par value $0.00001 per share. As of October 18, 2000, there were outstanding 361,895,098 shares of common stock, all of which are fully paid for and non-assessable. The holders of common stock:

         o have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

         o entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

         o do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

         o are entitled to one noncumulative vote per share on all matters which shareholders may vote on at all meetings of shareholders.

         American Stock Transfer & Trust Company is our transfer agent and registrar, and is located in Brooklyn, New York.

                                USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the selling shareholders. We will receive the cash proceeds, if any, from the exercise of any of the warrants held by the selling shareholders.

                              PLAN OF DISTRIBUTION

         Sales of the shares may be made from time to time by the selling shareholders, or, subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. Such sales may be made on the OTC Bulletin Board, in another over-the-counter market, on a national securities exchange (any of which may involve crosses and block transactions) or other market on which our common stock may be listed at the time of sale, including the American Stock Exchange, in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices or at fixed prices that may be changed. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(l) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this prospectus. We will also receive the cash proceeds, if any, from the exercise of any of the warrants held by the selling shareholders. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of such exchange;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales.

         Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of the shares of common stock for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation, as a particular broker-dealer, might be in excess of customary commissions).

         In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell shares short and deliver the shares to close out such short positions. The selling shareholders may also enter into option, swaps, derivatives or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

         From time to time the selling shareholders may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be 'underwriters' within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

         Information as to whether underwriters who may be selected by the selling shareholders, or any other broker-dealer, is acting as principal or agent for the selling shareholders, the compensation to be received by underwriters who may be selected by the selling shareholders, or any broker-dealer, acting as principal or agent for the selling shareholders and the compensation to be received by other broker-dealers, if the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the prospectus supplement, if any, to any person who purchases any of the shares from or through such dealer or broker.

         We have advised the selling shareholders that during such time as they may be engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

         It is anticipated that the selling shareholders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, such sales, or the possibility of such sales, may have a depressive effect on the market price of our common stock. None of the selling shareholders have entered into any agreements regarding the sales of the shares being registered.

         We have agreed to bear all expenses of registration of the shares of common stock offered by the selling shareholders for resale, other than any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of the shares of common stock, which will be borne by the selling shareholder selling those shares or by the purchasers of such shares.

         We have agreed to indemnify each selling shareholder or their transferees or assignees against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments to which such selling shareholder or its pledgees, donees, transferees or other successors in interest may be required to make in respect thereof.

                                 LEGAL MATTERS

         The validity of the shares offered in this prospectus will be passed upon for Advanced Viral by Berman Wolfe Rennert Vogel & Mandler, P.A., Bank of America Tower, 35th Floor, 100 Southeast Second Street, Miami, Florida 33131.

                                    EXPERTS

         The Consolidated Financial Statements of Advanced Viral Research Corp. included in this prospectus and in the registration statement except as they pertain to periods unaudited, have been audited by Rachlin Cohen & Holtz LLP, independent certified public accountants, for the periods indicated in their report appearing elsewhere in this prospectus, and are included in this prospectus in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants.............................................................F-1

Consolidated Financial Statements Years Ended 1999, 1998 and 1997
     Balance Sheets, December 31, 1999 and 1998................................................................F-2

     Statements of Operations for the Years Ended December 31, 1999, 1998
         and 1997 and from Inception (February 20, 1984) to December 31, 1999..................................F-3

     Statements of Stockholders' Equity from Inception (February 20, 1984) to
         December 31, 1999.....................................................................................F-4

     Statements of Cash Flows for the Years Ended December 31, 1999, 1998
         and 1997 and from Inception (February 20, 1984) to December 31, 1999..................................F-12

     Notes to Consolidated Financial Statements................................................................F-13

Consolidated Financial Statements Three and Six Months Ended June 30, 2000
     Balance Sheets, June 30, 2000 and December 31, 1999.......................................................F-38

     Statements of Operations for the Three and Six Months Ended June 30, 2000
         and 1999 and from Inception (February 20, 1984) to June 30, 2000......................................F-39

     Statements of Stockholders' Equity from Inception (February 20, 1984)
         to June 30, 2000......................................................................................F-40

     Statements of Cash Flows for the Six Months Ended June 30, 2000
         and 1999 and from Inception (February 20, 1984) to June 30, 2000......................................F-49

     Notes to Consolidated Condensed Financial Statements......................................................F-50

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Directors
Advanced Viral Research Corp.
  (A Development Stage Company)
Yonkers, New York

We have audited the accompanying consolidated balance sheets of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the years in the three year period ended December 31, 1999 and for the period from inception (February 20, 1984) to December 31, 1999. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1999 and for the period from inception (February 20, 1984) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in
Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
January 26, 2000, except for the fourth paragraph of Note 12, as to which the date is March 9, 2000

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998



                                                                                 1999                     1998
                                                                            ------------             ------------
                                     ASSETS
Current Assets:
   Cash and cash equivalents                                                $    836,876             $    924,420
   Investments                                                                        --                  821,047
   Inventory                                                                      19,729                   19,729
   Other current assets                                                           59,734                   29,818
                                                                            ------------             ------------
         Total current assets                                                    916,339                1,795,014

Property and Equipment                                                         1,375,923                1,049,593

Other Assets                                                                     569,312                  460,346
                                                                            ------------             ------------
         Total assets                                                       $  2,861,574             $  3,304,953
                                                                            ============             ============

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
   Accounts payable and accrued liabilities                                 $    728,872             $    279,024
   Current portion of capital lease obligation                                    50,315                   38,335
   Current portion of note payable                                                19,095                       --
                                                                            ------------             ------------
         Total current liabilities                                               798,282                  317,359
                                                                            ------------             ------------

Long-Term Debt:
   Convertible debenture, net                                                  4,446,629                1,457,919
   Capital lease obligation - long-term portion                                  152,059                  167,380
   Note payable - long-term portion                                               77,964                       --
                                                                            ------------             ------------
        Total long-term debt                                                   4,676,652                1,625,299
                                                                            ------------             ------------

Deposit on Securities Purchase Agreement                                              --                  600,000
                                                                            ------------             ------------

Commitments, Contingencies and Subsequent Events                                      --                       --

Stockholders' Equity (Deficiency):
   Common stock; 1,000,000,000 shares of $.00001
      par value authorized, 303,472,035 and 296,422,907
      shares issued and outstanding                                                3,034                    2,964
   Additional paid-in capital                                                 17,537,333               14,325,076
   Deficit accumulated during the development stage                          (19,725,238)             (13,550,976)
   Deferred compensation cost                                                         --                  (14,769)
   Discount on warrants                                                         (428,489)                      --
                                                                            ------------             ------------
         Total stockholders' equity (deficiency)                              (2,613,360)                 762,295
                                                                            ------------             ------------
         Total liabilities and stockholders' equity (deficiency)            $  2,861,574             $  3,304,953
                                                                            ============             ============



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                             Inception
                                                                                                           (February 20,
                                                          Year Ended December 31,                             1984) to
                                      -----------------------------------------------------------           December 31,
                                           1999                   1998                   1997                   1999
                                      -------------          -------------          -------------          -------------
Revenues:
   Sales                              $      10,953          $         656          $       2,278          $     205,928
   Interest and dividends                    42,744                102,043                111,845                602,041
   Other income                                  --                    293                  7,800                120,093
                                      -------------          -------------          -------------          -------------
                                             53,697                102,992                121,923                928,062
                                      -------------          -------------          -------------          -------------

Costs and Expenses:
   Research and development               1,745,937              1,659,456                817,603              5,329,404
   General and administrative             2,244,205              1,420,427              1,681,436              9,559,452
   Depreciation                             230,785                110,120                 26,288                546,223
   Interest                               2,007,032              1,470,699              1,738,325              5,218,221
                                      -------------          -------------          -------------          -------------
                                          6,227,959              4,660,702              4,263,652             20,653,300
                                      -------------          -------------          -------------          -------------

Net Loss                              $  (6,174,262)         $  (4,557,710)         $  (4,141,729)         $ (19,725,238)
                                      =============          =============          =============          =============

Net Loss Per Share of Common
   Stock - Basic and Diluted          $       (0.02)         $       (0.02)         $       (0.02)
                                      =============          =============          =============

Weighted Average Number of
   Common Shares Outstanding            302,361,109            294,809,073            274,534,277
                                      =============          =============          =============



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1999

                                                                      Common Stock                                     Deficit
                                                         ---------------------------------------                     Accumulated
                                                          Amount                                     Additional       during the
                                                            Per                                        Paid-In       Development
                                                           Share        Shares          Amount         Capital          Stage
                                                         ---------    -----------    -----------     -----------     -----------
Balance, inception (February 20, 1984) as previously
  reported                                                                     --    $     1,000     $        --     $    (1,000)

Adjustment for pooling of interests                                            --         (1,000)          1,000              --
                                                                      -----------    -----------     -----------     -----------

Balance, inception, as restated                                                --             --           1,000          (1,000)

   Net loss, period ended December 31, 1984                                    --             --              --         (17,809)
                                                                      -----------    -----------     -----------     -----------

Balance, December 31, 1984                                                     --             --           1,000         (18,809)

   Issuance of common stock for cash                     $     .00    113,846,154          1,138             170              --
   Net loss, year ended December 31, 1985                                      --             --              --         (25,459)
                                                                      -----------    -----------     -----------     -----------

Balance, December 31, 1985                                            113,846,154          1,138           1,170         (44,268)

   Issuance of common stock - public offering                  .01     40,000,000            400         399,600              --
   Issuance of underwriter's warrants                                          --             --             100              --
   Expenses of public offering                                                 --             --        (117,923)             --
   Issuance of common stock, exercise of "A" warrants          .03        819,860              9          24,587              --
   Net loss, year ended December 31, 1986                                      --             --              --        (159,674)
                                                                      -----------    -----------     -----------     -----------

Balance, December 31, 1986                                            154,666,014          1,547         307,534        (203,942)
                                                                      -----------    -----------     -----------     -----------





                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1999

                                                                     Common Stock                                      Deficit
                                                       -----------------------------------------                      Accumulated
                                                        Amount                                       Additional        during the
                                                          Per                                          Paid-In        Development
                                                         Share         Shares          Amount          Capital           Stage
                                                       ---------     -----------     -----------     -----------      -----------
Balance, December 31, 1986                                           154,666,014     $     1,547     $   307,534      $  (203,942)

   Issuance of common stock, exercise of "A" warrants    $   .03      38,622,618             386       1,158,321               --
   Expenses of stock issuance                                                 --              --         (11,357)              --
   Acquisition of subsidiary for cash                                         --              --         (46,000)              --
   Cancellation of debt due to stockholders                                   --              --          86,565               --
   Net loss, year ended December 31, 1987                                     --              --              --         (258,663)
                                                                     -----------     -----------     -----------      -----------

Balance, December 31, 1987                                           193,288,632           1,933       1,495,063         (462,605)

   Net loss, year ended December 31, 1988                                     --              --              --         (199,690)
                                                                     -----------     -----------     -----------      -----------

Balance, December 31, 1988                                           193,288,632           1,933       1,495,063         (662,295)

   Net loss, year ended December 31, 1989                                     --              --              --         (270,753)
                                                                     -----------     -----------     -----------      -----------

Balance, December 31, 1989                                           193,288,632           1,933       1,495,063         (933,048)

   Issuance of common stock, expiration of redemption        .05       6,729,850              67         336,475               --
      offer on "B" warrants
   Issuance of common stock, exercise of "B" warrants        .05         268,500               3          13,422               --
   Issuance of common stock, exercise of "C" warrants        .08          12,900              --           1,032               --
   Net loss, year ended December 31, 1990                                     --              --              --         (267,867)
                                                                     -----------     -----------     -----------      -----------

Balance, December 31, 1990                                           200,299,882           2,003       1,845,992       (1,200,915)
                                                                     -----------     -----------     -----------      -----------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1999


                                                                       Common Stock                                     Deficit
                                                        -----------------------------------------                     Accumulated
                                                         Amount                                       Additional      during the
                                                           Per                                          Paid-In       Development
                                                          Share         Shares            Amount        Capital          Stage
                                                        --------      -----------     -----------     -----------     -----------
Balance, December 31, 1990                                            200,299,882     $     2,003     $ 1,845,992     $(1,200,915)

   Issuance of common stock, exercise of "B" warrants   $    .05           11,400              --             420              --
   Issuance of common stock, exercise of "C" warrants        .08            2,500              --             200              --
   Issuance of common stock, exercise of underwriters
     warrants                                               .012        3,760,000              38          45,083              --
   Net loss, year ended December 31, 1991                                      --              --              --        (249,871)
                                                                      -----------     -----------     -----------     -----------

Balance, December 31, 1991                                            204,073,782           2,041       1,891,695      (1,450,786)

   Issuance of common stock, for testing                   .0405       10,000,000             100         404,900              --
   Issuance of common stock, for consulting services        .055          500,000               5          27,495              --
   Issuance of common stock, exercise of "B" warrants        .05        7,458,989              75         372,875              --
   Issuance of common stock, exercise of "C" warrants        .08        5,244,220              52         419,487              --
   Expenses of stock issuance                                                                                              (7,792)
   Net loss, year ended December 31, 1992                                      --              --              --        (839,981)
                                                                      -----------     -----------     -----------     -----------

Balance, December 31, 1992                                            227,276,991           2,273       3,108,660      (2,290,767)

   Issuance of common stock, for consulting services        .055          500,000               5          27,495              --
   Issuance of common stock, for consulting services         .03        3,500,000              35         104,965              --
   Issuance of common stock, for testing                    .035        5,000,000              50         174,950              --
   Net loss, year ended December 31, 1993                                      --              --              --        (563,309)
                                                                      -----------     -----------     -----------     -----------

Balance, December 31, 1993                                            236,276,991           2,363       3,416,070      (2,854,076)
                                                                      -----------     -----------     -----------     -----------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1999


                                                     Common Stock                                           Deficit
                                             --------------------------------                             Accumulated
                                              Amount                             Additional                during the    Deferred
                                               Per                                Paid-In   Subscription  Development  Compensation
                                              Share      Shares        Amount     Capital     Receivable     Stage         Cost
                                             ------    -----------    -------    ----------- ------------ -----------  ------------
Balance, December 31, 1993                             236,276,991    $ 2,363    $ 3,416,070    $   --    $(2,854,076)    $   --

   Issuance of common stock, for consulting
     services                                $  .05      4,750,000         47        237,453        --             --         --
   Issuance of common stock, exercise of
     options                                    .08        400,000          4         31,996        --             --         --
   Issuance of common stock, exercise of
     options                                    .10        190,000          2         18,998        --             --         --
   Net loss, year ended December 31, 1994                       --         --             --        --       (440,837)        --
                                                       -----------    -------    -----------    ------    -----------     ------

Balance, December 31, 1994                             241,616,991      2,416      3,704,517        --     (3,294,913)        --
                                                                                                                          ------
   Issuance of common stock, exercise of
     options                                    .05      3,333,333         33        166,633        --             --         --
   Issuance of common stock, exercise of
     options                                    .08      2,092,850         21        167,407        --             --         --
   Issuance of common stock, exercise of
     options                                    .10      2,688,600         27        268,833        --             --         --
   Issuance of common stock, for consulting
     services                                   .11      1,150,000         12        126,488        --             --         --
   Issuance of common stock, for consulting
     services                                   .14        300,000          3         41,997        --             --         --
   Net loss, year ended December 31, 1995                       --         --             --        --       (401,884)        --
                                                       -----------    -------    -----------    ------    -----------     ------

Balance, December 31, 1995                             251,181,774      2,512      4,475,875        --     (3,696,797)        --
                                                       -----------    -------    -----------    ------    -----------     ------


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1999


                                             Common Stock                                               Deficit
                                  ------------------------------------                                Accumulated
                                  Amount                                   Additional                  during the        Deferred
                                    Per                                     Paid-In    Subscription    Development    Compensation
                                   Share      Shares          Amount        Capital     Receivable       Stage            Cost
                                  ------    -----------    -----------    -----------  ------------   ------------    -------------
Balance, December 31, 1995                  251,181,774    $     2,512    $ 4,475,875    $      --     $(3,696,797)    $        --

   Issuance of common stock,
     exercise of options             .05      3,333,334             33        166,634           --              --              --
   Issuance of common stock,
     exercise of options             .08      1,158,850             12         92,696           --              --              --
   Issuance of common stock,
     exercise of options             .10      7,163,600             72        716,288           --              --              --
   Issuance of common stock,
     exercise of options             .11        170,000              2         18,698           --              --              --
   Issuance of common stock,
     exercise of options             .12      1,300,000             13        155,987           --              --              --
   Issuance of common stock,
     exercise of options             .18      1,400,000             14        251,986           --              --              --
   Issuance of common stock,
     exercise of options             .19        500,000              5         94,995           --              --              --
   Issuance of common stock,
     exercise of options             .20        473,500              5         94,695           --              --              --
   Issuance of common stock, for
     services rendered               .50        350,000              3        174,997           --              --              --
   Options granted                                   --             --        760,500           --              --        (473,159)
   Subscription receivable                           --             --             --      (19,000)             --              --
   Net loss, year ended
     December 31, 1996                               --             --             --           --      (1,154,740)             --
                                            -----------    -----------    -----------    ---------     -----------     -----------

Balance, December 31, 1996                  267,031,058          2,671      7,003,351      (19,000)     (4,851,537)       (473,159)
                                            -----------    -----------    -----------    ---------     -----------     -----------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1999


                                                 Common Stock                                          Deficit
                                      --------------------------------                               Accumulated
                                      Amount                               Additional                 during the        Deferred
                                        Per                                 Paid-In    Subscription  Development     Compensation
                                       Share      Shares       Amount       Capital     Receivable      Stage            Cost
                                      ------    -----------  ---------    -----------  ------------  ------------    ------------
Balance, December 31, 1996                      267,031,058  $   2,671    $ 7,003,351   $ (19,000)    $(4,851,537)    $  (473,159)

   Issuance of common stock,
     exercise of options                 .08      3,333,333         33        247,633          --              --              --
   Issuance of common stock,
     conversion of debt                  .20      1,648,352         16        329,984          --              --              --
   Issuance of common stock,
     conversion of debt                  .15        894,526          9        133,991          --              --              --
   Issuance of common stock,
     conversion of debt                  .12      2,323,580         23        269,977          --              --              --
   Issuance of common stock,
     conversion of debt                  .15      1,809,524         18        265,982          --              --              --
   Issuance of common stock,
     conversion of debt                  .16        772,201          8        119,992          --              --              --
   Issuance of common stock, for
     services rendered                   .41         50,000         --         20,500          --              --              --
   Issuance of common stock, for
     services rendered                   .24        100,000          1         23,999          --              --              --
   Beneficial conversion feature,
     February debenture                                  --         --        413,793          --              --              --
   Beneficial conversion feature,
     October debenture                                   --         --      1,350,000          --              --              --
   Warrant costs, February debenture                     --         --         37,242          --              --              --
   Warrant costs, October debenture                      --         --        291,555          --              --              --
   Amortization of deferred
     compensation cost                                   --         --             --          --              --         399,322
   Imputed interest on convertible
     debenture                                           --         --          4,768          --              --              --
   Net loss, year ended December 31,
      1997                                               --         --             --          --      (4,141,729)             --
                                                -----------  ---------    -----------   ---------     -----------     -----------

Balance, December 31, 1997                      277,962,574      2,779     10,512,767     (19,000)     (8,993,266)        (73,837)
                                                -----------  ---------    -----------   ---------     -----------     -----------


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1999


                                             Common Stock                                                Deficit
                                   --------------------------------                                    Accumulated
                                     Amount                              Additional                     during the      Deferred
                                      Per                                 Paid-In      Subscription     Development   Compensation
                                     Share      Shares       Amount       Capital        Receivable        Stage         Cost
                                   --------  ------------  ---------    ------------   ------------    ------------   ---------

Balance, December 31, 1997                    277,962,574  $   2,779    $ 10,512,767     $ (19,000)    $ (8,993,266)  $ (73,837)

   Issuance of common stock,
     exercise of options                .12       295,000          3          35,397            --               --          --
   Issuance of common stock,
     exercise of options                .14       500,000          5          69,995            --               --          --
   Issuance of common stock,
     exercise of options                .16       450,000          5          71,995            --               --          --
   Issuance of common stock,
     exercise of options                .20        10,000         --           2,000            --               --          --
   Issuance of common stock,
     exercise of options                .26       300,000          3          77,997            --               --          --
   Issuance of common stock,
     conversion of debt                 .13     1,017,011         10         132,990            --               --          --
   Issuance of common stock,
     conversion of debt                 .14     2,512,887         25         341,225            --               --          --
   Issuance of common stock,
     conversion of debt                 .15     5,114,218         51         749,949            --               --          --
   Issuance of common stock,
     conversion of debt                 .18     1,491,485         15         274,985            --               --          --
   Issuance of common stock,
     conversion of debt                 .19     3,299,979         33         619,967            --               --          --
   Issuance of common stock,
     conversion of debt                 .22     1,498,884         15         335,735            --               --          --
   Issuance of common stock,
     conversion of debt                 .23     1,870,869         19         424,981            --               --          --
   Issuance of common stock,
     for services rendered              .21       100,000          1          20,999            --               --          --
   Beneficial conversion feature,
     November debenture                                --         --         625,000            --               --          --
   Warrant costs, November
     debenture                                         --         --          48,094            --               --          --
   Amortization of deferred
     compensation cost                                 --         --              --            --               --      59,068
   Write off of subscription
     receivable                                        --         --         (19,000)       19,000               --          --
   Net loss, year ended
     December 31, 1998                                 --         --              --            --       (4,557,710)         --
                                             ------------  ---------    ------------     ---------     ------------   ---------

Balance, December 31, 1998                    296,422,907      2,964      14,325,076            --      (13,550,976)    (14,769)
                                             ------------  ---------    ------------     ---------     ------------   ---------


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1999


                                            Common Stock                               Deficit
                                  ---------------------------------                  Accumulated
                                  Amount                                Additional    during the      Deferred        Discount
                                    Per                                  Paid-In     Development    Compensation        on
                                   Share       Shares       Amount       Capital        Stage           Cost          Warrants
                                  ------    ------------  ---------    ------------  ------------   ------------    ------------
Balance, December 31, 1998                   296,422,907  $   2,964    $ 14,325,076  $(13,550,976)    $ (14,769)    $         --

   Issuance of common stock,
     securities purchase agreement   .16       4,917,276         49         802,451            --            --               --
   Issuance of common stock,
     securities purchase agreement   .27       1,851,852         18         499,982            --            --               --
   Issuance of common stock,
     for services rendered           .22         100,000          1          21,999            --            --               --
   Issuance of common stock,
     for services rendered           .25         180,000          2          44,998            --            --               --
   Beneficial conversion feature,
     August debenture                                 --         --         687,500            --            --               --
   Beneficial conversion feature,
     December debenture                               --         --         357,143            --            --               --
   Warrant costs, securities
     purchase agreement                               --         --         494,138            --            --         (494,138)
   Warrant costs, securities
     purchase agreement                               --         --          37,025            --            --          (37,025)
   Warrant costs, August
     debenture                                        --         --          52,592            --            --               --
   Warrant costs, December
     debenture                                        --         --           4,285            --            --               --
   Amortization of warrant costs,
     securities purchase agreement                    --         --              --            --            --          102,674
   Amortization of deferred
     compensation cost                                --         --              --            --        14,769               --
   Compensation expense related to
     modification of existing options                 --         --         210,144            --            --               --
   Net loss, year ended
     December 31, 1999                                --         --              --    (6,174,262)           --               --
                                            ------------  ---------    ------------  ------------     ---------     ------------

Balance, December 31, 1999                   303,472,035      3,034    $ 17,537,333  $(19,725,238)    $      --     $   (428,489)
                                            ------------  ---------    ------------  ------------     ---------     ------------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                     Inception
                                                                                                                   (February 20,
                                                                         Year Ended December 31,                      1984) to
                                                              ------------------------------------------------      December 31,
                                                                   1999              1998              1997             1999
                                                              ------------      ------------      ------------      ------------
Cash Flows from Operating Activities:
   Net loss                                                   $ (6,174,262)     $ (4,557,710)     $ (4,141,729)     $(19,725,238)
                                                              ------------      ------------      ------------      ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation                                              230,785           110,120            26,288           546,133
         Amortization of debt issue costs                          331,250           229,978           111,957           673,185
         Amortization of deferred interest cost on
            beneficial conversion feature                        1,044,643           835,951         1,552,842         3,433,361
         Amortization of discount on warrants                      148,262           290,297                --           438,559
         Amortization of deferred compensation cost                 14,769            59,068           399,322           760,500
         Issuance of common stock for services                      67,000            21,000            44,500         1,504,500
         Compensation expense related to modification of
            existing options                                       210,144                --                --           210,144
         Other                                                          --                --            (1,607)           (1,607)
         Changes in operating assets and liabilities:
            Increase in other current assets                       (29,917)           (9,608)           (4,159)          (59,735)
            Increase in inventory                                       --                --                --           (19,729)
            Increase in other assets                              (440,216)         (247,072)         (496,126)       (1,216,958)
            Increase (decrease) in accounts payable and
               accrued liabilities                                 449,848           (96,582)          328,932           735,072
                                                              ------------      ------------      ------------      ------------
                  Total adjustments                              2,026,568         1,193,152         1,961,949         7,003,425
                                                              ------------      ------------      ------------      ------------
                  Net cash used by operating activities         (4,147,694)       (3,364,558)       (2,179,780)      (12,721,813)
                                                              ------------      ------------      ------------      ------------

Cash Flows from Investing Activities:
   Purchase of investments                                              --          (915,047)       (3,651,676)       (6,292,979)
   Proceeds from sale of investments                               821,047         3,078,902         2,045,615         6,292,979
   Acquisition of property and equipment                          (407,150)         (451,734)         (307,362)       (1,550,750)
   Proceeds from sale of property and equipment                         --                --             1,200             1,200
                                                              ------------      ------------      ------------      ------------
                  Net cash provided (used) by investing
                    activities                                     413,897         1,712,121        (1,912,223)       (1,549,550)
                                                              ------------      ------------      ------------      ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                    3,000,000         1,500,000         4,000,000         8,500,000
   Proceeds from deposit on securities purchase agreement               --           600,000                --           600,000
   Proceeds from sale of securities, net of issuance costs         702,500           257,400           266,666         6,081,088
   Payments under capital lease                                    (41,986)          (16,602)               --           (58,588)
   Payments on note payable                                        (14,261)               --                --           (14,261)
                                                              ------------      ------------      ------------      ------------
                  Net cash provided by financing activities      3,646,253         2,340,798         4,266,666        15,108,239
                                                              ------------      ------------      ------------      ------------

Net Increase (Decrease) in Cash and Cash Equivalents               (87,544)          688,361           174,663           836,876

Cash and Cash Equivalents, Beginning                               924,420           236,059            61,396                --
                                                              ------------      ------------      ------------      ------------

Cash and Cash Equivalents, Ending                             $    836,876      $    924,420      $    236,059      $    836,876
                                                              ============      ============      ============      ============

Supplemental Disclosure of Non-Cash Financing Activities:
   Cash paid during the year for interest                     $    118,870      $      6,042      $         --
                                                              ============      ============      ============

   During 1999, the Company purchased equipment under a capital lease totaling $38,645 and under an installment note payable totaling $111,320.



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS

             Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July 31, 1985. The Company was organized for the purpose of manufacturing and marketing a pharmaceutical product named Reticulose (the current formulation of which is now known as and hereinafter referred to as "Product R"). While the Company has had limited sales of this product, primarily for research purposes, the success of the Company will be dependent upon obtaining certain regulatory approval for its pharmaceutical product, Product R, to commence commercial operations.

         PRINCIPLES OF CONSOLIDATION

             The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research, Ltd. (LTD), a Bahamian Corporation. All significant intercompany accounts have been eliminated.

         DEVELOPMENT STAGE ENTERPRISE

             As described above, the Company was incorporated on July 31, 1985, and, since that time, has been primarily involved in organizational activities, research and development activities, and raising capital. Planned operations, as described above, have not commenced to any significant extent. Accordingly, the Company is considered to be in the development stage, and the accompanying consolidated financial statements represent those of a development stage enterprise.

         CASH AND CASH EQUIVALENTS

             Cash equivalents consist of highly liquid investments (money fund), with original maturities of three months or less.

         INVESTMENTS

             At December 31, 1999, investments consist of a money fund, which is reported at its fair value. At December 31, 1998, investments consisted of U.S. Government discount notes classified as "held to maturity" and are carried at amortized cost, which approximates fair value.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)




NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         PROPERTY AND EQUIPMENT

             Property and equipment are stated at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

         RESEARCH AND DEVELOPMENT

             Research and development costs are expensed as incurred by the Company.

         INCOME TAXES

             The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

             The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1999 and 1998. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 1999 and 1998 or that will be realized in the future.

             The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, a money fund, U.S. government obligations, accounts payable and the convertible debentures. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)




NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

             At December 31, 1998, the fair value of non-current investments, primarily U.S. government obligations, have been estimated using quoted market prices. The differences between the estimated fair value and the carrying value of non-current and current debt instruments were considered immaterial in relation to the Company's financial position.

         CONCENTRATIONS OF CREDIT RISk

             Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. At various times during the year, the Company has cash balances in excess of federally insured limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits risk.

         STOCK-BASED COMPENSATION

             The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB No.
             25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

             The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.

         NET LOSS PER COMMON SHARE

             The Company computes loss per share in accordance with SFAS No. 128, EARNINGS PER SHARE, which was adopted in 1997. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

             Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year.

             The Company's potentially issuable shares of common stock pursuant to outstanding stock options are excluded from the Company's diluted computation, as their effect would be anti-dilutive.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         REVENUE RECOGNITION

             The limited sales generated by the Company have consisted of sales of Product R for testing and other purposes. The Company records sales when the product is shipped to customers.

         RECLASSIFICATIONS

             Certain amounts in the 1997 and 1998 financial statements have been reclassified to conform to 1999 presentation.

         USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

         RECENT ACCOUNTING PRONOUNCEMENTS

             In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133. SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

             Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2000 to affect its financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)



NOTE 2.  BASIS OF PRESENTATION

         The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuance of the Company as a going concern. The Company has suffered losses from operations during its history. The Company is dependent upon registration of Product R for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Unless and until Product R is approved for sale in the United States or another industrially developed country, the Company may be dependent upon the continued sale of its securities and debt financing for funds to meet its cash requirements. Management intends to continue to sell the Company's securities in an attempt to mitigate the effects of its cash position; however, no assurance can be given that equity or debt financing, if and when required, will be available.

         During 1999 and 1998, the Company was successful in obtaining equity and debt financing aggregating approximately $3,700,000 and $2,400,000, respectively. No assurance can be given that the Company will be able to sustain its operations until FDA approval is granted or that any approval will ever be granted, or that the Company will be successful in the efforts to obtain equity or debt financing. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company expects to submit an application for approval with the FDA in the near future, and plans to continue to seek additional equity and debt financing as the need arises. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3.  ACQUISITION

         Two of the principal stockholders of the Company acquired LTD, a Bahamian Corporation with pharmaceutical manufacturing and warehousing facilities, on February 20, 1984. The acquisition is a combination of two entities under common control and has been accounted for in a manner similar to a pooling of interests. In 1986, the Company acquired from LTD exclusive rights to manufacture and market Reticulose (currently referred to as Product R) worldwide, except within the Bahamas, for $50,000. The Company also purchased inventory of Product R from LTD for $45,000 and was obligated to pay $3 per ampule of Product R for the initial 100,000 ampules purchased and $2 per ampule for purchases exceeding 100,000 ampules. On December 16, 1987, the Company acquired the controlling beneficial interest in 99.6% of the common stock of LTD through an appropriate trust agreement to satisfy the rules of the Bahamian Government, from two of the principal stockholders of the Company. Both stockholders concurrently canceled $86,565 of indebtedness due them from LTD.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)



NOTE 4.  PROPERTY AND EQUIPMENT

                                                Estimated Useful
                                                  Lives (Years)            1999             1998
                                                ----------------        ----------       ----------

          Land and improvements                      15               $     34,550     $     34,550
          Building and improvements                  30                    483,865          324,083
          Machinery and equipment                     5                  1,400,880        1,003,768
                                                                         ---------        ---------
                                                                         1,919,295        1,362,401
          Less accumulated depreciation                                    543,372          312,808
                                                                        ----------       ----------
                                                                        $1,375,923       $1,049,593
                                                                        ==========       ==========


         The Company maintains certain property and equipment in Freeport, Bahamas. This property and equipment amounted to $385,087 as of December 31, 1999 and $370,028 as of December 31, 1998 including $17,623 expended in 1987 to purchase a land lease expiring in 2068. Included with machinery and equipment is $38,645 and $222,318 of equipment purchased under capital leases during 1999 and 1998, respectively. Depreciation expense for equipment under the capital leases was approximately $47,040 and $12,000 in 1999 and 1998, respectively. These amounts are included above.

NOTE 5.  OTHER ASSETS

                                                                           1999         1998
                                                                        --------     --------
            Patent development costs                                    $517,816     $344,319
            Loan costs, net of accumulated amortization of $341,395           --       96,250
            Other                                                         51,496       19,777
                                                                        --------     --------
                                                                        $569,312     $460,346
                                                                        ========     ========

         Patent development costs are capitalized as incurred. Loan costs relate to fees paid in connection with the issuance of convertible debentures (Note 8) and are amortized over the life of the debenture or until conversion.

NOTE 6.  SECURITIES PURCHASE AGREEMENTS

         CONVERTIBLE DEBENTURES

             In February 1997 and October 1997, in order to finance research and development, the Company sold $1,000,000 and $3,000,000, respectively, principal amount of its ten-year 7% Convertible Debentures (the "February Debenture" and the "October Debenture", collectively, the "Debentures") due February 28, 2007 and August 30, 2007, respectively, to RBB Bank Aktiengesellschaft ("RBB") in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended. Accrued interest under the Debentures was payable semi-annually, computed at the rate of 7% per annum on the unpaid principal

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

             balance from the date of issuance until the date of interest payment. The Debentures were convertible, at the option of the holder, into shares of Common Stock pursuant to specified formulas. On April 22, 1997, June 6, 1997, July 3, 1997 and August 20, 1997,
             pursuant to notice by the holder, RBB, to the Company under the February Debenture, $330,000, $134,000, $270,000 and $266,000,
             respectively, of the principal amount of the February Debenture was converted into 1,648,352, 894,526, 2,323,580 and 1,809,524 shares of the Common Stock, respectively. As of August 20, 1997, the February Debenture was fully converted. On December 9, 1997, January 7, 1998, January 14, 1998, February 19, 1998, February 23, 1998, March 31, 1998, May 4, 1998 and May 5, 1998, pursuant to notice by the holder, RBB, to the Company, $120,000, $133,000, $341,250, $750,000, $335,750, $425,000, $275,000 and $620,000,
             respectively, of the October Debenture was converted into 772,201, 1,017,011, 2,512,887, 5,114,218, 1,498,884, 1,870,869, 1,491,485
             and 3,299,979 Common Stock, respectively. As of May 5, 1998, the October Debenture was fully converted.

             In connection with the issuance of the February Debenture, the Company issued to RBB three warrants (the "February Warrants") to purchase common stock, each such February Warrant entitling the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of common stock. The exercise price of the three February Warrants was $0.288, $0.576 and $0.864 per warrant share, respectively. The fair value of the February Warrants was estimated to be $37,000 ($.021 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model. This amount has been reflected in the accompanying financial statements as interest expense related to the convertible February Debenture. Based on the terms for conversion associated with the February Debenture, there was an intrinsic value associated with the beneficial conversion feature of $413,793. This amount has been fully amortized to interest expense with a corresponding credit to additional paid-in capital.

             In connection with the issuance of the October Debenture, the Company issued to RBB three warrants (the "October Warrants") to purchase Common Stock, each such October Warrant entitling the holder to purchase, from the date of grant through August 30, 2007, 600,000 shares of the Common Stock. The exercise price of the three October Warrants was $0.20, $0.23 and $0.27 per warrant share, respectively. The fair value of the three October Warrants was established to be $106,571 ($.178 per warrant), $97,912 ($.163 per warrant) and $87,472 ($.146 per warrant), respectively, based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model. This amount has been reflected in the accompanying financial statements as a discount on the convertible debenture, with a corresponding credit to additional paid-in capital, and is being amortized over the expected term of the notes, which at December 31, 1997 was 120 months. In May 1998, the remaining unamortized discount of $276,957 was amortized upon full conversion of the October Debenture.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

             Based on the terms for conversion associated with the October Debenture, there was an intrinsic value associated with the beneficial conversion feature of $1,350,000. This amount has been treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital and has been amortized to interest expense over the period from October 8, 1997 (date of debenture) to February 24, 1998 (date the debenture was fully convertible). The interest expense relative to this item was $210,951 for 1998 and $1,139,049 for 1997.

             In November 1998, in order to finance further research and development, the Company sold $1,500,000 principal amount of its ten year 7% Convertible Debenture (the "November Debenture") due October 31, 2008, to RBB. Accrued interest under the November Debenture is payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of the issuance of the November Debenture until the date of interest payment. The November Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the Debenture notice not less than 30 days before the date fixed for prepayment in that notice. The November Debenture is convertible, at the option of the holder, into shares of common stock.

             In connection with the issuance of the November Debenture, the Company issued to RBB two warrants (the "November Warrants") to purchase Common Stock, each such November Warrant entitling the holder to purchase 375,000 shares of the Common Stock at any time and from time to time through October 31, 2008. The exercise price of the two November Warrants is $.20 and $.24 per warrant share, respectively. The fair value of the November warrants was estimated to be $48,000 ($.064 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of one year. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

             Based on the terms for conversion associated with the November Debenture, there was an intrinsic value associated with the beneficial conversion feature of $625,000. This amount has been recorded as interest expense in 1998.

             In August 1999, in order to finance further research and development, the Company entered into a securities purchase agreement to issue an aggregate of 20 units, each unit consisting of $100,000 principal amount of the Company's 7% convertible debenture (the "August Debenture") due August 3, 2009 to Focus Investors LLC ("Focus"). Accrued interest under

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

             the August Debenture is payable semi-annually, computed at the rate of 7% on the unpaid principal balance from the date of issuance until the date of the interest payment. No payment of the principal of the August Debenture may be made prior to the maturity date without the consent of the holder. The August Debenture is convertible, at the option of the holder, into shares of common stock.

             In connection with the issuance of the August Debenture, the Company issued to Focus one warrant (the "August Warrant") to purchase Common Stock, such August Warrant entitling the holder to purchase 1,000,000 shares of the Common Stock at any time and from time to time through August 3, 2004. The exercise price of the August Warrant is $.2461 per warrant share. The fair value of the August Warrants was estimated to be $52,593 ($.0526 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

             Based on the terms for conversion associated with the August Debenture, there was an intrinsic value associated with the beneficial conversion feature of $687,500. This amount has been recorded as interest expense in 1999.

             In December 1999, in order to finance further research and development, the Company entered into a securities purchase agreement to sell $2,000,000 principal amount of the Company's 7% convertible debenture (the December Debenture) due December 28, 2009 to Endeavour Capital ("Endeavour"). Accrued interest under the December Debenture is payable semi-annually, computed at the rate of 7% on the unpaid principal balance from the date of issuance until the date of the interest payment. No payment of the principal of the December Debenture may be made prior to the maturity date without the consent of the holder. The December Debenture is convertible, at the option of the holder, into shares of common stock.

             During 1999, $1,000,000 of these debentures were sold. The remaining $1,000,000 was not available until the shares underlying the first $1,000,000 were registered. Such registration statement was declared effective in January 2000 and the remaining $1,000,000 transaction was consummated. See Subsequent Event, Note 12.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

             In connection with the issuance of the December Debenture, the Company issued to Endeavour warrants (the December Warrants) to purchase Common Stock, such December Warrant entitling the holder to purchase 100,000 shares of the Common Stock at any time and from time to time through December 31, 2002. The exercise price of the December Warrant is $.19 per warrant share. The fair value of the December Warrants was estimated to be $4,285 ($.0429 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of three years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

             Based on the terms for conversion associated with the December Debenture, there was an intrinsic value associated with the beneficial conversion feature of $357,143. This amount has been recorded as interest expense in 1999.

             A summary of the outstanding convertible debentures is as follows:

                                                                       December 31,           December 31,
                                                                           1999                   1998
                                                                        ----------            ----------
              Unpaid principal balance of November debenture            $1,500,000            $1,500,000
              Unpaid principal balance of August debenture               2,000,000                    --
              Unpaid principal balance of December debenture             1,000,000                    --
                                                                        ----------            ----------
                                                                         4,500,000             1,500,000

              Less unamortized discount                                     53,371                42,081
                                                                        ----------            ----------
              Convertible debentures, net                               $4,446,629            $1,457,919
                                                                        ==========            ==========

         OTHER

             In January 1999, pursuant to a securities purchase agreement dated December 1998, the Company issued 4,917,276 shares of its common stock for an aggregate purchase price of $802,500. Such agreement also provided for the issuance of four warrants to purchase a total of 2,366,788 shares of common stock at prices ranging from $.204 to $.2448 per share at any time until December 31, 2003. The fair value of these warrants was estimated to be $494,138 ($.209 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         OTHER (Continued)

             Included in interest expense for the year ended December 31, 1999 is $256,000, which may be payable by the Company as additional financing costs related to the effective date of a registration statement covering the resale of certain securities sold by the Company.

             On June 23, 1999, the Company entered into a securities purchase agreement with certain individuals whereby the Company will issue 1,851,852 shares of its common stock for an aggregate purchase price of $500,000. These proceeds were received in July 1999. Such agreement also provides for the issuance of warrants to purchase an aggregate of 925,926 shares of common stock at any time until June 30, 2004. The fair value of these warrants was estimated to be $37,000 ($.04 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of five years. This amount is being amortized to interest expense.

NOTE 7.  NOTE PAYABLE

         During 1999, the Company entered into an installment purchase agreement for equipment totaling $123,600. The agreement is collateralized by the property and calls for monthly installments of $2,476 at 12% per annum for 60 months, commencing in March 1999 and expiring in February 2004.

         The aggregate maturities of the installment purchase agreement for each of the five years subsequent to December 31, 1999 are as follows:

          Year ending December 31:

             2000                                 $19,095
             2001                                  19,517
             2002                                  26,246
             2003                                  27,321
             2004                                   4,880
                                                  -------
                                                   97,059
          Less current portion                     19,095
                                                  -------
          Note payable - long-term portion        $77,964
                                                  =======

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES

         GENERAL

         POTENTIAL CLAIM FOR ROYALTIES

             The Company may be subject to claims from certain third parties for royalties due on sale of Product R. The Company has not as yet received any notice of claim from such parties.

         PRODUCT LIABILITY

             The Company could be subjected to claims for adverse reactions resulting from the use of Product R. Although the Company is unaware of any such claims or threatened claims since Product R was initially marketed in the 1940's, one study noted adverse reactions from highly concentrated doses in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of Product R. As of the date hereof, the Company does not have product liability insurance for Product R. There can be no assurance that the Company will be able to secure such insurance in adequate amounts, at reasonable premiums if it determined to do so. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

         LACK OF PATENT PROTECTION

             The Company has three issued patents and one allowed patent for the use of Product R. The Company currently has 15 patent applications pending with the U.S. Patent Office and 17 foreign patent applications. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

         TESTING AGREEMENTS

         PLATA PARTNERS LIMITED PARTNERSHIP

             On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Dominican Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using Product R incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         PLATA PARTNERS LIMITED PARTNERSHIP (Continued)

             Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994 (the "Additional Plata Options"). Pursuant to several amendments, the Plata Options and the Additional Plata Options are exercisable through June 30, 2000 at an exercise price of $.15 and $.17, respectively. As of December 31, 1999, there are outstanding Plata Options to acquire 683,300 shares at $.15 per share and Additional Plata Options to acquire 108,100 shares at an exercise price of $.17 per share. The fair value of these options are estimated to be $32,925 ($.0348 per option share) based upon a financial analysis of the terms of the options using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided. Through December 31, 1999, the Company has received approximately $1,332,000 pursuant to the issuance of approximately 9.2 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

         ARGENTINE AGREEMENT

             In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug Product R on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 12 male and female human patients between the ages of 18 and 50.

             Pursuant to the Argentine Agreement, the Company delivered $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, Dr. Flichman delivered the Written Report to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $.20 per share. Pursuant to several amendments, the DCT options are exercisable through June 30, 2000 at an exercise price of $.21 per share. The fair value of these options are estimated to be $1,788 ($.0012 per option share) based

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         ARGENTINE AGREEMENT (Continued)

             upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided. As of December 31, 1999, 473,500 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $95,000.

             In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell Product R in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").

             In April 1996, the Company entered into an agreement with DCT (the HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees, up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of Product R for the treatment of persons diagnosed with the HIV virus (AIDS) and HPV (the "HIV-HPV Study"). Subsequently, the Company has agreed to advance additional funds towards such study.

             In connection with the HIV-HPV Agreement, the Company advanced approximately $665,000, which is accounted for as research and development expense. The amounts have been used to cover expenses associated with clinical activities of the HIV-HPV Study.

             The HIV-HPV Agreement provides that (i) in the event the date from the HIV-HPV Study is used in connection with Product R being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.

             In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively to assess the efficacy of the topical application of Product R for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         ARGENTINE AGREEMENT (Continued)

             In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), the Company has advanced approximately $58,000 and $132,000, respectively. Such expenses are accounted for as research and development expense. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced.

             Both Agreements with DCT provide that (i) in the event the data from the Studies are used in connection with Product R being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii), DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts expended in connection with the Studies.

             In February 1998, the Company entered into an agreement with DCT (the "Concurrent Agreement") whereby the Company agreed to provide DCT or its assignees, up to $413,000 to cover the costs of a study in 65 patients to compare the results of treatment of patients with AIDS taking a three drug cocktail and Product R with those taking a three drug cocktail and a placebo. As of December 31, 1999, the Company has advanced approximately $50,000 for such study, which has been accounted for as research and development expense.

             In May 1998, the Company entered into an agreement with DCT (the "Rheumatoid Arthritis Agreement") whereby the Company agreed to provide DCT or its assignees, up to $95,000 to cover the costs of a controlled study in 30 patients to determine the efficacy of Product R for the treatment of rheumatoid arthritis in humans. In connection with this study, the Company has advanced approximately $85,000, which has been accounted for as research and development expense.

             In July 1998, the Company authorized expenditures of up to $90,000 to study the effects of Product R in inhibiting the mutation of the AIDS virus. As of December 31, 1999, the Company has advanced approximately $50,000 for such study, which has been accounted for as research and development expense.

             As of December 31, 1999, the Company advanced approximately $236,000 for expenses in connection with the drug approval process in Argentina.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         BARBADOS STUDY

             A double blind study assessing the efficacy of the Company's drug Product R in 43 human patients diagnosed with HIV (AIDS) has been conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of December 31, 1999, the Company has expended approximately $390,000 to cover the costs of the Barbados Study.

             In July 1998, the Company authorized expenditures of up to $45,000 to study the effects of Product R in inhibiting the mutation of the AIDS virus. As of December 31, 1999, the Company has advanced approximately $15,000 for such study, which has been accounted for as research and development expense.

         NATIONAL CANCER INSTITUTE AGREEMENT

             In March 1997, the Company entered into a Material Transfer Agreement - Cooperative Research and Development Agreement with the National Cancer Institute ("NCI") of the National Institutes of Health. Under the terms of the Agreement, NCI researchers and the Company will collaborate to elucidate the molecular mechanism by which Product R affects the transcription of the gamma interferon gene. This agreement was extended for an additional one-year term through March 3, 1999 to investigate the anti-tumor activity of Product R using kidney tumor model systems. In addition, NCI was to study the effects of Product R on inflammation associated with rheumatoid arthritis.

         TOPICAL SAFETY STUDY

             During 1998, the Company paid approximately $200,000 for a safety study conducted in the United States for the topical use of Product R.

         CONSULTING AND EMPLOYMENT AGREEMENTS

         HIRSCHMAN AGREEMENT

             In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

             In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $.18 per share. As of December 31, 1999, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

             In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 23, 2009 at an exercise price of $.19 per share, of which options to acquire 500,000 shares (exercisable until March 23, 2001) were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 23, 2009 at an exercise price of $.27 per share, of which options to acquire 500,000 shares (exercisable until March 23, 2001) were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 23, 2009 at an exercise price of $.36 per share, of which options to acquire 500,000 shares (exercisable until March 23, 2001) were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of December 31, 1999, 500,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his consultation with Dr. Hirschman.

             In November 1997, Dr. Hirschman assigned to Henry Kamioner, a consultant to Dr. Hirschman, options to acquire 1,500,000 shares (500,000 at $.19, 500,000 at $.27, and 500,000 at $.36), which are exercisable until March 23, 2001.

             On October 14, 1996, the Company and Dr. Hirschman entered into an agreement (the "Employment Agreement") whereby Dr. Hirschman has agreed to serve as the President and Chief Executive Officer of the Company for a period of three years, subject to earlier termination by either party, either for cause as defined in and in accordance with the provisions of the Employment Agreement, or if the Company does not receive on or prior to

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

             December 31, 1997, funding of $3,000,000 from sources other than traditional institutional/bank debt financing or proceeds from the purchase by Dr. Hirschman of the Company's securities, including, without limitation, the exercise of Dr. Hirschman of outstanding stock options. Pursuant to the Employment Agreement, Dr. Hirschman is entitled to receive an annual base salary of $325,000 (increased to $361,000 as of January 1, 2000), use of an automobile, major medical, term life, disability and dental insurance benefits for the term of his employment. The Employment Agreement further provides that Dr. Hirschman shall be nominated by the Company to serve as a member of the Company's Board of Directors and that Bernard Friedland and William Bregman will vote in favor of Dr. Hirschman as a director of the Company, for the duration of Dr. Hirschman's employment, and since October 1996, Dr. Hirschman has served as a member of the Company's Board of Directors.

             On February 18, 1998, the Board of Directors authorized a $100,000 bonus to Dr. Hirschman and granted options to acquire 23,000,000 shares of stock at $0.27 per option share provided that the Company is granted FDA approval for testing in the United States.

             In July 1998, the Company and Dr. Hirschman entered into an amended and restated employment agreement, which supersedes in its entirety the original employment agreement of October 1996. Such amendment and restatement extends the term of the employment agreement to December 31, 2000. Additionally, the February 1998 Board of Directors action regarding the $100,000 bonus and the granting of 23,000,000 options (contingent upon the occurrence of certain events) is included in this employment agreement.

         COHEN AGREEMENTS

             In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement"). The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company's issuing to Mr. Cohen 1,000,000 shares of common stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 10, 1993 (which date has been extended through June 30, 2000), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $.09 per

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         COHEN AGREEMENTS (Continued)

             share (which exercise price has been increased to $.16 per share) (the "September 1992 Cohen Options"). The fair value of these options are estimated to be $59,030 ($.0347 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided. As of December 31, 1999, 1,300,000 of the September 1992 Cohen Options have been exercised for cash consideration of $156,000.

             In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement") for a three year term commencing on March 1, 1993. The February 1993 Cohen Agreement provides that Mr. Cohen provide financing business consulting services concerning the operations of the business of the Company and possible strategic transactions in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,500,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons not affiliated with the Company or any of its officers or directors.

             The fair value of these options was estimated to be $376,126 ($.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of three years (the term of the employment agreement).

             In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and (ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares each at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). Through December 31, 1999, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. Mr. Rizzuto sold all of his shares and all shares underlying his options. Pursuant to several amendments, the remaining Bauer options are exercisable through June 30, 2000 at an option price of $.14. The fair value of these options are estimated to be $116,101 ($.0541 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         GLOBOMAX AGREEMENT

             On January 18, 1999, the Company entered into a consulting agreement with Globomax LLC to provide services at hourly rates established by the contract to the Company's Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval. The contract was extended by mutual consent of both parties. The Company has incurred approximately $203,000 in services to GloboMax through December 31, 1999.

         GALLANTAR AGREEMENT

             On October 1, 1999, the Company entered into an employment agreement with Alan Gallantar whereby Mr. Gallantar has agreed to serve as the Chief Financial Officer of the Company for a period of three years, subject to earlier termination by either party, either for cause as defined in and in accordance with the provisions of the agreement, without cause or upon the occurrence of certain events. Such agreement provides for Mr. Gallantar to receive a base salary of $175,000, $200,000 and $225,000 annually for each of the three years of the term of the agreement as well as various performance based bonuses ranging from 10% to 50% of the base salary and various other benefits. Additionally, in connection with such agreement, the Company granted Mr. Gallantar options to purchase an aggregate of 4,547,880 shares of the Company's common stock. Such options have a term of ten years and have an exercise price of $.24255 per share. 1,515,960 options vest on each of the first, second and third anniversary dates of this employment agreement.

             The fair value of these options are estimated to be $376,126 ($.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of three years (the term of the employment agreement).

             Financial reporting of these options has been done pursuant to the Company's policy of following APB No. 25, and related interpretations, in accounting for its employee stock options. Accordingly, the following pro forma financial information is presented to reflect amortization of the fair value of the options.

                                                  As
                                               Reported
                                              December 31,               Pro forma                     As
                                                 1999                    Adjustment                 Adjusted
                                             -------------             -------------             -------------
              Net loss                      $  (6,174,262)            $     (31,344)            $  (6,205,606)
                                            =============             =============             =============

              Net loss per share            $       (0.02)            $       (0.00)            $       (0.02)
                                            =============             =============             =============


                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         GALLANTAR AGREEMENT (Continued)

             There were no other options outstanding that would require pro forma presentation in 1997 or 1998.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with five different entities (the "Entities"), whereby the Company has granted exclusive rights to distribute Product R in the countries of China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil, Chile, Channel Islands, The Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia. Pursuant to these agreements, distributors are obligated to cause Product R to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of Product R to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

         OTHER

         The Company has entered into an agreement with an unaffiliated third party to increase the square footage of its corporate and laboratory offices in Yonkers, New York (the "build-out"). The Company anticipates that the total expenses associated with the build-out would be approximately $400,000, of which $155,000 has been incurred as of December 31, 1999.

         GENERAL

         CAPITAL LEASES

             During 1998, the Company entered into a purchase lease agreement for equipment totaling $222,318. The lease calls for monthly payments of $4,529 for 60 months commencing on September 1998 and expiring on July 2003. Additionally, during 1999, the Company entered into a purchase lease agreement for equipment totaling $38,645. The lease calls for monthly payments of $965 for 48 months commencing in August 1999 and expiring in July 2003. Future minimum capital lease payments and the net present value of the future minimum lease payments at December 31, 1999 are as follows:

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         CAPITAL LEASES (Continued)

              Year ending December 31:
                 2000                                                $ 65,928
                 2001                                                  65,928
                 2002                                                  65,928
                 2003                                                  38,458
                                                                     --------
              Total minimum lease payments                            236,242
              Less amount representing interest                       (33,868)
                                                                     --------
              Present value of net minimum lease payments             202,374
              Current maturities                                      (50,315)
                                                                     --------
                                                                     $152,059
                                                                     ========

         OPERATING LEASES

             Management executed a non-cancelable lease for new office space in Florida on January 1, 1996, expiring on December 31, 1999 at approximately $14,000 annually. The Company has three options to renew for an additional one year per option. Management has exercised its option for the year 2000.

             On December 30, 1998, the Company executed an amendment to its existing lease dated April 1997 for the laboratory facilities in Yonkers, New York. The lease on the additional space is effective May 1, 1999. The new lease adds 10,550 square feet (for a total of 16,650 square feet) and extends its term until April 2005.

             Annual rent on the original lease is approximately $85,000. Rent for the additional facilities is approximately $175,000. Total rental commitment for the laboratory facilities will be $260,000.

             The Company leased an automobile in November 1999 for 36 months at $711 per month.

             Total lease expense for the years ended December 31, 1999, 1998 and 1997 amounted to $191,974, $121,477 and $76,351, respectively.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         OPERATING LEASES (Continued)

             Future minimum lease commitments as of December 31, 1999 are as follows:

              Year ending December 31:
                 2000                                  $  282,500
                 2001                                     268,500
                 2002                                     288,000
                 2003                                     290,000
                 2004                                     290,000
                 Thereafter                               290,000
                                                       ----------
                    Total                              $1,709,000
                                                       ==========

NOTE 9.  STOCKHOLDERS' EQUITY

         During 1998, the Company issued 18,460,333 shares of common stock for an aggregate consideration of $3,158,400. The amounts were comprised of the issuance of common stock pursuant to the exercise of stock options of 1,555,000 shares for $257,400 and the issuance of common stock in exchange for consulting services of 100,000 shares for consideration of $21,000 and the issuance of common stock upon conversion of debt of 16,805,333 shares for $2,880,000.

         During 1999, the Company issued 7,049,128 shares of common stock for an aggregate consideration of $1,369,500. The amounts were comprised of the issuance of common stock for cash of 6,769,128 shares for $1,302,500 and issuance of common stock in exchange for consulting services of 280,000 shares for consideration of $67,000.

NOTE 10. INCOME TAXES

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

         As of December 31, 1999 and 1998, the Company had a net operating loss carryforward for Federal income tax reporting purposes amounting to approximately $14,600,000 and $9,700,000, which expire in varying amounts to 2019.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. INCOME TAXES (Continued)

         The Company presently has temporary differences between financial reporting and income tax reporting relating to interest expense on the beneficial conversion feature of the convertible debt, depreciation and patent costs. The components of the deferred tax asset as of December 31, 1999 and 1998 were as follows:

                                                                    1999                  1998
                                                                 ----------            ----------
          Benefit of net operating loss carryforwards            $4,850,000            $3,300,000
          Less valuation allowance                                4,850,000             3,300,000
                                                                 ----------            ----------
          Net deferred tax asset                                 $       --            $       --
                                                                 ==========            ==========

         As of December 31, 1999, sufficient uncertainty exists regarding the realizability of these operating loss carryforwards and, accordingly, a valuation allowance of $4,850,000 has been established.

NOTE 11. STOCK OPTIONS

         As more fully described in Note 8 to these consolidated financial statements, the Company granted stock options in exchange for testing and consulting services. In accordance with SFAS 123, Accounting for Stock-Based Compensation (effective for options granted after December 15, 1995), the Company recognized compensation cost based on the fair value at the grant dates. The compensation cost is amortized over the shorter of the service period or the life of the option. The deferred compensation cost is reported as a component of stockholders' equity. At December 31, 1999 and 1998, there were approximately 7,600,000 option shares outstanding with a weighted average exercise price of $0.195 per share.

         On January 3, 2000, the Company issued to employees stock options to acquire an aggregate of 430,000 shares of common stock at an exercise price of $0.21 per share. These options expire on January 2, 2010 and vest in 20% increments at the end of each year for five years.

NOTE 12. SUBSEQUENT FINANCINGS

         On January 19, 2000, pursuant to the August 31, 1999 convertible debenture, the investors exercised their right to convert $300,000 of the $2,000,000 debenture outstanding into 2,178,155 shares of common stock.

         On January 19, 2000, pursuant to the November 1998 convertible debenture, the investors exercised their right to convert $1,122,500 of the $1,500,000 debenture outstanding into 8,252,746 shares of common stock.

         In addition, on January 25, 2000, pursuant to the December 28, 1999 securities purchase agreement, the Company received an additional $1,000,000 structured through the convertible debenture. Therefore, the convertible debenture under this agreement is $2,000,000 as of January 25, 2000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 12. SUBSEQUENT FINANCINGS (Continued)

         Pursuant to a securities purchase agreement dated February 16, 2000, the Company received on March 9, 2000, $3,000,000 in exchange for 13,636,357 shares of common stock and warrants to purchase 5,454,544 shares of common stock.

         The pro forma effects of these transactions on the 1999 balance sheet, are summarized as follows:

                                                                          Pro forma
                                                      Historical          Adjustment         Pro Forma
                                                     -----------          -----------       -----------
                                                                          (Unaudited)        (Unaudited)
          Current Assets                             $   916,000 (b)      $ 1,000,000       $ 4,916,000
                                                                 (c)        3,000,000

          Property and Equipment                       1,376,000                   --         1,376,000

          Other Assets                                   570,000                   --           570,000
                                                     -----------          -----------       -----------

                                                     $ 2,862,000          $ 4,000,000       $ 6,862,000
                                                     ===========          ===========       ===========

          Current Liabilities                        $   798,000                   --       $   798,000

          Long-Term Debt                               4,677,000 (a)      $(1,423,000)
                                                                 (b)        1,000,000         4,254,000


          Stockholders' Equity (Deficiency)           (2,613,000)(a)
                                                                 (b)        1,423,000
                                                                            3,000,000         1,810,000
                                                                          -----------       -----------
                                                     $ 2,862,000          $ 4,000,000       $ 6,862,000
                                                     ===========          ===========       ===========



(a)      Assuming conversion of convertible debentures into common stock
(b)      Assuming issuance of additional $1,000,000 convertible debenture
(c)      Assuming issuance of new $3,000,000 securities purchase agreement

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED CONDENSED BALANCE SHEETS


                                                                                                         Condensed
                                                                                                            from
                                                                                                           Audited
                                                                                                         Financial
                                                                                                         Statements
                                                                                  June 30,               December 31,
                                                                                   2000                     1999
                                                                               ------------             ------------
                                                                               (Unaudited)
                                        ASSETS

Current Assets:
   Cash and cash equivalents                                                   $  2,571,008             $    836,876
   Inventory                                                                         19,729                   19,729
   Other current assets                                                             119,654                   59,734
                                                                               ------------             ------------
         Total current assets                                                     2,710,391                  916,339

Property and Equipment                                                            1,704,922                1,375,923

Other Assets                                                                        594,362                  569,312
                                                                               ------------             ------------
         Total assets                                                          $  5,009,675             $  2,861,574
                                                                               ============             ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
   Accounts payable and accrued liabilities                                    $    547,478             $    728,872
   Current portion of capital lease obligation                                       52,540                   50,315
   Current portion of note payable                                                   20,070                   19,095
                                                                               ------------             ------------
         Total current liabilities                                                  620,088                  798,282
                                                                               ------------             ------------

Long-Term Liabilities:
   Convertible debenture, net                                                        15,000                4,446,629
   Capital lease obligation - non-current portion                                   125,261                  152,059
   Note payable - non-current portion                                                69,209                   77,964
                                                                               ------------             ------------
        Total long-term liabilities                                                 209,470                4,676,652
                                                                               ------------             ------------

Commitments and Contingencies                                                            --                       --

Stockholders' Equity:
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized, 360,914,200 and 303,472,035
      shares issued and outstanding                                                   3,608                    3,034
   Additional paid-in capital                                                    29,145,187               17,537,333
   Deficit accumulated during the development stage                             (23,116,086)             (19,725,238)
   Discount on warrants                                                          (1,852,592)                (428,489)
                                                                               ------------             ------------
         Total stockholders' equity (deficiency)                                  4,180,117               (2,613,360)
                                                                               ------------             ------------
         Total liabilities and stockholders' equity (deficiency)               $  5,009,675             $  2,861,574
                                                                               ============             ============


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS


                                                                                                                     Inception
                                           Three Months Ended                      Six Months Ended                (February 20,
                                                June 30,                                June 30,                      1984) to
                                   ---------------------------------       ---------------------------------          June 30,
                                         2000                1999                2000                1999              2000
                                   -------------       -------------       -------------       -------------       -------------
Revenues                           $       1,933       $       2,191       $       4,961       $       4,590       $     210,889
                                   -------------       -------------       -------------       -------------       -------------

Costs and Expenses:
   Research and development              588,027             409,464           1,283,102             767,380           6,612,506
   General and administrative            610,402             498,529           1,365,825             936,932          10,925,277
   Depreciation                           76,209              58,949             143,969              96,056             690,192
                                   -------------       -------------       -------------       -------------       -------------
                                       1,274,638             966,942           2,792,896           1,800,368          18,227,975
                                   -------------       -------------       -------------       -------------       -------------

Net Loss from Operations              (1,272,705)           (964,751)         (2,787,935)         (1,795,778)        (18,017,086)
                                   -------------       -------------       -------------       -------------       -------------

Other Income (Expense):
   Interest income                        49,628               5,680              74,591              21,489             676,632
   Other income                               --                  --                  --                  --             120,093
   Interest expense                     (113,351)           (216,965)           (677,504)           (311,543)         (5,895,725)
                                   -------------       -------------       -------------       -------------       -------------
                                         (63,723)           (211,285)           (602,913)           (290,054)         (5,099,000)
                                   -------------       -------------       -------------       -------------       -------------

Net Loss                           $  (1,336,428)      $  (1,176,036)      $  (3,390,848)      $  (2,085,832)      $ (23,116,086)
                                   =============       =============       =============       =============       =============

Net Loss Per Share of Common
   Stock - Basic and Diluted       $        (.00)      $        (.00)      $        (.01)      $        (.01)
                                   =============       =============       =============       =============

Weighted Average Number of
   Common Shares Outstanding         328,713,278         298,881,545         328,713,278         298,881,545
                                   =============       =============       =============       =============



            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2000

                                                                     Common Stock                                   Deficit
                                                          -----------------------------------                     Accumulated
                                                           Amount                                  Additional     during the
                                                            Per                                     Paid-In       Development
                                                           Share       Shares         Amount         Capital         Stage
                                                          -------   -----------    -----------     -----------    ------------
Balance, inception (February 20, 1984) as previously
     reported                                                                --    $     1,000     $        --     $    (1,000)

Adjustment for pooling of interests                                          --         (1,000)          1,000              --
                                                                    -----------    -----------     -----------     -----------

Balance, inception, as restated                                              --             --           1,000          (1,000)

   Net loss, period ended December 31, 1984                                  --             --              --         (17,809)
                                                                    -----------    -----------     -----------     -----------

Balance, December 31, 1984                                                   --             --           1,000         (18,809)

   Issuance of common stock for cash                      $  .00    113,846,154          1,138             170              --
   Net loss, year ended December 31, 1985                                    --             --              --         (25,459)
                                                                    -----------    -----------     -----------     -----------

Balance, December 31, 1985                                          113,846,154          1,138           1,170         (44,268)

   Issuance of common stock - public offering                .01     40,000,000            400         399,600              --
   Issuance of underwriter's warrants                                        --             --             100              --
   Expenses of public offering                                               --             --        (117,923)             --
   Issuance of common stock, exercise of "A" warrants        .03        819,860              9          24,587              --
   Net loss, year ended December 31, 1986                                    --             --              --        (159,674)
                                                                    -----------    -----------     -----------     -----------

Balance, December 31, 1986                                          154,666,014          1,547         307,534        (203,942)
                                                                    -----------    -----------     -----------     -----------




            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2000

                                                                    Common Stock                                    Deficit
                                                         -------------------------------------                    Accumulated
                                                          Amount                                  Additional      during the
                                                           Per                                      Paid-In       Development
                                                          Share        Shares         Amount        Capital          Stage
                                                         -------    -----------    -----------    -----------     -----------
Balance, December 31, 1986                                          154,666,014    $     1,547    $   307,534     $  (203,942)

   Issuance of common stock, exercise of "A" warrants    $   .03     38,622,618            386      1,158,321              --
   Expenses of stock issuance                                                --             --        (11,357)             --
   Acquisition of subsidiary for cash                                        --             --        (46,000)             --
   Cancellation of debt due to stockholders                                  --             --         86,565              --
   Net loss, period ended December 31, 1987                                  --             --             --        (258,663)
                                                                    -----------    -----------    -----------     -----------

Balance, December 31, 1987                                          193,288,632          1,933      1,495,063        (462,605)

   Net loss, year ended December 31, 1988                                    --             --             --        (199,690)
                                                                    -----------    -----------    -----------     -----------

Balance, December 31, 1988                                          193,288,632          1,933      1,495,063        (662,295)

   Net loss, year ended December 31, 1989                                    --             --             --        (270,753)
                                                                    -----------    -----------    -----------     -----------

Balance, December 31, 1989                                          193,288,632          1,933      1,495,063        (933,048)

   Issuance of common stock, expiration of redemption        .05      6,729,850             67        336,475              --
      offer on "B" warrants
   Issuance of common stock, exercise of "B" warrants        .05        268,500              3         13,422              --
   Issuance of common stock, exercise of "C" warrants        .08         12,900             --          1,032              --
   Net loss, year ended December 31, 1990                                    --             --             --        (267,867)
                                                                    -----------    -----------    -----------     -----------

Balance, December 31, 1990                                          200,299,882          2,003      1,845,992      (1,200,915)
                                                                    -----------    -----------    -----------     -----------



            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2000

                                                                       Common Stock                                   Deficit
                                                           --------------------------------------                    Accumulated
                                                             Amount                                  Additional      during the
                                                              Per                                     Paid-In       Development
                                                             Share        Shares         Amount       Capital          Stage
                                                           --------    -----------    -----------    -----------     -----------
Balance, December 31, 1990                                             200,299,882    $     2,003    $ 1,845,992     $(1,200,915)

   Issuance of common stock, exercise of "B" warrants       $   .05         11,400             --            420              --
   Issuance of common stock, exercise of "C" warrants           .08          2,500             --            200              --
   Issuance of common stock, exercise of underwriters
     warrants                                                  .012      3,760,000             38         45,083              --
   Net loss, year ended December 31, 1991                                       --             --             --        (249,871)
                                                                       -----------    -----------    -----------     -----------

Balance, December 31, 1991                                             204,073,782          2,041      1,891,695      (1,450,786)

   Issuance of common stock, for testing                      .0405     10,000,000            100        404,900              --
   Issuance of common stock, for consulting services           .055        500,000              5         27,495              --
   Issuance of common stock, exercise of "B" warrants           .05      7,458,989             75        372,875              --
   Issuance of common stock, exercise of "C" warrants           .08      5,244,220             52        419,487              --
   Expenses of stock issuance                                                    0             --             --          (7,792)
   Net loss, year ended December 31, 1992                                       --             --             --        (839,981)
                                                                       -----------    -----------    -----------     -----------

Balance, December 31, 1992                                             227,276,991          2,273      3,108,660      (2,290,767)

   Issuance of common stock, for consulting services           .055        500,000              5         27,495              --
   Issuance of common stock, for consulting services            .03      3,500,000             35        104,965              --
   Issuance of common stock, for testing                       .035      5,000,000             50        174,950              --
   Net loss, year ended December 31, 1993                                       --             --             --        (563,309)
                                                                       -----------    -----------    -----------     -----------

Balance, December 31, 1993                                             236,276,991          2,363      3,416,070      (2,854,076)
                                                                       -----------    -----------    -----------     -----------


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2000


                                                        Common Stock                                       Deficit
                                               ---------------------------------                          Accumulated
                                                Amount                           Additional                during the    Deferred
                                                 Per                               Paid-In   Subscription Development  Compensation
                                                Share      Shares      Amount      Capital    Receivable     Stage         Cost
                                               ------   -----------  ----------- ----------- ------------ -----------  ------------
Balance, December 31, 1993                              236,276,991  $     2,363 $ 3,416,070    $   --    $(2,854,076)    $   --

   Issuance of common stock, for consulting
     services                                  $  .05     4,750,000           47     237,453        --             --         --
   Issuance of common stock, exercise of
     options                                      .08       400,000            4      31,996        --             --         --
   Issuance of common stock, exercise of
     options                                      .10       190,000            2      18,998        --             --         --
   Net loss, year ended December 31, 1994                        --           --          --        --       (440,837)        --
                                                        -----------  ----------- -----------    ------    -----------     ------

Balance, December 31, 1994                              241,616,991        2,416   3,704,517        --     (3,294,913)        --
                                                                                                                          ------
   Issuance of common stock, exercise of
     options                                      .05     3,333,333           33     166,633        --             --         --
   Issuance of common stock, exercise of
     options                                      .08     2,092,850           21     167,407        --             --         --
   Issuance of common stock, exercise of
     options                                      .10     2,688,600           27     268,833        --             --         --
   Issuance of common stock, for consulting
     services                                     .11     1,150,000           12     126,488        --             --         --
   Issuance of common stock, for consulting
     services                                     .14       300,000            3      41,997        --             --         --
   Net loss, year ended December 31, 1995                        --           --          --        --       (401,884)        --
                                                        -----------  ----------- -----------    ------    -----------     ------

Balance, December 31, 1995                              251,181,774        2,512   4,475,875        --     (3,696,797)        --
                                                        -----------  ----------- -----------    ------    -----------     ------


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2000


                                             Common Stock                                                Deficit
                                  -----------------------------------                                  Accumulated
                                    Amount                               Additional                     during the     Deferred
                                     Per                                  Paid-In       Subscription   Development   Compensation
                                    Share     Shares         Amount       Capital        Receivable       Stage         Cost
                                  -------   -----------   -----------   -----------     -----------    -----------   -----------
Balance, December 31, 1995            --    251,181,774   $     2,512   $ 4,475,875     $        --    $(3,696,797)  $        --

   Issuance of common stock,
     exercise of options           $ .05      3,333,334            33       166,634              --             --            --
   Issuance of common stock,
     exercise of options             .08      1,158,850            12        92,696              --             --            --
   Issuance of common stock,
     exercise of options             .10      7,163,600            72       716,288              --             --            --
   Issuance of common stock,
     exercise of options             .11        170,000             2        18,698              --             --            --
   Issuance of common stock,
     exercise of options             .12      1,300,000            13       155,987              --             --            --
   Issuance of common stock,
     exercise of options             .18      1,400,000            14       251,986              --             --            --
   Issuance of common stock,
     exercise of options             .19        500,000             5        94,995              --             --            --
   Issuance of common stock,
     exercise of options             .20        473,500             5        94,695              --             --            --
   Issuance of common stock, for
     services rendered               .50        350,000             3       174,997              --             --            --
   Options granted                                   --            --       760,500              --             --      (473,159)
   Subscription receivable                           --            --            --         (19,000)            --            --
   Net loss, year ended
     December 31, 1996                               --            --            --              --     (1,154,740)           --
                                            -----------   -----------   -----------     -----------    -----------   -----------
Balance, December 31, 1996                  267,031,058         2,671     7,003,351         (19,000)    (4,851,537)     (473,159)
                                            -----------   -----------   -----------     -----------    -----------   -----------



            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2000


                                                Common Stock                                              Deficit
                                     -----------------------------------                                Accumulated
                                     Amount                                 Additional                   during the     Deferred
                                      Per                                    Paid-In     Subscription   Development   Compensation
                                     Share      Shares         Amount        Capital      Receivable       Stage        Cost
                                    -------   -----------    -----------   -----------   -----------    -----------   -----------
Balance, December 31, 1996                    267,031,058    $     2,671   $ 7,003,351   $   (19,000)   $(4,851,537)  $  (473,159)

   Issuance of common stock,
     exercise of options             $  .08     3,333,333             33       247,633            --             --            --
   Issuance of common stock,
     conversion of debt                 .20     1,648,352             16       329,984            --             --            --
   Issuance of common stock,
     conversion of debt                 .15       894,526              9       133,991            --             --            --
   Issuance of common stock,
     conversion of debt                 .12     2,323,580             23       269,977            --             --            --
   Issuance of common stock,
     conversion of debt                 .15     1,809,524             18       265,982            --             --            --
   Issuance of common stock,
     conversion of debt                 .16       772,201              8       119,992            --             --            --
   Issuance of common stock,
     for services rendered              .41        50,000             --        20,500            --             --            --
   Issuance of common stock,
     for services rendered              .24       100,000              1        23,999            --             --            --
   Beneficial conversion feature,
     February debenture                                --             --       413,793            --             --            --
   Beneficial conversion feature,
     October debenture                                 --             --     1,350,000            --             --            --
   Warrant costs, February debenture                   --             --        37,242            --             --            --
   Warrant costs, October debenture                    --             --       291,555            --             --            --
   Amortization of deferred
     compensation cost                                 --             --            --            --             --       399,322
   Imputed interest on
     convertible debenture                             --             --         4,768            --             --            --
   Net loss, year ended
     December 31, 1997                                 --             --            --            --     (4,141,729)           --
                                              -----------    -----------   -----------   -----------    -----------   -----------

Balance, December 31, 1997                    277,962,574          2,779    10,512,767       (19,000)    (8,993,266)      (73,837)
                                              -----------    -----------   -----------   -----------    -----------   -----------



            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2000



                                             Common Stock                                            Deficit
                                  ----------------------------------                               Accumulated
                                  Amount                               Additional                  during the         Deferred
                                   Per                                  Paid-In     Subscription   Development       Compensation
                                  Share      Shares       Amount        Capital      Receivable       Stage              Cost
                                 --------  -----------  ------------  ------------  -------------  -------------    -------------
December 31, 1997                          277,962,574  $      2,779  $ 10,512,767  $    (19,000)  $ (8,993,266)    $    (73,837)
   Issuance of common stock,
     exercise of options         $    .12      295,000             3        35,397            --             --               --
   Issuance of common stock,
     exercise of options              .14      500,000             5        69,995            --             --               --
   Issuance of common stock,
     exercise of options              .16      450,000             5        71,995            --             --               --
   Issuance of common stock,
     exercise of options              .20       10,000            --         2,000            --             --               --
   Issuance of common stock,
     exercise of options              .26      300,000             3        77,997            --             --               --
   Issuance of common stock,
     conversion of debt               .13    1,017,011            10       132,990            --             --               --
   Issuance of common stock,
     conversion of debt               .14    2,512,887            25       341,225            --             --               --
   Issuance of common stock,
     conversion of debt               .15    5,114,218            51       749,949            --             --               --
   Issuance of common stock,
     conversion of debt               .18    1,491,485            15       274,985            --             --               --
   Issuance of common stock,
     conversion of debt               .19    3,299,979            33       619,967            --             --               --
   Issuance of common stock,
     conversion of debt               .22    1,498,884            15       335,735            --             --               --
   Issuance of common stock,
     conversion of debt               .23    1,870,869            19       424,981            --             --               --
   Issuance of common stock,
     for services rendered            .21      100,000             1        20,999            --             --               --
   Beneficial conversion feature,
     November debenture                                                          0            --             --          625,000
   Warrant costs, November
     debenture                                                                   0            --             --           48,094
   Amortization of deferred
     compensation cost                              --            --            --            --             --           59,068
   Write off of subscription
     receivable                                     --            --       (19,000)       19,000             --               --
   Net loss, year ended
     December 31, 1998                              --            --            --            --     (4,557,710)              --
                                           -----------  ------------  ------------  -------------  -------------    -------------
Balance, December 31, 1998                 296,422,907         2,964    14,325,076            --    (13,550,976)         (14,769)
                                           -----------  ------------  ------------  -------------  -------------    -------------




            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2000

                                                    Common Stock                           Deficit
                                          ---------------------------------               Accumulated
                                          Amount                              Additional   during the     Deferred      Discount
                                           Per                                 Paid-In    Development  Compensation        on
                                          Share    Shares        Amount        Capital       Stage         Cost         Warrants
                                          ------ ------------  ------------  -----------  ------------  ------------   -----------
Balance, December 31, 1998                       296,422,907  $      2,964  $ 14,325,076 $(13,550,976)  $   (14,769)   $       --
   Issuance of common stock,
     securities purchase agreement         $.16    4,917,276            49       802,451           --            --            --
   Issuance of common stock,
     securities purchase agreement          .27    1,851,852            18       499,982           --            --            --
   Issuance of common stock, for
     services rendered                      .22      100,000             1        21,999           --            --            --
   Issuance of common stock, for
     services rendered                      .25      180,000             2        44,998           --            --            --
   Beneficial conversion feature,
     August debenture                                     --            --       687,500           --            --            --
   Beneficial conversion feature,
     December debenture                                   --            --       357,143           --            --            --
   Warrant costs, securities
     purchase agreement                                   --            --       494,138           --            --      (494,138)
   Warrant costs, securities
     purchase agreement                                   --            --        37,025           --            --       (37,025)
   Warrant costs, August
     debenture                                            --            --        52,592           --            --            --
   Warrant costs, December
     debenture                                            --            --         4,285           --            --            --
   Amortization of warrant costs,
     securities purchase agreement                        --            --            --           --            --       102,674
   Amortization of deferred compensation
     cost                                                 --            --            --           --        14,769            --
   Compensation expense related to
     modification of existing options                     --            --       210,144           --            --            --
   Net loss, year ended December 31, 1999                 --            --            --   (6,174,262)           --            --
                                                ------------  ------------  ------------ ------------   -----------    ----------

Balance, December 31, 1999                       303,472,035         3,034  $ 17,537,333 $(19,725,238)  $        --    $ (428,489)
                                                ------------  ------------  ------------ ------------   -----------    ----------


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2000

                                                   Common Stock                                      Deficit
                                       ---------------------------------------                     Accumulated
                                        Amount                                    Additional        during the        Discount
                                          Per                                       Paid-In        Development           on
                                         Share       Shares         Amount          Capital           Stage           Warrants
                                       -------    ------------    ------------    ------------     ------------     ------------
Balance, December 31, 1999                         303,472,035    $      3,034    $ 17,537,333     $(19,725,238)    $   (428,489)

   Issuance of common stock,
     exercise of options               $   .14         600,000               6          83,994               --               --
   Issuance of common stock,
     exercise of options                   .15       1,600,000              16         239,984               --               --
   Issuance of common stock,
     exercise of options                   .16         500,000               5          79,995               --               --
   Issuance of common stock,
     exercise of options                   .21         792,500               8         166,417               --               --
   Issuance of common stock,
     exercise of options                   .25       1,000,000              10         246,090               --               --
   Issuance of common stock,
     exercise of options                   .27         103,000               1          27,809               --               --
   Issuance of common stock,
     exercise of options                   .36          60,000               1          21,599               --               --
   Issuance of common stock,
     exercise of warrants                  .20         122,549               1          24,999               --               --
   Issuance of common stock,
     exercise of warrants                  .24         122,549               1          29,999               --               --
   Issuance of common stock,
     conversion of debt                    .14      35,467,682             355       4,907,146               --               --
   Issuance of common stock,
     conversion of debt                    .19       1,036,674              10         199,990               --               --
   Issuance of common stock,
     conversion of debt                    .20       1,887,500              19         377,481               --               --
   Issuance of common stock,
     cashless exercise of warrants                     513,354               5         305,754               --               --
   Issuance of common stock,
     private placement offering            .22      13,636,357             136       2,999,864               --               --
   Cashless exercise of warrants                            --              --        (305,759)              --               --
   Beneficial conversion feature,
     January debenture                                      --              --         386,909               --               --
   Warrant costs, consulting
     agreement                                              --              --         200,249               --               --
   Warrant costs, January
     debenture                                              --              --          13,600               --               --
   Warrant costs, private
     placement                                              --              --       1,582,734               --       (1,582,734)
   Recovery of subscription
     receivable previously written
     off                                                    --              --          19,000               --               --
   Amortization of warrant costs,
     securities purchase agreements                         --              --              --               --          158,631
   Net loss, six months ended
     June 30, 2000                                          --              --              --       (3,390,848)              --
                                                  ------------    ------------    ------------     ------------     ------------
Balance, June 30, 2000                             360,914,200    $      3,608    $ 29,145,187     $(23,116,086)    $ (1,852,592)
                                                  ============    ============    ============     ============     ============




            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS



                                                                                                                       Inception
                                                                                        Six Months Ended             (February 20,
                                                                                           June 30,                     1984) to
                                                                               -------------------------------          June 30,
                                                                                    2000               1999              2000
                                                                               ------------       ------------       ------------
Cash Flows from Operating Activities:
   Net loss                                                                    $ (3,390,848)      $ (2,085,832)      $(23,116,086)
                                                                               ------------       ------------       ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation                                                               143,969             96,056            690,102
         Amortization of debt issue costs                                           106,030             52,500            779,215
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture                             386,909                 --          3,820,270
         Amortization of discount on warrants                                       225,602             73,460            664,161
         Amortization of deferred compensation cost                                      --             14,769            760,500
         Issuance of common stock for services                                           --                 --          1,504,500
         Compensation expense related to modification of existing options                --                 --            210,144
         Realization of prepaid consulting fees                                     156,113                 --            156,113
         Other                                                                           --                 --             (1,607)
         Changes in Operating Assets and Liabilities:
            Increase in inventory                                                        --                 --            (19,729)
            Increase in other current assets                                        (15,788)           (15,787)           (75,523)
            Increase in other assets                                                (25,050)           (88,724)        (1,242,008)
            Increase (decrease) in accounts payable and
               accrued liabilities                                                 (181,394)           226,773            553,678
                                                                               ------------       ------------       ------------
                  Total adjustments                                                 796,391            359,047          7,799,816
                                                                               ------------       ------------       ------------
                  Net cash used by operating activities                          (2,594,457)        (1,726,785)       (15,316,270)
                                                                               ------------       ------------       ------------

Cash Flows from Investing Activities:
   Purchase of investments                                                               --                 --         (6,292,979)
   Proceeds from sale of investments                                                     --            821,047          6,292,979
   Expenditures for property and equipment                                         (472,968)          (136,803)        (2,023,718)
   Proceeds from sale of property and equipment                                          --                 --              1,200
                                                                               ------------       ------------       ------------
                  Net cash provided (used) by investing activities                 (472,968)           684,244         (2,022,518)
                                                                               ------------       ------------       ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                                     1,000,000                 --          9,500,000
   Proceeds from deposit on securities purchase agreement                                --                 --            600,000
   Proceeds from deposit on exercise of options                                          --             30,000                 --
   Proceeds from sale of securities, net of issuance costs                        3,814,910            202,500          9,895,998
   Payments under capital lease                                                     (24,573)           (18,761)           (83,161)
   Payments on note payable                                                          (7,780)                --            (22,041)
   Recovery of subscription receivable written off                                   19,000                 --             19,000
                                                                               ------------       ------------       ------------
                  Net cash provided by financing activities                       4,801,557            213,739         19,909,796
                                                                               ------------       ------------       ------------

Net Increase (Decrease) in Cash and Cash Equivalents                              1,734,132           (828,802)         2,571,008

Cash and Cash Equivalents, Beginning                                                836,876            924,420                 --
                                                                               ------------       ------------       ------------

Cash and Cash Equivalents, Ending                                              $  2,571,008       $     95,618       $  2,571,008
                                                                               ============       ============       ============

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


NOTE 1.  BASIS OF PRESENTATION

             The accompanying unaudited consolidated condensed financial statements at June 30, 2000 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position as of June 30, 2000 and results of operations and cash flows for the three months and the six months ended June 30, 2000 and 1999. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. Certain amounts in the 1999 financial statements have been reclassified to conform to 2000 presentation. The statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

NOTE 2.  COMMITMENTS AND CONTINGENCIES

         GOING CONCERN

             The accompanying unaudited consolidated condensed financial statements at June 30, 2000 have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company has suffered losses from operations during its operating history. The Company is dependent upon registration of Product R for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Unless and until Product R is approved for sale in the United States or another industrially developed country, the Company may be dependent upon the continued sale of its securities and debt financing for funds to meet its cash requirements. Management intends to continue to sell the Company's securities in an attempt to mitigate the effects of its cash position; however, no assurance can be given that equity or debt financing, if and when required, will be available. In the event that such equity or debt financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. During 2000 and 1999, the Company obtained equity and debt financing and may seek additional financing as the need arises. No assurance can be given that the Company will be able to sustain its operations until FDA approval is granted or that any approval will ever be granted. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company expects to submit an application for approval with the FDA in the near future. The unaudited consolidated condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         POTENTIAL CLAIM FOR ROYALTIES

             The Company may be subject to claims from certain third parties for royalties due on the sale of Product R. The Company has not as yet received any notice of claim from such parties.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         PRODUCT LIABILITY

             The Company could be subjected to claims for adverse reactions resulting from the use of Product R. Although the Company is unaware of any such claims or threatened claims since Product R was initially marketed in the 1940's, one study noted adverse reactions from highly concentrated doses in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of Product R. As of the date hereof, the Company does not have product liability insurance for Product R. There can be no assurance that the Company will be able to secure such insurance in adequate amounts, at reasonable premiums if it determined to do so. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

         LACK OF PATENT PROTECTION

             The Company has three issued patents and one allowed patent for the use of Product R. The Company currently has 15 patent applications pending with the U.S. Patent Office and 17 foreign patent applications. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

         TESTING AGREEMENTS

         PLATA PARTNERS LIMITED PARTNERSHIP

             On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Dominican Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using Product R incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.

             Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994 (the "Additional Plata Options"). Pursuant to several amendments, the Plata Options and the Additional Plata Options were exercisable through June 30, 2000 at an exercise price of $.15 and $.17, respectively. The fair value of these options are estimated to be $32,925 ($.0348 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)




NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         PLATA PARTNERS LIMITED PARTNERSHIP

             Through June 30, 2000, the Company has received approximately $1,422,000 pursuant to the issuance of approximately 9.8 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

         ARGENTINE AGREEMENT

             In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug, Product R, on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 12 male and female human patients between the ages of 18 and 50.

             Pursuant to the Argentine Agreement, the Company delivered $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, the Written Report was delivered by Dr. Flichman to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $.20 per share. Pursuant to several amendments, the DCT options were exercisable through June 30, 2000 at an exercise price of $.21 per share. Effective July 1, 2000, these options were extended to December 31, 2000 at an exercise price of $.22 per share. The fair value of these options are estimated to be $1,788 ($.0012 per option share) based on the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided. As of June 30, 2000, 1,266,000 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $261,425.

             In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell Product R in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)




NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         ARGENTINE AGREEMENT (Continued)

             In April 1996, the Company entered into an agreement with DCT (the HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees, up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of Product R for the treatment of persons diagnosed with the HIV virus (AIDS) and HPV (the "HIV-HPV Study"). Subsequently, the Company has agreed to advance additional funds towards such study. In connection with the HIV-HPV Agreement, the Company advanced approximately $665,000 which is accounted for as research and development expense. The amounts have been used to cover expenses associated with clinical activities of the HIV-HPV Study.

             The HIV-HPV Agreement provides that (i) in the event the date from the HIV-HPV Study is used in connection with Product R being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.

             In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively to assess the efficacy of the topical application of Product R for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").

             In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), the Company has advanced approximately $58,000 and $132,000, respectively. Such expenses are accounted for as research and development expense. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced.

             Both Agreements with DCT provide that (i) in the event the data from the Studies are used in connection with Product R being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii), DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts expended in connection with the Studies.

             In February 1998, the Company entered into an agreement with DCT (the "Concurrent Agreement") whereby the Company agreed to provide DCT or its assignees, up to $413,000 to cover the costs of a study in 65 patients to compare the results of treatment of patients with AIDS taking a three drug cocktail and Product R with those taking a three drug cocktail and a

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)




NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         ARGENTINE AGREEMENT (Continued)

             placebo. As of June 30, 2000, the Company has advanced approximately $50,000 for such study which has been accounted for as research and development expense.

             In May 1998, the Company entered into an agreement with DCT (the "Rheumatoid Arthritis Agreement") whereby the Company agreed to provide DCT or its assignees, up to $95,000 to cover the costs of a controlled study in 30 patients to determine the efficacy of Product R for the treatment of rheumatoid arthritis in humans. In connection with this study, the Company has advanced approximately $95,000 which has been accounted for as research and development expense.

             In July 1998, the Company authorized expenditures of up to $90,000 to study the effects of Product R in inhibiting the mutation of the AIDS virus. As of June 30, 2000, the Company has advanced approximately $70,000 for such study which has been accounted for as research and development expense.

             As of June 30, 2000, the Company advanced approximately $352,000 for expenses in connection with the drug approval process in Argentina.

         BARBADOS STUDY

             A double blind study assessing the efficacy of the Company's drug Product R in 43 human patients diagnosed with HIV (AIDS) has been conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of June 30, 2000, the Company has expended approximately $390,000 to cover the costs of the Barbados Study.

             In July 1998, the Company authorized expenditures of up to $45,000 to study the effects of Product R in inhibiting the mutation of the AIDS virus. As of June 30, 2000, the Company has advanced approximately $15,000 for such study which has been accounted for as research and development expense.

         CONSULTING AND EMPLOYMENT AGREEMENTS

         HIRSCHMAN AGREEMENT

             In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

             In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years per the vesting schedule as referred to in the agreement, at a purchase price of $.18 per share. As of June 30, 2000, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

             In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 23, 2009 at an exercise price of $.19 per share, of which options to acquire 500,000 shares (exercisable until March 23, 2001) were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 23, 2009 at an exercise price of $.27 per share, of which options to acquire 500,000 shares (exercisable until March 23, 2001) were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 23, 2009 at an exercise price of $.36 per share, of which options to acquire 500,000 shares (exercisable until March 23, 2001) were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of June 30, 2000, 663,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his consultation with Dr. Hirschman.

             In March 2000, Mr. Rubin transferred 75,000 of his $0.27 options and 75,000 of his $0.36 options to Elliot Bauer, an individual who also received and exercised shares and options as a result of the "Cohen Agreements".

             In November 1997, Dr. Hirschman assigned to Henry Kamioner, a consultant to Dr. Hirschman, options to acquire 1,500,000 shares (500,000 at $.19, 500,000 at $.27, and 500,000 at $.36), which are exercisable until March 23, 2001.

             In May 2000, the Company and Dr. Hirschman entered into a second amended and restated employment agreement (the "Agreement") which supersedes in its entirety the July 1988 Employment Agreement.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)




NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

             Pursuant to this Agreement, Dr. Hirschman is employed to serve as Chief Executive Officer and President of the Company until December 31, 2002. The Agreement further provides that Bernard Friedland and William Bregman will vote all shares owned or voted by them in favor of Dr. Hirschman as a member of the Board of Directors of the Company.

             The Agreement provides for Dr. Hirschman to receive an annual base salary of $361,000 (effective January 1, 2000), use of an automobile, major medical, disability, dental and term life insurance benefits for the term of his employment.

             The Agreement also provides for previously issued options to acquire 23,000,000 shares of common stock at $0.27 per option share to be immediately vested as of the date of this agreement.

             The fair value of these options are estimated to be $5,328,441 ($0.2317 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected holding period of 32 months (the term of the employment agreement).

         GALLANTAR AGREEMENT

             On October 1, 1999, the Company entered into an employment agreement with Alan Gallantar whereby Mr. Gallantar has agreed to serve as the Chief Financial Officer of the Company for a period of three years, subject to earlier termination by either party, either for cause as defined in and in accordance with the provisions of the agreement, without cause or upon the occurrence of certain events. Such agreement provides for Mr. Gallantar to receive a base salary of $175,000, $200,000 and $225,000 annually for each of the three years of the term of the agreement as well as various performance based bonuses ranging from 10% to 50% of the base salary and various other benefits. Additionally, in connection with such agreement, the Company granted Mr. Gallantar options to purchase an aggregate of 4,547,880 shares of the Company's common stock. Such options have a term of ten years and have an exercise price of $.24255 per share. 1,515,960 options vest on each of the first, second and third anniversary dates of this employment agreement.

             The fair value of these options are estimated to be $376,126 ($.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of three years (the term of the employment agreement).

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         GALLANTAR AGREEMENT (Continued)

             Financial reporting of the Hirschman and Gallantar options has been prepared pursuant to the Company's policy of following APB No. 25, and related interpretations, in accounting for its employee stock options. Accordingly, the following pro forma financial information is presented to reflect amortization of the fair value of the options.

                                       As
                                     Reported         Pro Forma            As
                                   June 30, 2000      Adjustment        Adjusted
                                   -------------      ---------       -------------
            Net loss                $(3,390,848)      $(297,766)      $  (3,688,614)
                                    ===========       =========       =============

            Net loss per share      $     (0.01)      $   (0.00)      $       (0.01)
                                    ===========       =========       =============


             There were no other options outstanding that would require pro forma presentation.

         COHEN AGREEMENTS

             In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement"). The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company's issuing to Mr. Cohen 1,000,000 shares of common stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 10, 1993 (which date has been extended through June 30, 2000), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $.09 per share (which exercise price has been increased to $.16 per share) (the "September 1992 Cohen Options"). Effective July 1, 2000, these options were extended to December 31, 2000 at an exercise price of $.17 per share. The fair value of these options are estimated to be $59,030 ($.0347 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided. As of June 30, 2000, 2,800,000 of the September 1992 Cohen Options have been exercised for cash consideration of $386,000.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         COHEN AGREEMENTS (Continued)

             In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement") for a three year term commencing on March 1, 1993. The February 1993 Cohen Agreement provides that Mr. Cohen provide financing business consulting services concerning the operations of the business of the Company and possible strategic transactions in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,500,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons not affiliated with the Company or any of its officers or directors.

             In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and (ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares each at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). Through March 31, 2000, 3,455,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $240,000. Mr. Rizzuto sold all of his shares and all shares underlying his options. Pursuant to several amendments, the remaining Bauer options are exercisable through June 30, 2000 at an option price of $.14. Effective July 1, 2000, these options have been extended to December 31, 2000 at an exercise price of $.16 per share. The fair value of these options are estimated to be $116,101 ($.0541 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided.

         GLOBOMAX AGREEMENT

             On January 18, 1999, the Company entered into a consulting agreement with GloboMax LLC to provide services at hourly rates established by the contract to the Company's Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval. The contract was extended indefinitely by mutual consent of both parties. The Company has incurred approximately $577,000 in services to GloboMax through June 30, 2000.

         HARBOR VIEW AGREEMENT

             On February 7, 2000, the Company entered into a consulting agreement with Harbor View Group, Inc. for past and future consulting services related to corporate structures, financial transactions, financial public relations and other matters through December 31, 2000.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HARBOR VIEW AGREEMENT (Continued)

             In connection with this agreement, the Company issued warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share until February 28, 2005. The fair value of the warrants is estimated to be $200,249 ($.057 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement).

             The Company has determined that $89,045 of the fair value relates to past services and, accordingly, has expensed this portion in the three months ended March 31, 2000. The remaining $111,204 is included in other current assets and is being amortized over the remaining term of the agreement.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with five different entities (the "Entities"), whereby the Company has granted exclusive rights to distribute Product R in the countries of China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil, Chile, Channel Islands, The Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia. Pursuant to these agreements, distributors are obligated to cause Product R to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of Product R to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

         OTHER

         The Company has entered into an agreement with an unaffiliated third party to increase the square footage of its corporate and laboratory facilities in Yonkers, New York (the "build-out"). The total expenses associated with the build-out of approximately $400,000, have been incurred as of June 30, 2000.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  CONVERTIBLE DEBENTURES

         In February 1997 and October 1997, in order to finance research and development, the Company sold $1,000,000 and $3,000,000, respectively, principal amount of its ten-year 7% Convertible Debentures (the "February Debenture" and the "October Debenture", collectively, the "Debentures") due February 28, 2007 and August 30, 2007, respectively, to RBB Bank Aktiengesellschaft ("RBB") in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended. Accrued interest under the Debentures was payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The Debentures were convertible, at the option of the holder, into shares of Common Stock pursuant to specified formulas. On April 22, 1997, June 6, 1997, July 3, 1997 and August 20, 1997, pursuant to notice by the holder, RBB, to the Company under the February Debenture, $330,000, $134,000, $270,000 and $266,000, respectively, of the principal amount of the February Debenture was converted into 1,648,352, 894,526, 2,323,580 and 1,809,524 shares of the Common Stock, respectively. As of August 20, 1997, the February Debenture was fully converted. On December 9, 1997, January 7, 1998, January 14, 1998, February 19, 1998, February 23, 1998, March 31, 1998, May 4, 1998 and May 5, 1998,
         pursuant to notice by the holder, RBB, to the Company, $120,000, $133,000, $341,250, $750,000, $335,750, $425,000, $275,000 and
         $620,000, respectively, of the October Debenture was converted into 772,201, 1,017,011, 2,512,887, 5,114,218, 1,498,884, 1,870,869,
         1,491,485 and 3,299,979 Common Stock, respectively. As of May 5, 1998, the October Debenture was fully converted.

         In connection with the issuance of the February Debenture, the Company issued to RBB three warrants (the "February Warrants") to purchase common stock, each such February Warrant entitling the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of common stock. The exercise price of the three February Warrants are $0.288, $0.576 and $0.864 per warrant share, respectively. The fair value of the February Warrants was estimated to be $37,000 ($.021 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model. This amount has been reflected in the accompanying financial statements as interest expense related to the convertible February Debenture. Based on the terms for conversion associated with the February Debenture, there was an intrinsic value associated with the beneficial conversion feature of $413,793. This amount has been fully amortized to interest expense with a corresponding credit to additional paid-in capital.

         In connection with the issuance of the October Debenture, the Company issued to RBB three warrants (the "October Warrants") to purchase Common Stock, each such October Warrant entitling the holder to purchase, from the date of grant through August 30, 2007, 600,000 shares of the Common Stock. The exercise price of the three October Warrants are $0.20, $0.23 and $0.27 per warrant share, respectively. The fair value of the three October Warrants was established to be $106,571 ($.178 per warrant), $97,912 ($.163 per warrant) and $87,472
         ($.146 per warrant), respectively, based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model. This amount has been reflected in the accompanying financial statements as a discount on the convertible debenture, with a corresponding credit to additional paid-in capital, and is being amortized over the expected term of the notes, which at December 31, 1997 was 120 months. In May 1998, the remaining unamortized discount of $276,957 was amortized upon full conversion of the October Debenture.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 3.  CONVERTIBLE DEBENTURES (Continued)

         Based on the terms for conversion associated with the October Debenture, there was an intrinsic value associated with the beneficial conversion feature of $1,350,000. This amount was treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital and has been amortized to interest expense over the period from October 8, 1997 (date of debenture) to February 24, 1998 (date the debenture is fully convertible). The interest expense relative to this item was $210,951 for 1998 and $1,139,049 for 1997.

         In November 1998, in order to finance further research and development, the Company sold 1,500,000 principal amount of its ten year 7% Convertible Debenture (the "November Debenture") due October 31, 2008, to RBB. Accrued interest under the November Debenture is payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of the issuance of the November Debenture until the date of interest payment. The November Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the Debenture notice not less than 30 days before the date fixed for prepayment in that notice. The November Debenture is convertible, at the option of the holder, into shares of common stock.

         On January 19, 2000 and March 7, 2000 pursuant to notice by the holder, RBB, to the Company under the November Debenture, $1,122,500 and $377,500, respectively, of the principal amount of the November Debenture was converted into 8,252,746 and 1,887,500 shares of the common stock, respectively. As of March 7, 2000, the November Debenture was fully converted.

         In connection with the issuance of the November Debenture, the Company issued to RBB two warrants (the "November Warrants") to purchase Common Stock, each such November Warrant entitling the holder to purchase 375,000 shares of the Common Stock at any time and from time to time through October 31, 2008. The exercise price of the two November Warrants are $.20 and $.24 per warrant share, respectively. The fair value of the November warrants was estimated to be $48,000 ($.064 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of one year. This amount has been amortized to interest expense in the accompanying consolidated condensed financial statements.

         Based on the terms for conversion associated with the November Debenture, there was an intrinsic value associated with the beneficial conversion feature of $625,000. This amount was recorded as interest expense in 1998.

         In August 1999, in order to finance further research and development, the Company entered into a securities purchase agreement to issue an aggregate of 20 units, each unit consisting of $100,000 principal amount of the Company's 7% convertible debenture (the "August Debenture") due August 3, 2009 to Focus Investors LLC ("Focus"). Accrued interest under the August Debenture is payable semi-annually, computed at the rate of 7% on the unpaid principal balance from the date of issuance until the date of the interest payment. No payment of the

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)




NOTE 3.  CONVERTIBLE DEBENTURES (Continued)

         principal of the August Debenture may be made prior to the maturity date without the consent of the holder. The August Debenture is convertible, at the option of the holder, into shares of common stock. On January 19, 2000, February 17, 2000 and March 3, 2000 pursuant to notice by the holder, Focus, to the Company under the August Debenture, $300,000, $900,000 and $800,000, respectively, of the principal amount of the August Debenture was converted into 2,178,155, 6,440,735 and 5,729,967 shares of the common stock, respectively. As of March 3, 2000 the November Debenture was fully converted.

         In connection with the issuance of the August Debenture, the Company issued to Focus one warrant (the "August Warrant") to purchase Common Stock, such August Warrant entitling the holder to purchase 1,000,000 shares of the Common Stock at any time and from time to time through August 3, 2004. The exercise price of the August Warrant is $.2461 per warrant share. The fair value of the August Warrants was estimated to be $52,593 ($.0526 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of five years. This amount has been amortized to interest expense in the accompanying consolidated condensed financial statements.

         Based on the terms for conversion associated with the August Debenture, there was an intrinsic value associated with the beneficial conversion feature of $687,500. This amount was recorded as interest expense in 1999.

         In December 1999, in order to finance further research and development, the Company entered into a securities purchase agreement to sell $2,000,000 principal amount of the Company's 7% convertible debenture (the December Debenture) due December 28, 2009 to Endeavour Capital ("Endeavour"). Accrued interest under the December Debenture is payable semi-annually, computed at the rate of 7% on the unpaid principal balance from the date of issuance until the date of the interest payment. No payment of the principal of the December Debenture may be made prior to the maturity date without the consent of the holder. The December Debenture is convertible, at the option of the holder, into shares of common stock.

         During 1999, $1,000,000 of these debentures were sold. The remaining $1,000,000 was not available until the shares underlying the first $1,000,000 were registered. Such registration statement was declared effective in January 2000 and the remaining $1,000,000 transaction was consummated.

         On January 27, 2000, February 22, 2000, February 23, 2000, February 24, 2000 and February 29, 2000 pursuant to notice by the holder, Endeavour, to the Company under the December Debenture, $150,000, $135,000, $715,000, $785,000 and $200,000, respectively, of the principal amount of the December Debenture was converted into 1,105,435, 988,913, 5,149,035, 5,622,696 and 1,036,674 shares of the common stock, respectively. As of June 30, 2000, $15,000 of the December Debenture remained outstanding.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  CONVERTIBLE DEBENTURES (Continued)

         In connection with the issuance of the first $1,000,000 of the December Debenture, the Company issued to Endeavour warrants (the December Warrants) to purchase Common Stock, such December Warrant entitling the holder to purchase 100,000 shares of the Common Stock at any time and from time to time through December 31, 2002. The exercise price of the December Warrant is $.19 per warrant share. The fair value of the December Warrants was estimated to be $4,285 ($.0429 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of three years. This amount has been amortized to interest expense in the accompanying consolidated financial statements.

         Based on the terms for conversion associated with the first $1,000,000 of the December Debenture, there was an intrinsic value associated with the beneficial conversion feature of $357,143. This amount has been recorded as interest expense in 1999.

         In connection with the issuance of the second $1,000,000 of the December Debenture, the Company issued to Endeavour warrants (the December Warrants) to purchase Common Stock, such December Warrant entitling the holder to purchase 100,000 shares of the Common Stock at any time and from time to time through December 31, 2002. The exercise price of the December Warrant is $.20 per warrant share. The fair value of the December Warrants was estimated to be $13,600 ($.136 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of three years. This amount has been amortized to interest expense in the accompanying consolidated financial statements.

         Based on the terms for conversion associated with the second $1,000,000 of the December Debenture, there was an intrinsic value associated with the beneficial conversion feature of $386,909. This amount has been recorded as interest expense in 2000.

         A summary of the outstanding convertible debentures is as follows:

                                                                   June 30,       December 31,
                                                                    2000              1999
                                                                  ----------      ----------
              Unpaid principal balance of November debenture      $       --      $1,500,000
              Unpaid principal balance of August debenture                --       2,000,000
              Unpaid principal balance of December debenture          15,000       1,000,000
                                                                  ----------      ----------
                                                                      15,000       4,500,000
              Less unamortized discount                                   --          53,371
                                                                  ----------      ----------
              Convertible debentures, net                         $   15,000      $4,446,629
                                                                  ==========      ==========


                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4.  SECURITIES PURCHASE AGREEMENTS

         In January 1999, pursuant to a securities purchase agreement, the Company issued 4,917,276 shares of its common stock for an aggregate purchase price of $802,500. Such agreement also provided for the issuance of four warrants to purchase a total of 2,366,788 shares of common stock at prices ranging from $.204 to $.2448 per share at any time until December 31, 2003. The fair value of these warrants was estimated to be $494,138 ($.209 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         On June 23, 1999, the Company entered into a securities purchase agreement with certain individuals whereby the Company will issue 1,851,852 shares of its common stock for an aggregate purchase price of $500,000. These proceeds were received in July 1999. Such agreement also provides for the issuance of warrants to purchase an aggregate of 925,926 shares of common stock at any time until June 30, 2004. The fair value of these warrants was estimated to be $37,000 ($.04 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         Pursuant to a securities purchase agreement with Harbor View Group and other various purchasers, dated February 16, 2000, the Company received $3,000,000 on March 9, 2000 in exchange for 13,636,357 shares of common stock.

         Additionally, in connection with the above described securities purchase agreement, the Company issued warrants to purchase an aggregate of 5,454,544 shares of common stock. Fifty percent (50%) of the warrants are exercisable at $0.275 per share and fifty percent (50%) of the warrants are exercisable at $0.33 per share, until February 28, 2005. The fair value of these warrants was estimated to be $1,582,734 ($0.295 and $0.285 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions; expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated condensed financial statements.

=====================================================================

                         ADVANCED VIRAL RESEARCH CORP.

                              --------------------
                                   PROSPECTUS

                              --------------------


                              Up to 210,000 Shares
                                       of
                                  Common Stock












                               ____________, 2000

=====================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, which will be paid solely by Advanced Viral. All amounts shown are estimates, except the Commission registration fee:

         Commission registration fee................................  $     0
         Printing and mailing expenses..............................  $10,000
         Legal fees and expenses....................................  $15,000
         Accounting fees and expenses...............................  $10,000
                                                                      -------
                  TOTAL.............................................  $35,000
                                                                      =======

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Ninth of our Certificate of Incorporation contains the following provision with respect to indemnification of directors and officers:

         Ninth: The Corporation shall, to the fullest extent permitted by
         Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 145 of the General Corporate Law of the State of Delaware (the "DGCL") contains provisions regarding indemnification, among others, of officers and directors. Section 145 of the DGCL provides in relevant part:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made , with respect to a person who is a director or officer at the time of such determination,
         (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

         Our Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article Eleventh, which provides:

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The above discussion of our Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such document.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         The following table sets forth our sales of unregistered securities for past three years. All transactions listed below involved the issuance of common stock and options to acquire shares of common stock prior to commencement of the offering described in the foregoing prospectus. No underwriters were employed with respect to the sale of any of the securities listed below. All shares were issued in reliance upon Section 4(2) and/or 3(b) of the Securities Act.


SECURITIES ISSUED                         PURCHASER                   DATE ACQUIRED   CONSIDERATION
-----------------                         ---------                   -------------   -------------
50,000 shares                             Malcolm Santer              2-26-97         Services (Consulting)(1)
750,000 shares                            David Sass                  3-21-97         $0.08 per share
375,000 shares                            Norman Schwartz             3-21-97         $0.08 per share
375,000 shares                            Mel Mendelson               3-21-97         $0.08 per share
1,833,333 shares                          Matthew Cohen               3-21-97         $0.08 per share
1,648,352 shares                          RBB Bank                    4-22-97         $0.20 per share(2)
894,526 shares                            RBB Bank                    6-6-97          $0.15 per share(2)
2,323,580 shares                          RBB Bank                    7-3-97          $0.12 per share(2)
1,809,524 shares                          RBB Bank                    8-20-97         $0.15 per share(2)
100,000 shares                            Malcolm Santer              9-8-97          Services (Consulting)(3)
722,701 shares                            RBB Bank                    12-9-97         $0.16 per share(4)
1,017,011 shares                          RBB Bank                    1-7-98          $0.13 per share(4)
2,512,887 shares                          RBB Bank                    1-14-98         $0.14 per share(4)
23,000,000 option shares                  Shalom Z. Hirschman, M.D.   2-18-98         (5)
5,114,218 shares                          RBB Bank                    2-23-98         $0.15 per share(4)
190,000 shares                            Plata                       3-5-98          $0.12 per share
1,498,884 shares                          RBB Bank                    3-19-98         $0.22 per share(4)
105,000 shares                            Plata                       3-27-98         $0.12 per share
1,870,869 shares                          RBB Bank                    3-31-98         $0.23 per share(4)
10,000 shares                             Freddie Velez               4-3-98          $0.20 per share
200,000 shares                            Charles Miller              4-3-98          $0.14 per share
1,491,485 shares                          RBB Bank                    5-4-98          $0.18 per share(4)
3,299,979 shares                          RBB Bank                    5-5-98          $0.19 per share(4)
50,000 shares                             Charles Miller              5-13-98         $0.16 per share
200,000 shares                            Duffy                       5-13-98         $0.14 per share
100,000 shares                            Charles Miller              5-13-98         $0.14 per share
100,000 shares                            Charles Miller              5-18-98         $0.16 per share
200,000 shares                            Commonwealth                5-18-98         $0.26 per share
100,000 shares                            Commonwealth                5-22-98         $0.26 per share
100,000 shares                            Charles Miller              6-22-98         $0.16 per share




85,000 shares                             Charles Miller              7-15-98         $0.16 per share
15,000 shares                             Charles Miller              7-17-98         $0.16 per share
25,000 shares                             Charles Miller              7-22-98         $0.16 per share
75,000 shares                             Charles Miller              7-24-98         $0.16 per share
100,000 shares                            Malcolm Santer              8-12-98         Services (Consulting)(6)
7% Convertible Debenture                  RBB Bank                    11-16-98        $1,500,000
375,000 warrants                          RBB Bank                    11-16-98        $0.20 per share
375,000 warrants                          RBB Bank                    11-16-98        $0.24 per share
2,450,980 shares                          Harbor View Group, Inc.     12/22/98        $0.16 per share
1,380,392 warrants                        Harbor View Group, Inc.     12/22/98        $0.2440 and $0.2448 per share
122,549 shares                            Jennifer Brandenburg Smith  12/22/98        $0.16 per share
49,020 warrants                           Jennifer Brandenburg Smith  12/22/98        $0.2440 and $0.2448 per share
122,549 shares                            Jo Sherrin Smith            12/22/98        $0.16 per share
49,020 warrants                           Jo Sherrin Smith            12/22/98        $0.2440 and $0.2448 per share
612,745 shares                            Joe Feshbach                12/22/98        $0.16 per share
245,098 warrants                          Joe Feshbach                12/22/98        $0.2440 and $0.2448 per share
382,965 shares                            John Zimmerman              12/22/98        $0.16 per share
153,186 warrants                          John Zimmerman              12/22/98        $0.2440 and $0.2448 per share
61,274 shares                             Matt Zimmerman              12/22/98        $0.16 per share
24,508 warrants                           Matt Zimmerman              12/22/98        $0.2440 and $0.2448 per share
306,372 shares                            Myron Weiner                12/22/98        $0.16 per share
122,508 warrants                          Myron Weiner                12/22/98        $0.2440 and $0.2448 per share
122,549 shares                            Robert Franklin Smith, Sr.  12/22/98        $0.16 per share
49,020 warrants                           Robert Franklin Smith, Sr.  12/22/98        $0.2440 and $0.2448 per share
306,372 shares                            Russell Kuhn                12/22/98        $0.16 per share
122,508 warrants                          Russell Kuhn                12/22/98        $0.2440 and $0.2448 per share
122,549 shares                            Shelly Marion Smith         12/22/98        $0.16 per share
49,020 warrants                           Shelly Marion Smith         12/22/98        $0.2440 and $0.2448 per share
306,372 shares                            Victor Sherman              12/22/98        $0.16 per share
122,508 warrants                          Victor Sherman              12/22/98        $0.2440 and $0.2448 per share
370,370 shares                            Kwong Wai Au                6-30-99         $0.27 per share
277,778 warrants                          Kwong Wai Au                6-30-99         $0.324 and $0.378 per share
925,926 shares                            Michael Berman              6-30-99         $0.27 per share
463,564 warrants                          Michael Berman              6-30-99         $0.324 and $0.378 per share
555,556 shares                            Pak-Lin Law                 6-30-99         $0.27 per share
185,186 warrants                          Pak-Lin Law                 6-30-99         $0.324 and $0.378 per share
7% convertible debentures                 Focus Investors LLC         8-3-99          $2,000,000 (aggregate)
1,000,000 warrants                        Focus Investors LLC         8-3-99          $0.2461 per share
100,000 shares                            Malcolm Santer              9-14-99         Services (Consulting)(7)



4,547,880 options                         Alan Gallantar              10-1-99         $0.24255 per share(8)
7% convertible debentures                 Endeavour Capital Fund S.A. 12-28-99        $1,000,000 (aggregate)
110,000 warrants                          Endeavour Capital Fund S.A. 12-28-99        $0.19916667 per share
180,000 shares                            Bratskeir & Co.             1-31-2000       $0.25 per share
3,500,000 warrants                        Harbor View Group           2-7-2000        $0.21 and $0.26 per share
4,204,545 shares                          Harbor View Group           2-16-2000       $0.22 per share
5,454,544 warrants                        Harbor View Group           2-16-2000       $0.275 and $0.33 per share
454,545 shares                            Michael A. Berman           2-16-2000       $0.22 per share
181,818 warrants                          Michael A. Berman           2-16-2000       $0.275 and $0.33 per share
454,545 shares                            Cardinal Color Inc.         2-16-2000       $0.22 per share
136,364 warrants                          Cardinal Color Inc.         2-16-2000       $0.275 and $0.33 per share
340,909 shares                            Merry Contillo              2-16-2000       $0.22 per share
136,364 warrants                          Merry Contillo              2-16-2000       $0.275 and $0.33 per share
340,909 shares                            Joseph Deglomina            2-16-2000       $0.22 per share
136,364 warrants                          Joseph Deglomina            2-16-2000       $0.275 and $0.33 per share
454,545 shares                            Michael Duong               2-16-2000       $0.22 per share
181,818 warrants                          Michael Duong               2-16-2000       $0.275 and $0.33 per share
454,545 shares                            Joseph Feshbach             2-16-2000       $0.22 per share
181,818 warrants                          Joseph Feshbach             2-16-2000       $0.275 and $0.33 per share
454,545 shares                            Gerry Goodrich              2-16-2000       $0.22 per share
181,818 warrants                          Gerry Goodrich              2-16-2000       $0.275 and $0.33 per share
340,909 shares                            Bice Grobstein              2-16-2000       $0.22 per share
181,818 warrants                          Bice Grobstein              2-16-2000       $0.275 and $0.33 per share
909,090 shares                            Russell Kuhn                2-16-2000       $0.22 per share
363,636 warrants                          Russell Kuhn                2-16-2000       $0.275 and $0.33 per share
681,818 shares                            Byron Lassin                2-16-2000       $0.22 per share
272,728 warrants                          Byron Lassin                2-16-2000       $0.275 and $0.33 per share
909,090 shares                            Steve Levitt                2-16-2000       $0.22 per share
363,636 warrants                          Steve Levitt                2-16-2000       $0.275 and $0.33 per share
454,545 shares                            Frederick P. Lutz           2-16-2000       $0.22 per share
181,818 warrants                          Frederick P. Lutz           2-16-2000       $0.275 and $0.33 per share
909,090 shares                            Victor Sherman              2-16-2000       $0.22 per share
363,636 warrants                          Victor Sherman              2-16-2000       $0.275 and $0.33 per share

568,182 shares                            Kevin Sossin                2-16-2000       $0.22 per share
227,272 warrants                          Kevin Sossin                2-16-2000       $0.275 and $0.33 per share
681,818 shares                            Wedar Biotech Corp.         2-16-2000       $0.22 per share
272,728 warrants                          Wedar Biotech Corp.         2-16-2000       $0.275 and $0.33 per share
454,545 shares                            Myron Weiner                2-16-2000       $0.22 per share
181,818 warrants                          Myron Weiner                2-16-2000       $0.275 and $0.33 per share
568,182 shares                            John Zimmerman              2-16-2000       $0.22 per share
227,272 warrants                          John Zimmerman              2-16-2000       $0.275 and $0.33 per share
100,000 options                           Louis Silver                5-26-00         $0.25 per share
5,000,000 warrants for common stock       May Davis Group, Inc.       9-18-00         $1.00



--------------------------

(1) The 50,000 shares issued for consulting services on 9-4-96 and 2-26-97 have been valued at $0.50 per share and $0.41 per share, respectively.

(2) The conversions were made pursuant to the February 21, 1997 issuance of convertible debentures.

(3) The 100,000 shares issued for consulting services on 9-8-97 have been valued at $0.24 per share.

(4) The conversions were made pursuant to the October 1997 issuance of convertible debentures.

(5) Options to purchase 23,000,000 shares at $0.27 per share granted pursuant to the Hirshman employment agreement.

(6) The 100,000 shares issued for consulting services on 8-12-98 have been valued at $0.21 per share.

(7) The 100,000 shares issued for consulting services on 9-14-99 have been valued at $0.23 per share.

(8)  Granted pursuant to the Gallantar employment agreement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits


EXHIBIT
NUMBER     DESCRIPTION
------     -----------


3.1         Articles of Incorporation of Advanced Viral Research Corp.
            ("ADVR")(2)

3.2         Bylaws of ADVR, as amended(1)

3.3         Amendment to Articles of Incorporation of ADVR(2)

4.1         Specimen Certificate of Common Stock(1)

4.2         Specimen Warrant Certificate(1)

4.3 Warrant Agreement between ADVR and American Stock Transfer and Trust Company(1)

4.4 Forms of Common Stock Options and Agreements granted by ADVR to TRM Management Corp.(5)

4.5 Form of Common Stock Option and Agreement granted by ADVR to Plata Partners Limited Partnership(12)

4.6 Consulting Agreement, dated September 11, 1992, and Form of Common Stock granted by ADVR to Leonard Cohen(6)

4.7         Addendum to Agreement granted by ADVR to Shalom Z. Hirschman, M.D.
            dated March 24, 1996(10)

4.8 Securities Purchase Agreement dated November 16, 1998 by and between ADVR and RBB Bank AG. (11)(o)

4.9         7% Convertible Debenture dated November 16, 1998. (11)(o)

4.10 Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.20 per share. (11)(o)

4.11 Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.24 per share. (11)(o)

4.12 Securities Purchase Agreement dated December 22, 1998 by and between ADVR and various purchasers. (15)

4.13 Form of Warrant dated December 22, 1998 to purchase shares of common stock of ADVR at $0.2040 per share. (15)

4.14 Form of Warrant dated December 22, 1998 to purchase shares of common stock of ADVR at $0.2448 per share. (15)

4.15 Securities Purchase Agreement dated June 23, 1999 by and between ADVR and various purchasers. (15)

4.16 Form of Warrant dated June 23, 1999 to purchase shares of common stock of ADVR at $0.324 per share. (15)

4.17 Form of Warrant dated June 23, 1999 to purchase shares of common stock of ADVR at $0.378 per share. (15)

4.18 Securities Purchase Agreement dated August 3, 1999 by and between ADVR and Focus Investors, LLC. (15)

4.19        Form of 7% Convertible Debenture dated August 3, 1999. (15)

4.20 Form of Warrant dated August 3, 1999 to purchase 50,000 shares of common stock at $0.2461 per share. (15)

4.21 Securities Purchase Agreement dated December 28, 1999 by and between ADVR and Endeavour Capital Fund S.A. (16)

4.22        Form of 7% Convertible Debenture dated December 28, 1999. (16)

4.23 Form of Warrant dated December 28, 1999 to purchase shares of common stock at $0.19916667 per share. (16)

EXHIBIT
NUMBER     DESCRIPTION
------     -----------


4.24 Form of Warrant dated February 7, 2000 to purchase shares of common stock at $.21 per share. (17)

4.25 Form of Warrant dated February 7, 2000 to purchase shares of common stock at $.26 per share. (17)

4.26 Form of Warrant dated February 16, 2000 to purchase shares of common stock at $.275 per share. (17)

4.27 Form of Warrant dated February 16, 2000 to purchase shares of common stock at $.33 per share. (17)

4.28 Form of Class A Warrant dated September 18, 2000 to purchase 5,000,000 shares of common stock. (19)

4.29 Form of Class B Warrant dated September 18, 2000 to purchase 5,000,000 shares of common stock. (19)

5.1 Opinion and Consent of the law firm of Berman Wolfe Rennert Vogel & Mandler, P.A. (16)

10.1 Declaration of Trust by Bernard Friedland and William Bregman in favor of ADVR dated November 16, 1987(12)

10.2 Clinical Trials Agreement, dated September 19, 1990, between Clinique Medical Actuel and ADVR. (3)

10.3        Letter, dated March 15, 1991 to ADVR from Health Protection
            Branch(3)

10.4 Agreement dated August 20, 1991 between TRM Management Corp. and ADVR. (11)(a)

10.5        Lease dated December 18, 1991 between Bayview Associates, Inc. and
            ADVR. (4)

10.6 Lease Agreement, dated February 16, 1993 between Stortford Brickell Inc. and ADVR. (7)

10.7 Consulting Agreement dated February 28, 1993 between Leonard Cohen and ADVR. (8)

10.8 Medical Advisor Agreement, dated as of September 14, 1993, between Lionel Resnick, M.D. and ADVR. (11)(b)

10.9        Agreement, dated November 9, 1993, between Dormer Laboratories Inc.
            and ADVR. (12)

10.10 Exclusive Distribution Agreement, dated April 25, 1994, between C.U.R.E. Pharmaceutical Corp. and ADVR. (11)(c)

10.11 Exclusive Distribution Agreement, dated as of June 1, 1994, between C.U.R.E. Pharmaceutica Central Americas Ltd. and ADVR. (11)(d

10.12 Exclusive Distribution Agreement dated as of June 17, 1994 between DCT S.R.L. and ADVR, as amended(11)(e)

10.13 Contract, dated as of October 25, 1994 between Commonwealth Pharmaceuticals of the Channel Islands and ADVR. (11)(f)

10.14       Agreement dated May 24, 1995 between ADVR and Deborah Silver(9)

10.15       Agreement dated May 29, 1995 between ADVR and Shalom Z. Hirschman,
            M.D.(9)

10.16 Exclusive Distribution Agreement, dated as of June 2, 1995, between AVIX International Pharmaceutical Corp. and ADVR. (12)

10.17 Supplement to Exclusive Distribution Agreement, dated November 2, 1995 with Commonwealth Pharmaceuticals(12)

10.18 Exclusive Distributorship & Limited License Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp., Beijing Unistone Pharmaceutical Co., Ltd. and ADVR. (11)(g)

10.19 Modification Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp. and ADVR. (11)(g)

10.20       Agreement dated April 1, 1996, between DCT S.R.L. and ADVR. (11)(h)

EXHIBIT
NUMBER     DESCRIPTION
------     -----------


10.21 Addendum, dated as of March 24, 1996, to Consulting Agreement between ADVR and Shalom Z. Hirschman, M.D.(10)

10.22 Addendum to Agreement, dated July 11, 1996, between AVIX International Pharmaceutical Corp. and ADVR. (11)(i)

10.23 Employment Agreement, dated October 17, 1996, between ADVR and Shalom Z. Hirschman, M.D.(11)(j)

10.24 Lease, dated February 7, 1997 between Robert Martin Company, LLC and ADVR. (12)

10.25 Copy of Purchase and Sale Agreement, dated February 21, 1997 between ADVR and Interfi Capital Group(11)(k)

10.26 Material Transfer Agreement-Cooperative Research And Development Agreement, dated March 13, 1997, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control and Prevention(11)(l)

10.27 Copy of Purchase and Sale Agreement, dated September 26, 1997 between ADVR and RBB Bank AG. (11)(m)

10.28 Copy of Extension to Materials Transfer Agreement-Cooperative Research and Development Agreement, dated March 4, 1998, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control and Prevention. (13)

10.29 Amended and Restated Employment Agreement dated July 8, 1998 between ADVR and Shalom Z. Hirschman, M.D.(11)(n)

10.30       Agreement between ADVR and Angelo Chinnici, M.D. dated July 1,
            1999. (14)

10.31 Consulting Agreement between ADVR and GloboMax LLC dated January 18, 1999. (15)

10.32 Registration Rights Agreement dated August 3, 1999 between ADVR Research and Focus Investors LLC. (15)

10.33 Employment Agreement dated October 1, 1999 between ADVR and Alan V. Gallantar (15)

10.34 Registration Rights Agreement dated December 28, 1999 between ADVR and Endeavour Capital Fund, S.A. (16)

10.35 Consulting Agreement dated February 7, 2000 between ADVR and Harbor View Group, Inc.(17)

10.36 Securities Purchase Agreement dated February 16, 2000 between ADVR and Harbor View Group, Inc. (17)

10.37 Letter Agreement dated November 16, 1999 between ADVR and Bratskeir & Company. (18)

10.38 Amended and Restated Employment Agreement dated May 12, 2000 between ADVR and Shalom Z. Hirschman, M.D. (18)

10.39 Equity Line of Credit Agreement dated as of September 18, 2000 between ADVR and Spinneret Financial Systems, Inc. (19)

10.40 Registration Rights Agreement dated as of September 18, 2000 between ADVR and Spinneret Financial Systems, Inc. (19)

10.41 Registration Rights Agreement dated as of September 18, 2000 between ADVR and May Davis Group, Inc. (19)

10.42 Placement Agent Agreement dated September 18, 2000 between ADVR and May Davis Group, Inc. (19)

21.1 Subsidiaries of Registrant: Advance Viral Research Ltd., a Bahamian corporation.

23.1 Consent of Rachlin Cohen & Holtz LLP, Independent Certified Public Accountants *

23.2 Consent of the law firm of Berman Wolfe Rennert Vogel & Mandler, P.A. (See Exhibit 5.1).

27.1 Financial Data Schedule of ADVR as of and for the Six Months ended June 30, 2000.*

-----------------------------

(*)     FILED HEREWITH.

(1) Documents incorporated by reference herein to certain exhibits our registration statement on Form S-1, as amended, File No. 33-33895, filed with the Securities and Exchange Commission on March 19, 1990.

(2) Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1989.

(3) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

(4) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for period ended March 31, 1991.

(5) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

(6) Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended September 30, 1992.

(7) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992.

(8) Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1993.

(9) Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended June 30, 1995.

(10) Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

(11) Incorporated by reference herein to our Current Reports on Form 8-K and exhibits thereto as follows:

       (a)    A report on Form 8-K dated January 3, 1992.
       (b)    A report on Form 8-K dated September 14, 1993.
       (c)    A report on Form 8-K dated April 25, 1994.
       (d)    A report on Form 8-K dated June 3, 1994.
       (e)    A report on Form 8-K dated June 17, 1994.
       (f)    A report on Form 8-K dated October 25, 1994.
       (g)    A report on Form 8-K dated December 28, 1995.
       (h)    A report on Form 8-K dated April 22, 1996.
       (i)    A report on Form 8-K dated July 12, 1996.
       (j)    A report on Form 8-K dated October 17, 1996.
       (k)    A report on Form 8-K dated February 21, 1997.
       (l)    A report on Form 8-K dated March 25, 1997.
       (m)    A report on Form 8-K dated September 26, 1997.
       (n)    A report on Form 8-K dated July 21, 1998.
       (o)    A report on Form 8-K dated November 24, 1998.

(12) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(13) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

(14) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

(15) Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 33-70523, filed with the Securities and Exchange Commission on January 13, 1999, and Amendment No. 5 thereto, declared effective on December 15, 1999.

(16) Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 333-94529, filed with the Securities and Exchange Commission on January 12, 2000.

(17) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(18) Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 333-37974, filed with the Securities and Exchange Commission on June 6, 2000.

(19) Documents incorporated by reference herein to certain exhibits to Post-effective Amendment No. 1 to our Registration Statement on Form S-1, as amended, File No. 333-70523, filed with the Securities and Exchange Commission on September 22, 2000.

(b) Financial Statement Schedules

       All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Advanced Viral has duly caused this Post-effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on October 17, 2000.

                                         ADVANCED VIRAL RESEARCH CORP.

                                         By: /s/ SHALOM Z. HIRSCHMAN, M.D.
                                             ---------------------------------
                                         Shalom Z. Hirschman, M.D
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933 as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                      TITLE                                    DATE
---------                                      -----                                    ----

/s/ SHALOM Z. HIRSCHMAN, M.D                   President and Chief                      October 17, 2000
------------------------------------           Executive Officer and director
Shalom Z. Hirschman, M.D.


/s/ BERNARD FRIEDLAND                          Chairman of the Board and                October 17, 2000
------------------------------------           director
Bernard Friedland


/s/ ALAN GALLANTAR                             Chief Financial Officer                  October 17, 2000
------------------------------------
Alan Gallantar


/s/ WILLIAM BREGMAN                            Secretary-Treasurer,                     October 17, 2000
------------------------------------           director
William Bregman


/s/ LOUIS J. SILVER                            director                                 October 17, 2000
------------------------------------
Louis J. Silver

                               INDEX TO EXHIBITS

         EXHIBIT
         NUMBER            DESCRIPTION
         ------            -----------

          23.1 Consent of Rachlin Cohen & Holtz LLP, Independent Certified Public Accountants

          27.1 Financial Data Schedule for Advanced Viral as of and for the Six Months Ended June 30, 2000